PART II—INFORMATION REQUIRED IN OFFERING CIRCULAR

PRELIMINARY OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary Offering Circular is subject to completion or amendment. These shares may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This preliminary Offering Circular shall not constitute an offer to sell or a solicitation of an offer to buy or sell any of these shares in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final Offering Circular or the Offering Statement in which such final Offering Circular was filed may be obtained.

SUBJECT TO COMPLETION

PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 22, 2022

ITEM 9 LABS CORP.

2727 N 3rd Street, Suite 201

Phoenix, AZ 85004

1-833-867-6337

28,000,000 Units Each Comprised of One Share and One-Half of One Warrant

Maximum Amount: $67,200,000

Item 9 Labs Corp., a Delaware corporation (the “Company,” “they,” “them” or “their”), is offering (the “Offering”) up to 28,000,000 (the “Maximum Offering”) units (the “Units”) of the Company for $1.40 per Unit (the “Offering Price”) on a “best-efforts/no minimum” basis pursuant to Regulation A (“Regulation A”) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. Each Unit is comprised of one share (a “Common Share”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company and one-half of a warrant (the “Warrant”) to purchase a Common Share (a “Warrant Share”). Only whole Warrants are exercisable. Each whole Warrant entitles the holder to purchase one Warrant Share for $2.00 per share, subject to adjustment (the “Exercise Price”), subject to certain adjustments, from the date of issuance until the second anniversary of the date of issuance and is redeemable by the Company under certain conditions.  The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately in this Offering.

The Company’s Common Stock is listed on the OTCQX under the symbol “INLB.” The closing price of our Common Stock on February 22, 2022 was $1.07 per share.

The Offering Price is$1.40 per Unit and the Exercise Price is $2.00 per Warrant Share, subject to adjustment under certain circumstances. The Offering Price and Exercise Price were determined by management in order to attract investors in this Offering and is based on a discount to the trading price of the Company’s Common Stock on the OTC Markets over the past six months, taking into account trading volume, price range, volume weighted average pricing and other factors.  The price also reflects a price at which the Company believes they can sell such Units in a timely manner, and is not based on book value, assets, earnings or any other recognizable standard of value. The Company will sell the Units in this Offering at the fixed price for the duration of the Offering. See “Plan of Distribution.”

The Company is selling their Units through a Tier 2 offering pursuant to Regulation A, and the Company intends to sell the Units directly to investors.

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

The Company has engaged Russell Creative Group, LLC (dba Capital Raise Agency) to consult and manage the marketing campaign related to the Offering.

The Company expects to commence the sale of the Units within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified (the “Qualification Date”) by the Securities and Exchange Commission (the “SEC”). The Offering will terminate on the earlier of (i) the first-year anniversary after the Qualification Date; (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the offering (in each such case, the “Termination Date”). There is no aggregate minimum requirement for the Offering to become effective; therefore, the Company reserves the right, subject to applicable securities laws, to begin utilizing the first proceeds they receive from the Offering towards their business strategy, offering expenses, working capital and general corporate purposes, and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. The minimum investment amount for an investor is 1,000 Units; however, the Company reserves the right to waive this minimum in the sole discretion of our management.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. The Company will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company, upon which funds will be accepted by the Company directly. If, on the initial closing date, the Company has sold less than the Maximum Offering, then they may hold one or more additional closings for additional sales, until the Termination Date.

Investing in the Company’s securities involve a high degree of risk. These are speculative securities. One should purchase these securities only if one can afford a complete loss of one’s investment. See “Risk Factors” starting on page 5 for a discussion of certain risks that one should consider in connection with an investment in the Company’s securities.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to the Public(3)	Commissions(1)(2)	Proceeds to the Company(2)(3)
Per Unit (each Unit Consisting of One Common Share and One Warrant)	$1.40	$392,000	$38,808,000
Per Share underlying Warrant	$2.00	N/A	$28,000,000
Total Minimum	N/A	N/A	N/A
Total Maximum	$1.40	$392,000	$66,808,000
(1)	The Company has not engaged any placement agent or underwriter in connection with this Offering. To the extent that it does, the Company will file a supplement to the Offering Statement of which this Offering Circular is a part. The Company has engaged Dalmore to act exclusively as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes a 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. The Company will reimburse other expenses that are necessary and appropriate to perform their obligations under the agreement. Dalmore will also be providing certain administrative and compliance related functions in connection with this Offering. See “Plan of Distribution” for details.
(2)	The Units are being offered pursuant to Regulation A for Tier 2 offerings. The Units are only issued to purchasers who satisfy the requirements set forth in Regulation A. The Company has the option in their sole discretion to accept less than the minimum investment per investor.
(3)	The Total Maximum Offering amounts includes the aggregate price and future aggregate potential proceeds of $56,000,000 with respect to the Warrant Shares if all 28,000,000 Units are sold and all 14,000,000 Warrant Shares are sold upon exercise of the Warrants issued in the Offering for $28,000,000 per Warrant Share. There is no aggregate minimum requirement for the Offering to become effective; therefore, the Company reserves the right, subject to applicable securities laws, to begin utilizing the first proceeds that are received from the Offering towards their business strategy.

GENERALLY, NO SALE MAY BE MADE IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE PAID IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF ONE’S ANNUAL INCOME OR THEIR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT THEIR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES ONE TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES ONE TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by the Company concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular. Sale of the Company’s Units are expected to commence on approximately two days after the date the Offering Statement, of which this Offering Circular is a part, is qualified by the U.S. Securities and Exchange Commission.

This Offering Circular is intended to provide the information required by Part I of Form S-1 promulgated under the Securities Act. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF ONE IS UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, ONE IS HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY LAWS”).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Offering Circular is February 22, 2022.

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR	ii
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	ii
OFFERING CIRCULAR SUMMARY	1
OFFERING SUMMARY	3
RISK FACTORS	5
USE OF PROCEEDS	23
DILUTION	24
PLAN OF DISTRIBUTION	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	30
BUSINESS	31
DESCRIPTION OF PROPERTY	43
DIRECTORS AND EXECUTIVE OFFICERS	44
EXECUTIVE COMPENSATION	50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	51
DIVIDEND POLICY	52
DESCRIPTION OF SECURITIES	52
SHARES ELIGIBLE FOR FUTURE SALE	57
EXPERTS	58
LEGAL MATTERS	58
INFORMATION INCORPORATED BY REFERENCE	58
WHERE YOU CAN FIND MORE INFORMATION	59
FINANCIAL STATEMENTS	59

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

The Company is offering to sell, and seeking offers to buy, their securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which is referred to collectively as the “Offering Circular.” One should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide one with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in the Company’s affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an Offering Statement that the Company filed with the Securities and Exchange Commission (the “SEC”) using a continuous offering process. Periodically, the Company may provide an Offering Circular supplement that would add, update or change information contained in this Offering Circular. Any statement that is made in this Offering Circular will be modified or superseded by any inconsistent statement made by the Company in a subsequent Offering Circular supplement. The Offering Statement that is filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. One should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in the Company’s annual reports, semi-annual reports and other reports and information statements that the Company files periodically with the SEC. The Offering Statement and all supplements and reports that the Company has filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. This Offering Circular also includes statistical and other market data that the Company obtained from industry publications and research, surveys and studies conducted by third parties. Although the Company believes that this data is generally reliable, the Company has not independently verified any of the data from third party sources referred to in this Offering Circular, such information is inherently imprecise, and the Company’s estimates and expectations based on this data involves a number of assumptions and limitations. As a result, one is cautioned not to give undue weight to such data, estimates or expectations.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. These might include statements regarding the Company’s future plans, targets, estimates, assumptions, financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about research and development efforts, including, but not limited to, preclinical and clinical research design, execution, timing, costs and results, future product demand, supply, manufacturing, costs, marketing and pricing factors.

In some cases, forward-looking statements may be identified by words including “assumes,” “could,” “ongoing,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” “contemplates,” “targets,” “continues,” “budgets,” “may,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words, and such statements may include, but are not limited to, statements regarding the Company’s ability to implement their strategy to market and grow their business operations and their ability to compete in the growing cannabis market.

Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause the Company’s results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Offering Circular.

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These factors include but are not limited to, regulatory policies or changes thereto, available cash, competition from other similar businesses, and market and general economic factors, and other risk factors disclosed in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on January 13, 2022 (the “2021 Form 10-K”) and other filings the Company has made and will make with the SEC.

One should read these risk factors and the other cautionary statements made in the Company’s filings as being applicable to all related forward-looking statements wherever they appear in this Offering Circular. The Company cannot assure one that the forward-looking statements in this Offering Circular will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. One should read this Offering Circular completely. Other than as required by law, the Company undertakes no obligation to update or revise these forward-looking statements, even though their situation may change in the future.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that one should consider before deciding whether to invest in our Common Stock. One should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See “Cautionary Statements Regarding Forward-Looking Statements.” In this Offering Circular, unless the context indicates otherwise, references to “they,” the “Company,” “it,” “their” and “them” refer to the activities of and the assets and liabilities of the business and operations of Item 9 Labs Corp., a Delaware corporation, and its subsidiaries.

Overview

Item 9 Labs Corp. (the “Company”), formerly Airware Labs Corp., is a Delaware corporation. The Company was incorporated under the laws of the State of Delaware on June 15, 2010, as Crown Dynamics Corp.

Through a licensing agreement, the Company grows marijuana and produces cannabis-related products for its premium Item 9 Labs product brand at their facility in Pinal County, Arizona on behalf of a licensed marijuana dispensary in the state of Arizona. Substantially all of the Company’s historical revenue since the fiscal year ended September 30, 2018 has been earned from this agreement.

In March 2021, the Company closed on the acquisition of OCG, Inc., dba Unity Rd., a cannabis dispensary franchisor. The transaction was structured as a reverse triangular merger, with the effect of OCG, Inc. becoming a wholly owned subsidiary of the Company. Unity Rd. has agreements with nearly twenty (20) partners for such partners to open more than thirty-five (35) Unity Rd. retail dispensary locations in fourteen (14) states. One such franchise unit has been opened to date. Unity Rd. will assist in providing distribution for Item 9 Labs products to be sold across the United States and internationally to its franchisees for public resale, while keeping dispensaries locally owned and operated. As Unity Rd. dispensaries expand in its market penetration, Item 9 Labs aims to offer its products in those locations by expanding the distribution footprint of its premium product offerings to new states.

Item 9 Labs Corp. is a vertically integrated cannabis operator and dispensary franchisor delivering premium products from its large-scale cultivation and production facilities in the United States. The Company believes it brings the best industry practices to markets nationwide through distinctive retail experience, cultivation capabilities, and product innovation. The experienced management team combines a diverse skill set with deep experience in the cannabis sector, franchising, and the capital markets to lead a new generation of public cannabis companies that provide transparency, consistency, and well-being.

The award-winning Item 9 Labs brand seeks to offer best-in-class products and user experience across several cannabis categories. The product catalogue exceeds seventy-five (75) active cannabis strains and more than one hundred fifty (150) differentiated cannabis vape products as well as premium concentrates and Orion vape technologies. The highly-regarded brand has received thirteen (13) first place accolades and nine (9) additional podium placements in Arizona marijuana competitions, including Cannabis Cup, Errl Cup and 710 Degree Cup, for its high-quality, premium flower, concentrates and vape products.

Through the recently acquired national Unity Rd. retail brand, the Company believes it offers a unique value proposition in its business by offering the Item 9 Labs products and its Unity Rd dispensary franchise model. Easing barriers to entry, the franchise approach seeks to provide an opportunity for both new and existing dispensary owners to leverage the knowledge, resources, and ongoing support needed to compliantly thrive in their state. With many years of experience in the legal cannabis industry and franchising, Unity Rd.’s standard operating procedures guide franchise partners through every operational function of the business. The dispensary franchise ranked in the top five (5) out of seven hundred (700) submissions for MJBizDaily magazine’s ranking of the top cannabis retail leaders in the nation, and has earned high placements in several trade industry lists.

On October 6, 2021, the Company entered into an Asset Purchase Agreement (“APA”) for an existing dispensary license and storefront in Adams County, CO. This will be the first corporate-owned shop under its cannabis dispensary franchise brand, Unity Rd., and is anticipated to open as soon as practicable following regulatory approval by Colorado's Marijuana Enforcement Division (“MED”).

This APA is part of an broader acquisition strategy that is intended to accelerate national expansion by creating turnkey investment opportunities for Unity Rd. franchisees. The Company plans to convert acquired dispensaries, such as the Adams County acquisition, into Unity Rd. shops, operate them internally and then sell them to an existing or future franchise partner. The Company believes this offers an expedited solution for entrepreneurs seeking immediate entry into cannabis. The Company is planning to execute a number of similar transactions to gain a deeper market penetration in select markets.

Subsequently and/or concurrently, the Company plans to introduce the Item 9 Labs suite of products to the same markets through the acquisition of cultivation and production licenses or through joint ventures with qualified local, licensed operators. Item 9 Labs Corp. is headquartered in Phoenix, Arizona, with current cannabis cultivation operations in Arizona, a franchised dispensary in Colorado and planned cultivation and dispensary operations in multiple U.S. markets. As Unity Rd. shops open in key markets, Item 9 Labs intends to distribute its products through the Unity Rd. dispensaries as well as wholesale its products throughout the rest of the market.

Additionally, Item 9 Labs Corp.’s asset portfolio includes Dispensary Permits and Dispensary Templates. These assets provide services specific to different stakeholder groups. Dispensary Permits is the Company’s consulting firm specializing in strategic license application and compliance. Dispensary Templates, a subdivision of the firm, is a technology platform with an extensive digital library of licensing and business planning resources.

Across its brands and ongoing education to communities nationwide, Item 9 Labs Corp. seeks to elevate trust in cannabis among consumers, entrepreneurs and investors. The Company intends to advance the cannabis industry with its dynamic product suites that can be accelerated by the retail franchise model, which requires low corporate capital requirements since franchisees own and operate their own businesses.

The Company is an early-stage growth company. It is generating cash from sales and is investing its capital reserves in operations, plant expansion and enhancement, and new acquisitions that will generate additional earnings in the long term. The Company expects that its cash on hand and cash flows from operations, along with private and/or public financing, will be adequate to meet its capital requirements and operational needs for the next 12-24 months, although no assurance can be given that private and/or public financing can be obtained on terms acceptable to the Company, or at all.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance the Company’s operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Company Information

The Company’s principal offices are located at 2727 N 3rd Street, Suite 201, Phoenix AZ 85004. The Company’s registered agent for service of process in Delaware is located at 108 West 13th St., Wilmington, DE 19801, and the Company’s registered agent is Business Filings Incorporated. The Company’s website is https://www.item9labscorp.com, the contents of which, including hyperlinks to other websites, are not incorporated by reference into this Offering Circular. The Company’s fiscal year end is September 30th.

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OFFERING SUMMARY

The Company is offering the Units comprising the Common Shares and Warrants, as well as the underlying Warrant Shares pursuant to Tier 2 of Regulation A.

Issuer:	Item 9 Labs Corp., a Delaware corporation

Units Offered:	A maximum of 28,000,000 investment units (the “Units”) with a maximum gross proceeds of $39,200,000 on a “best efforts/no minimum,” each Unit consisting of:

• one share of Common Stock of the Company of the Company, par value of $0.0001 per share (the “Common Stock”); and

• one half of one warrant (a “Warrant”) to purchase one share of Common Stock. Only whole Warrants can be exercised to purchase one share of Common Stock (each a “Warrant Share”) for $2.00 from the date of the issuance until the second anniversary of the issuance date.

Price Per Unit:	$1.40

Minimum Investment:	1,000 Units, although the Company reserves the right to accept subscriptions for lesser amounts.

Common Stock Outstanding before the Offering (1):	95,041,184 shares of Common Stock

Common Stock to be Outstanding after the Offering (1):	123,041,184 shares of Common Stock if the maximum number of Units is sold, 137,041,184 shares of Common Stock upon exercise of the Warrants if the maximum number of Units is sold and the maximum number of Warrant Shares are issued.

Warrant Redemption:	If the Common Stock trades at least $3.00 during any ten (10) consecutive trading days, the Company has the right, but not the obligation, to redeem all or a pro rata of the then outstanding Warrants for $0.0001 per Warrant. See “Description of Securities: Warrants.”

Use of Proceeds:	If the Company sells all of the 28,000,000 Units being offered, the Company’s net proceeds (after deducting fees and commissions and estimated offering expenses) will be approximately $37,485,250. The Company intends to use these net proceeds for acquisition of retail dispensary businesses, cultivation and production businesses, working capital and general corporate purposes. See “ Use of Proceeds.”

Investor Qualification:	Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedures” for further details. The Company may, in its sole discretion, decline to accept the subscription of any prospective investor, or accept only a portion of such investor’s subscription, in its sole discretion.

Generally, no sale may be made to one in any offering if the aggregate purchase price one pays is more than 10% of the greater of one’s annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that one’s investment does not exceed applicable thresholds, the Company encourages one to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, the Company encourages one to refer to www.investor.gov.

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Resale Restrictions:	See “Description of Securities - Resale Restrictions” on page 56.

OTC Symbol:	The Company’s Common Stock is currently trading on the OTC Markets’ OTCQX tier under the symbol “INLB.” No market exists for the shares underlying the Warrants and none is expected to develop.

Risk Factors:	Investing in our securities involves risks. See the section entitled “Risk Factors” starting on page 5 in this Offering Circular and other information included in this Offering Circular for a discussion of factors one should carefully consider before deciding to invest in the Company’s securities.

(1) Number of shares of Common Stock outstanding excludes:

• Outstanding options to purchase 5,367,946 shares of Common Stock;
• Outstanding warrant to purchase 47,834,744 shares of Common Stock;
• 2,407,777 shares of Common Stock issuable upon the exercise of convertible notes and related accrued interest, as applicable.

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RISK FACTORS

The following is only a summary of the risks pertaining to the Company. Investment in their securities involves risks. One should carefully consider the following risk factors in addition to other information contained in this Offering Circular. The occurrence of any of the following risks might cause one to lose all or part of one’s investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute “forward-looking statements.”

Risks Related to the Company and its Business

 Cannabis (other than hemp) remains illegal under federal law, and any change in the enforcement priorities of the federal government could render the Company’s current and planned future operations unprofitable or even prohibit such operations.

The Company operates both directly and indirectly in the cannabis industry, which is dependent on state laws and regulations pertaining to such industry; however, under federal law, cannabis (other than hemp) remains illegal.

The United States federal government regulates drugs through the Controlled Substances Act (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration (the “DEA”). Because of this, doctors may not prescribe cannabis for medical use under federal law.

Currently, 36 U.S. states, the District of Columbia and the U.S. territories of Guam, Puerto Rico and the US Virgin Island allow the use of medical cannabis and 18 states and the District of Columbia and Guam have legalized cannabis for “adult-use” or recreational use. These state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

The United States Department of Justice has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but relied on state and local law enforcement to address marijuana activity (see “Federal regulation of cannabis in the United States,” below). In addition, a federal statute, renewed each year in the Congressional budget since 2014 (the so-called “Blumenauer Amendment”), prohibits the use of federal enforcement dollars against state-legal medical cannabis operators. In the event the Department of Justice reverses stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and adult-use marijuana in small amounts, or if Congress does not continue to renew the Blumenauer Amendment or an equivalent, there may be a direct and adverse impact to the Company and its revenue and profits.

The Company has expressed substantial doubt about its ability to continue as a going concern, which may hinder its ability to obtain future financing.

As of December 31, 2021, the Company had $160,711 of cash and negative working capital of ($7,351,332) (current assets minus current liabilities), compared with $1,454,460 of cash and ($4,393,385) of negative working capital as of September 30, 2021. We have experienced substantial and recurring losses from operations, which losses have caused an accumulated deficit of $37,219,108 at December 31, 2021. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

The Company’s management concluded that internal controls over financial reporting were not effective at September 30, 2021. If the Company fails to maintain an effective system of internal controls, they may not be able to accurately report the Company’s financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in their financial reporting, which would harm their business and the trading price of their stock.

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In the Company’s 2021 Annual Report on Form 10-K, the Company disclosed that their management assessed the effectiveness of their internal control over financial reporting as of September 30, 2021, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework (2013), and concluded that the Company’s internal control over financial reporting was not effective as of September 30, 2021, due to material weaknesses, including a lack of segregation of duties, a lack of risk assessment procedures on internal control to detect financial reporting risks in a timely manner; and a lack of documentation on policies and procedures that are critical to the accomplishment of financial reporting objectives.

In expanding on the Company’s cited material weaknesses, the Company disclosed that their limited size has prevented them from being able to employ sufficient resources to enable them to have an adequate level of supervision and segregation of duties within their system of internal control. Further, the Company lacks risk assessment procedures on internal control to detect financial reporting risks in a timely manner; and lacks documentation on policies and procedures that are critical to the accomplishment of financial reporting objectives.

Effective internal controls are necessary for the Company to provide reliable financial reports and effectively prevent fraud. If the Company cannot provide financial reports or prevent fraud, their business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in their reported financial information, which could have a negative effect on the trading price of their stock.

The Company is an early-stage growth company.

The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and has incurred net losses since its inception. These losses, with the associated substantial accumulated deficit, are a direct result of the Company’s planned ramp up period as it is pursuing market acceptance and geographic expansion. In view of these matters, realization of a major portion of the assets in the Company’s consolidated balance sheet is dependent upon continued operations of the Company which in turn is dependent upon the Company’s ability to meet its financing requirements, and the success of its future operations. The commercial response to the product offerings is still uncertain, and although the Company believes that its strategy incorporates advantages compared to other cannabis business models, if patients or consumers do not respond favorably to the Company’s products or if it takes longer to develop its products or establish its customer base or it proves to be more costly than currently anticipated to develop its businesses, revenues may be adversely affected.

The Company will need, but may be unable to, obtain additional funding on satisfactory terms, which could dilute the Company’s stockholders or impose burdensome financial restrictions on their business.

In the future, the Company hopes to rely on revenues generated from operations to fund all of the cash requirements of their activities. However, there can be no assurance that the Company will be able to generate any significant cash from their operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to the Company, if at all. Any debt financing or other financing of securities senior to the Common Shares will likely include financial and other covenants that will restrict the Company’s flexibility. Any failure to comply with these covenants would have a material adverse effect on the Company’s business, prospects, financial condition and results of operations because the Company could lose their existing sources of funding and impair their ability to secure new sources of funding. There can be no assurance that the Company will be able to generate any investor interest in its securities. If the Company does not obtain additional financing, the Company’s business may be materially adversely affected and could require them to suspend operations, in which case one would likely lose the entirety of your investment in the Company.

Even if this Offering is successful, the Company will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force the Company to delay, limit or terminate their product development efforts or other operations.

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The net proceeds from this Offering, excluding potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $39,200,000, after deducting commissions and estimated offering expenses payable by the Company. The Company expects that if at least 50% of the offered Units are sold in this Offering, the net proceeds will be sufficient to fund their current operations for at least the next twenty-four (24) months, and twelve (12) months if only 25% of the Units are sold. However, the Company may not achieve the maximum sale of Units, and/or their operating plan may change as a result of many factors currently unknown to them, and they may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that the Company has accounted for all costs and expenses of future development and regulatory compliance. Even if the Company believes they have sufficient funds for their current or future operating plans, the Company may seek additional capital if market conditions are favorable or if they have specific strategic considerations.

Any additional fundraising efforts may divert the Company’s management from their day-to-day activities, which may adversely affect their ability to develop and commercialize their products. In addition, they cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to them, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of their stockholders and the issuance of additional securities, whether equity or debt, by the Company, or the possibility of such issuance, may cause the market price of their shares to decline. The sale of additional equity or convertible securities may dilute their existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and the Company may be required to agree to certain restrictive covenants, such as limitations on their ability to incur additional debt, limitations on their ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact the Company’s ability to conduct their business. The Company could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and the Company may be required to relinquish rights to some of their technologies or product candidates or otherwise agree to terms unfavorable to the Company, any of which may have a material adverse effect on the Company’s business, operating results and prospects.

If the Company is unable to obtain funding on a timely basis, they may be required to significantly curtail, delay or discontinue one or more of their research or development programs or the commercialization of any product, or be unable to expand their operations or otherwise capitalize on the Company’s business opportunities, as desired, which could materially affect their business, financial condition and results of operations.

Investors will incur immediate and substantial dilution in the book value of one’s shares of Common Stock.

Investors will suffer immediate and substantial dilution in the net tangible book value of the Common Stock one purchases in this Offering. Assuming all 28,000,000 Units are sold for estimated net proceeds of $37,485,250 (after deducting estimated offering expenses), purchasers of Units in this Offering will experience dilution of approximately $0.97 in net tangible book value of one’s Shares. See “Dilution.”

If the Company fails to raise additional capital, the Company’s ability to implement its business model and strategy could be compromised.

The Company has limited capital resources. To date, the Company’s operations have been funded by and through the Company’s operations, private placements of the Company’s securities and financing from the Company’s financing partners. The Company expects to require substantial additional capital in the near future, including through this Offering, in order to execute the Company’s businesses as planned, to develop and expand the Company’s operations, expand the Company’s brand in the marketplace, and to establish the targeted levels of production. The Company may not be able to obtain additional financing on terms acceptable to us, or at all. Even if the Company obtains financing for its near-term operations, the Company expects that they will require additional capital beyond the near term. If the Company is unable to raise capital when needed, its business, financial condition and results of operations would be materially adversely affected, and the Company could be forced to reduce or discontinue the Company’s operations.

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If the Company needs additional capital to fund their growing operations, the Company may not be able to obtain sufficient capital and may be forced to limit the scope of the Company’s operations.

If adequate additional financing is not available on reasonable terms, the Company may not be able to expand their business operations and they would have to modify their business plans accordingly. There is no assurance that additional financing will be available to the Company.

In connection with its growth strategies, the Company may experience increased capital needs and accordingly, the Company may not have sufficient capital to fund their future operations without additional capital investments. The Company’s capital needs will depend on numerous factors, including: (i) their profitability; (ii) the release of competitive products by their competition; (iii) the level of their investment in marketing and branding their products and (iv) the amount of their capital expenditures. The Company cannot assure one that they will be able to obtain capital in the future to meet their needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies, especially those in the cannabis industry, have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, the Company’s securities can also be expected to be subject to volatility resulting from market forces over which the Company will have no control. If the Company needs additional funding they will, most likely, seek such funding in the United States and the effect of market fluctuations on their stock price could limit their ability to obtain equity financing.

If the Company cannot obtain additional funding, they may be required to: (i) limit their expansion; (ii) limit their marketing efforts and (iii) decrease or eliminate capital expenditures. Such reductions could adversely affect their business and their ability to compete.

Even if the Company does find a source of additional capital, they may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to the Company. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of its existing stockholders. In addition, new equity or convertible debt securities issued by the Company to obtain financing could have rights, preferences and privileges senior to their Common Shares. The Company cannot give any assurance that any additional financing will be available to the Company, or if available, will be on terms favorable to the Company.

The Company faces inherent risks prevalent when performing acquisitions and dispositions.

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Company’s ongoing business; (ii) distraction of management; (iii) the Company may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increasing the scope and complexity of the Company’s operations; (vi) loss or reduction of control over certain of the Company’s assets; and (vii) litigation or other disputes concerning either the Company’s obligations to counterparties under relevant transaction documents or liabilities of an acquisition target or its previous owners (whether disclosed or undisclosed at the time of the relevant transaction).

The presence of one or more material liabilities of an acquired company that are unknown to the Company at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Company. While the Company attempts to obtain appropriate indemnification provisions in connection with its acquisitions and dispositions, the Company may still be exposed to significant financial or reputational risk as a result of entering into such transactions.

The required regulatory approvals needed for certain acquisitions may not be obtained or may contain materially burdensome conditions.

Completion of certain of the Company’s potential acquisitions, specifically the transfer of certain licenses and cannabis inventory, are conditioned upon the receipt of certain approvals of the transfer of the assets and licenses by the respective state and local regulators.  There can be no assurance that these approvals will be obtained. In addition, the governmental entities from which these approvals are required may impose conditions on the completion of the transfer or require changes to the terms of the transfer of the licenses. Such conditions or changes could have the effect of jeopardizing or delaying completion of the transfer of the licenses or reducing the anticipated benefits of such acquisitions. If the Company agrees to any material conditions in order to obtain any approvals required to complete any acquisition, the Company’s business and results of operations may be adversely affected.

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Failure to effectively manage growth of internal operations and business may strain the Company’s financial resources.

The Company intends to significantly expand the scope of their business operations in the near term. The Company’s growth rate may place a significant strain on their financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of the Company’s financial reporting and information management systems;
•	The need to manage strategic relationships and agreements with manufacturers, suppliers, customers and partners; and
•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage the Company’s business.

Additionally, the Company’s strategy envisions a period of rapid growth that may impose a significant burden on their administrative and operational resources. The Company’s ability to effectively manage growth will require them to substantially expand the capabilities of their administrative and operational resources and to attract, train, manage and retain qualified management and other personnel. The Company’s failure to successfully manage growth could result in their sales not increasing commensurately with capital investments. The Company’s inability to successfully manage growth could materially adversely affect their business.

The failure to hire additional employees could harm the Company’s business.

The Company’s future success also depends upon the Company’s continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation will require additional managers, officers, directors and employees with industry experience, and the Company’s success will be highly dependent on their ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for honest, diligent and skilled personnel in the Company’s industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Risks Related to the Cannabis Industry

The Company may be exposed to inherent risk due to the Federal regulation of cannabis in the United States.

Investors are cautioned that in the United States, cannabis is largely regulated at the state level.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis noted below, investments in cannabis businesses in the United States are subject to inconsistent legislation and regulation. The response to this inconsistency was addressed in the memorandum which then Deputy Attorney General James Cole sent to all United States district attorneys (the “Cole Memorandum”) acknowledging that, notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several states had enacted laws relating to cannabis for medical purposes.

The Cole Memorandum outlined the priorities for the United States Department of Justice (the “DOJ”) relating to the prosecution of cannabis offenses. In particular, the Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the DOJ never provided specific guidelines for what regulatory and enforcement systems it deemed sufficient under the Cole Memorandum standard. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. States where medical cannabis had been legalized were not characterized as a high priority.

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In 2017, then newly appointed Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the Cole Memorandum had merit. However, in 2018, then General Sessions issued a memorandum (the “Sessions Memorandum”), which rescinded and superseded the Cole Memorandum. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to cannabis activities as set out in chapter 9-27.000 of the U.S. Attorneys’ Manual. The inconsistency between federal and state laws and regulations is a major risk to the Company’s business.

As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions. However, the Company believes that the Cole Memorandum’s principles remain well respected, and the federal government under Sessions’ tenure prosecuted no state law compliant entities. Sessions resigned in late 2018. The new Attorney General William Barr testified in his confirmation hearing that he will not upset “settled expectations”, “investments”, or other “reliance interest[s]” arising as a result of the Cole Memorandum, and that he does not intend to use federal resources to enforce federal cannabis laws in states that have legalized cannabis “to the extent people are complying with the state laws.”

Medical cannabis is currently further protected against enforcement by enacted legislation from United States Congress in the form of the Blumenauer-Farr Amendment, which similarly prevents federal prosecutors from using federal funds to impede the implementation of medical cannabis laws enacted at the state level, subject to Congress restoring such funding. If such funding were ever restored, actions which were previously protected could be subject to prosecution if they are within the statute of limitations.

Current Attorney General Merrick Garland, appointed by President Biden, has not readopted the Cole Memorandum or announced a substantive cannabis enforcement policy, although Mr. Garland has indicated he would deprioritize enforcement of low-level cannabis crimes such as possession and other state-legal operations and otherwise expressed views consistent with the Cole Memorandum. Recent statements include, “I do not think it the best use of the Department’s limited resources to pursue prosecutions of those who are complying with the laws in states that have legalized and are effectively regulating marijuana…I do think we need to be sure, for example, that there are no end runs around the state laws by criminal enterprises, and that access is prohibited to minors.”

Due to the dual sovereign nature of American government, the federal government can assert criminal violations of U.S. federal law despite state law. Since the Cole Memo, there have not been publicized instances of any state-legal cannabis operations being prosecuted absent claims that the operation is also violating state law. Nonetheless, the level of prosecutions of state-legal cannabis operations is entirely unknown. If the DOJ policy were to change course and aggressively pursue financiers or equity owners of cannabis-related business, and United States Attorneys followed such DOJ policies through pursuing prosecutions, then the Company could face (i) seizure of its cash and other assets used to support or derived from its cannabis subsidiaries, (ii) the arrest of its employees, directors, officers, managers and investors, and charges of ancillary criminal violations of the CSA  for directly violating, or aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis; and/or (iii) barring employees, directors, officers, managers and investors who are not U.S. citizens from entry into the United States temporarily or for life.

 Under these circumstances, it also is possible that a federal prosecutor would seek to seize the assets of the Company, and to recover the “illicit profits” previously distributed to stockholders resulting from any of cannabis activities of the Company. In these circumstances, the Company’s operations would cease, stockholders may lose their entire investment and directors, officers and/or stockholders may be left to defend any criminal charges against them at their own expense and, if convicted, may be sent to federal prison.

The Blumenauer-Farr Amendment remains current in effect. On September 30, 2021, the amendment was renewed through the signing of a stopgap spending measure which is effective through December 3, 2021.

Should the Blumenauer-Farr Amendment not be renewed upon expiration in subsequent spending bills there can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with state law.

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Such potential proceedings could involve significant restrictions being imposed upon the Company or on the Company’s business, revenues, operating results and financial condition as well as the Company’s reputation, even if such proceedings were concluded successfully in favor of the Company.

Additionally, there can be no assurance as to the position any new administration may take on cannabis and a new administration could decide to enforce the U.S. federal laws strongly. Any enforcement of current U.S. federal laws could cause significant financial damage to the Company and its stockholders. Further, future presidential administrations may want to treat cannabis differently and potentially enforce the U.S. federal laws more aggressively.

Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in the United States, the listing of its securities on various stock exchanges or trading platforms, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

The Company understands that almost all major securities clearing firms in the U.S. refuse to facilitate transactions related to securities of companies involved in the marijuana industry, especially those companies, like the Company, whose securities are not trading on national securities exchanges.  This is due to the fact that marijuana continues to be listed as a Schedule I controlled substance under U.S. federal law, with the result that marijuana-related practices or activities, including the cultivation, possession or distribution of marijuana, are illegal under U.S. federal law. Accordingly, U.S. residents who acquire Common Shares or Warrant Shares may find it difficult, or costly – if not impossible – to resell such shares over the facilities of any stock exchange or trading platform on which the Common Shares or Warrant Shares may then be listed, including the OTCQX. It remains unclear what impact, if any, this and any future actions among market participants in the U.S. will have on the ability of U.S. residents to resell any Common Shares that they may acquire in open market transactions.

There is regulatory uncertainty related to state cannabis laws.

The rulemaking process for cannabis operators at the state level in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures implemented by the Company are compliance-based and derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding the Company’s efforts, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that the Company will receive the requisite licenses, permits or cards to operate its businesses.

In addition, local laws and ordinances could restrict the Company’s business activity. Although legal under the laws of the states in which the Company’s business will operate, local governments have the ability to limit, restrict, and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed, and have a material adverse effect on the Company’s business. It is possible that laws or regulations may be enacted in the future that will be directly applicable to the Company’s business. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can the Company determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the Company’s business.

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The Company is aware that multiple states are considering special taxes or fees   on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation, which could result in changes in the state in which the Company operates. This could have a material adverse effect upon the Company’s business, results of operations, financial condition or prospects.

The Company may be exposed to risks upon the re-classification of cannabis in the United States.

If cannabis is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the FDA. The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, cosmetics and other similar products, pursuant to its enforcement authority set forth in the United States Federal Food Drug and Cosmetic Act (the “FDCA”). The FDA’s responsibilities include regulating the ingredients, as well as the marketing and labeling, of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the Drug Enforcement Administration (“DEA”); however, the FDA has enforced the FDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses.

If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. In the event that cannabis becomes subject to FDA regulation, the pharmaceutical industry may directly compete with state-regulated cannabis businesses for market share, and the pharmaceutical industry may urge the DEA, the FDA, and others to enforce the CSA and FDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement could threaten or have a materially adverse effect on existing cannabis businesses whose operations are compliant with applicable state laws, including the Company.

Additionally, the FDA may issue rules and regulations including good manufacturing practices, related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical-use cannabis is grown register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact on the cannabis industry is unknown, including what costs, requirements and possible prohibitions may be enforced. If the Company is unable to comply with the regulations or registration as prescribed by the FDA, it may have an adverse effect on the Company’s business, operating results and financial condition.

The Company could have exposure to risks related to the failure of cannabis legislation passing in certain states.

The Company’s business model depends on the legalization of cannabis, for medical and/or adult-use, at the state level. It is possible that legislation in certain states in which the Company may wish to operate could fail to obtain the necessary votes and fail to pass. Such inability for states to pass such legislation could materially impact the Company’s future growth prospects. If a state passes legislation to legalize cannabis for medical and/or adult-use, the state may subsequently pass legislation to implement the law and potentially address any details not addressed in the legalizing statute or constitutional amendment itself. It is possible that such implementing legislation could be drafted in such a way as to make the Company’s operations more challenging and costly.

Federal cannabis law pre-emption could pose a risk to the Company.

It is possible that the federal government could pass legislation legalizing cannabis for medical and/or adult-use in the future. Such federal legislation could preempt similar legislation, and/or similar legalization efforts, including existing state laws. The Company’s operations could be subject to new federal laws and regulations, which are currently unknown and could have a material adverse effect upon the Company’s business, results of operations, financial condition or prospects.

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Confidentiality agreements with employees and others may not adequately prevent disclosure of the Company’s trade secrets and other proprietary information.

The Company’s success depends upon the skills, knowledge and experience of their technical personnel, their consultants and advisors as well as their licensors and contractors. Because the Company operates in a highly competitive field, they will rely significantly on trade secrets to protect their proprietary techniques and processes. However, trade secrets are difficult to protect. The Company enters into confidentiality and intellectual property assignment agreements with their corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third-party businesses confidential information developed by the Company during the course of the receiving party’s relationship with the Company. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to the Company will be the Company’s exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to the Company. The Company’s trade secrets also could be independently discovered by competitors, in which case the Company would not be able to prevent the use of such trade secrets by their Company’s competitors. The enforcement of a claim alleging that a party illegally obtained and was using the Company’s trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect the Company’s competitive position.

The Company faces inherent risks associated with extensive regulation and taxation in the cannabis industry.

The Company’s services and customers are expected to be subject to federal, state, county, local and other regulations that are subject to change without notice. In addition, there may be other legal, tax and/or regulatory changes that the Company may or may not be able to foresee that may materially affect the Company. The process of complying with any regulations that may be imposed could, among other unknown risks, take a significant period of time and require the expenditure of substantial resources.

The Company faces inherent risks associated with it competing with criminal enterprises.

The Company’s operations may be a source of competition with current criminal enterprises dealing in cannabis, including drug cartels. As a result, the operations of the Company may be an ongoing target of attacks specifically designed to impede the success of its products, and it may be exposed to various levels of criminal interference and other risks and uncertainties including terrorism, violence, hostage taking and other drug gang activities. The nature of the Company’s operations may also make the Company subject to greater risks of theft and greater risks as to property security. These conditions could lead to lower productivity and higher costs, which would adversely affect results of operations and cash flow of the Company. Such conditions could have a material impact on the investment returns of the Company.

The Company faces inherent risks associated with the cannabis industry due to limited access to banking and the ability to access public and private capital.

In February 2014, the US Department of Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a Memorandum (the “FinCEN Memorandum”) outlining the pathways for financial institutions to bank state-sanctioned cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the Cole Memorandum and states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. Under these guidelines, financial institutions must submit a suspicious activity report (“SAR”) in connection with all banking activities on behalf of “marijuana related businesses” (as referred to in the FinCEN Memorandum), in accordance with federal money laundering laws. These cannabis-related SARs are divided into three categories – cannabis limited, cannabis priority, and cannabis terminated – based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively. Despite the foregoing, although FinCEN reported 706 banks and credit unions accepting business from marijuana related businesses as of June 2021, most banks do not accept deposit funds from state-sanctioned cannabis businesses. As a result, businesses involved in the cannabis industry in the U.S. often have difficulty accessing the U.S. banking system and traditional financing sources.

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In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Company may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it resides in permits cannabis sales. The inability or limitation in the Company’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Company to operate and conduct its business as planned or to operate efficiently.

Risks Related to the Company’s Products and Services

The Company could face various risks due to its products and services offered.

Because the Company’s industry is relatively new, there is limited information about comparable companies available for potential investors to review in making a decision about whether to invest in the Company.

Stockholders and investors should further consider, among other factors, the Company’s prospects for success in light of the risks and uncertainties encountered by companies that, like the Company, are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur and they may result in material delays in the operation of the Company’s business. The Company may not successfully address these risks and uncertainties or successfully implement its operating strategies. If the Company fails to do so, it could materially harm the Company’s business to the point of having to cease operations and could impair the value of the securities of the Company to the point investors may lose their entire investment.

The Company expects to commit significant resources and capital to develop and market existing products and new products and services. These products are relatively untested, and the Company cannot assure stockholders and investors that it will achieve market acceptance for these products, or other new products and services that the Company may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the business. In addition, new products and services may pose a variety of challenges and require the Company to attract additional qualified employees. The failure to successfully develop and market these new products and services could seriously harm the Company’s business, financial condition and results of operations.

The Company competes with a number of other companies, including other licensed entities in the United States, some of which have longer operating histories and more financial resources and experience than the Company has.

The Company faces, and they expect to continue to face, intense competition from licensed cannabis operators, both public and private, and other potential competitors, some of which have longer operating histories and more financial resources and experience than the Company has. In addition, the cannabis industry currently is undergoing consolidation, creating larger companies with financial resources, capabilities and product offerings that are superior to the Company’s by virtue of size alone. As a result of this competition, the Company may be unable to maintain their operations or develop them as currently proposed, on terms the Company considers acceptable, or at all.

There are currently hundreds of applications for cannabis licenses being processed across a number of states. The number of licenses granted and the number ultimately authorized by each state could have an adverse impact on the Company’s ability to compete in the medical cannabis and adult-use cannabis industry. The Company expects to face additional competition from new market entrants that are granted licenses or existing license holders that are not yet active in the industry in the states in which the Company currently operates or plans to operate. If a significant number of new licenses are granted in any given market which the Company participate in, the Company may experience increased competition and may experience downward price pressure on the Company’s medical cannabis products as new entrants increase production.

If the number of users of cannabis for medical and/or adult-use purposes increases, the demand for products will increase. This could result in the competition in the cannabis industry becoming more intense as current and future competitors begin to offer an increasing number of diversified cannabis products. Conversely, if there is a contraction in the medical market for cannabis, resulting from the legalization of adult-use cannabis or otherwise, competition for market share may increase.

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The Company faces an inherent risk of exposure to product liability claims.

The Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of the Company’s products would involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Company’s products alone or in combination with other medications or substances could occur. The Company may be subject to various product liability claims, including, among others, that the Company’s products caused injury or illness or death, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company’s reputation with its clients and consumers generally, and could have a material adverse effect on the business, results of operations and financial condition of the Company. There can be no assurances that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Company’s potential products.

The Company faces an inherent risk of exposure to product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Company’s products are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Company has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Company’s significant brands were subject to recall, the image of that brand and the Company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Company’s products and could have a material adverse effect on the results of operations and financial condition of the Company. Additionally, product recalls may lead to increased scrutiny of the Company’s operations by the FDA, or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

The Company’s business may be negatively impacted by environmental factors, including unfavorable weather patterns and pesticide contamination.

Cannabis cultivation is an extensive, complicated and delicate process, and a successful harvest is reliant on myriad factors including, but not limited to, lighting, fertilization, technique, sunlight, temperature and proper application of pesticides. Variance in any one of these factors may result in a tainted or destroyed harvest that will be unfit for distribution. Further, pesticide contamination may prompt recall and public-safety alerts, and any contamination detected may also result in product removal from retail dispensaries.

The Company’s business may be negatively impacted by current and future environmental regulations.

The Company’s operations are subject to environmental regulation in the various jurisdictions in which it operates. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s operations.

Government approvals and permits are currently, and may in the future, be required in connection with the Company’s operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from its proposed production of marijuana or from proceeding with the development of its operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Company may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

15

Amendments to current laws, regulations and permits governing the production of medical marijuana, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development.

The Company’s business may be negatively impacted by currently unknown environmental risks.

There can be no assurance that the Company will not encounter hazardous conditions at the site of the real estate used to operate its businesses, such as asbestos or lead, in excess of expectations that may delay the development of its businesses. Upon encountering a hazardous condition, work at the facilities of the Company may be suspended. If the Company receives notice of a hazardous condition, it may be required to correct the condition prior to continuing construction. The presence of other hazardous conditions will likely delay construction and may require significant expenditure of the Company’s resources to correct the condition. Such conditions could have a material impact on the investment returns of the Company.

The Company relies heavily on the management team and could be negatively impacted by a loss of service of key members.

A risk associated with the production and sale of adult-use cannabis is the loss of important staff members. Success of the Company will be dependent upon the ability, expertise, judgment, discretion and good faith of its senior management and key personnel. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on the Company’s business, operating results or financial condition.

The Company relies heavily on the key inputs, suppliers and employees and could be negatively impacted by a loss of these relationships.

The cannabis business is dependent on a number of key inputs and their related costs including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability, quality or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the Company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the Company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Company in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company.

The ability of the Company to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that the Company will be successful in maintaining its required supply of skilled labor, equipment, parts and components. This could have an adverse effect on the financial results of the Company.

The Company’s access to affordable skilled labor may be impeded by the existence of unionization or other collective bargaining efforts among the Company’s employees or independent contractors. The Company may also be legally required to participate in or facilitate such unionization or collective bargaining efforts within certain jurisdictions, which could limit the Company’s access to affordable skilled labor and have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company. The Company does not believe its employees currently anticipate seeking unionization and believes its relationship with its employees is satisfactory.

As the Company is    a cultivator, producer and provisioner of cannabis, it will largely depend on third party retailers to resell its cannabis and related products to end-user consumers. These retailers could tamper with the Company’s products or otherwise ignore its quality standards, which could harm the end-user customers, with whom the Company has no contact. Any changes in the Company’s retailer customer’s business or fortunes could disrupt the Company’s ability to sell its products at volume. Any such changes or other unrelated production issues could also disrupt the Company’s business due to delays in finding new retailers.

Furthermore, the Company cannot provide assurance that its internal controls and compliance systems will always protect it from acts committed by its employees, agents or business partners in violation of federal or state laws. Any improper acts or allegations could damage the Company’s reputation and subject it to civil or criminal investigations and related stockholder lawsuits, could lead to substantial civil and criminal monetary and non-monetary penalties, and could cause the Company to incur significant legal and investigatory fees.

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The Company relies heavily on third parties and could be negatively impacted by a loss of these relationships.

The cannabis business is dependent on a number of third parties, including various service providers, distributors and retailers. Some of the services and market access provided by such third parties may only be available from a single third party or a limited group of third parties. If the only provider of a service or access to a market were to go out of business or cease doing business with the Company, the Company might be unable to find a replacement for such service or market access in a timely manner or at all. If the only provider of a service or access to a market were to be acquired by a competitor, that competitor may elect not to provide services or market access to the Company in the future. Further, due to the uncertain regulatory landscape for regulating cannabis in U.S., the Company’s third-party suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for the Company’s operations. There is also a risk that a regulatory body could impose certain restrictions on such third party’s ability to operate in the United States. Any significant interruption or negative change in the Company’s business relations with such third parties could materially impact the business, financial condition, results of operations or prospects of the Company.

The Company maintains what it believes to be adequate insurance coverages across its business, though there is a risk that the Company could be negatively impacted by unknown risks associated with being uninsured or underinsured.

The Company’s business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

Although the Company intends to continue to maintain insurance to protect against risks  in such amounts as it considers to be reasonable, its insurance will not cover all the potential risks associated with its operations. Moreover, there are exclusions and additional difficulties and complexities associated with certain insurance coverages due to the Company’s involvement in the cannabis industry. The Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability.

Insurance against risks such as environmental pollution or other hazards encountered in the operations of the Company is not generally available on acceptable terms. The Company’s access to adequate and affordable insurance is significantly limited by the nature of the Company’s business, which may prevent it from purchasing adequate and affordable insurance coverage. The Company might also become subject to liability for pollution or other hazards which may not be insured against or which the Company may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

The Company utilizes proprietary forecasting models, though the limited operating history of the Company and industry as a whole may make the models unreliable.

The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the adult-use cannabis industry in the states in which the Company’s business will operate. Federal and state laws prevent widespread participation and hinder market research. As a result, the market data available is limited and unreliable. Market research and projections by the Company of estimated total retail sales, demographics, demand, and similar consumer research are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of the Company’s management team as of the date they are made. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

The Company faces an inherent risk of exposure to various litigation risks that could have an adverse impact on its planned future operations.

The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company such a decision could adversely affect the Company’s ability to continue operating and the market price for the Company’s securities and could use significant resources. Even if the Company is involved in litigation and wins, litigation can redirect significant resources of the Company and/or the Company’s management.

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As the legalization of cannabis for the medical and/or adult-use is a highly controversial issue, the Company may be subject to litigation prior to, or after, passage of legislation and/or a constitutional amendment legalizing cannabis for certain uses. In addition, although the Company itself may not be directly named in a civil action, any litigation involving any of the Company’s subsidiaries or affiliated entities could negatively affect the Company’s profits and impact its ability to conduct business operations as planned. Such litigation could have a material adverse effect on the financial position of the Company.

Risks Related to the Company’s Franchise Model

The franchise business model presents a number of risks.

The Company’s success will rely to a large degree on the financial success and cooperation of their franchisees, including their pre-franchise clients and affiliates. The Company’s revenues arise from two sources: fees from franchised dispensaries and pre-franchise clients and sales from company-owned dispensaries that the Company owns and may own in the future. The Company’s franchisees manage their businesses independently, and therefore are responsible for the day-to-day operation of their dispensaries. The revenues the Company realizes from franchised dispensaries are largely dependent on the ability of the Company’s franchisees to grow their sales. Business risks affecting the Company’s operations also affect their franchisees. If the Company’s franchisees do not experience sales growth, the Company’s revenues and margins could be negatively affected as a result. Also, if sales trends worsen for franchisees, their financial results may deteriorate, which could result in, among other things, closures, or delayed or reduced payments to the Company.

The Company believes they are one of the first in the U.S. cannabis industry to offer dispensary franchises as they build their brand. There is, therefore, to the Company’s knowledge no record of any national company achieving success or profitability by offering franchised cannabis dispensaries under consistent branding in the United States.

The Company’s franchisees could take actions that could harm the Company’s business.

The Company’s franchisees are contractually obligated to operate their dispensaries in accordance with state cannabis laws and the operations, safety, and health standards set forth in the Company’s agreements with them. However, franchisees are independent third parties which the Company does not control. The franchisees own, operate, and oversee the daily operations of their dispensaries and have sole control over all employee and other workforce decisions. As a result, the ultimate success and quality of any franchised dispensary rests with the franchisee. If franchisees do not successfully operate dispensaries in a manner consistent with required standards, franchise fees paid to the Company will be adversely affected and brand image and reputation could be harmed, which in turn could materially and adversely affect the Company’s business and operating results.

The Company’s operating performance could also be negatively affected if the Company’s franchisees experience operational problems or project an image inconsistent with the Company’s brand and values, particularly if the Company’s contractual and other rights and remedies are limited, costly to exercise or subjected to litigation and potential delays.

The Company may face regulatory hurdles seeking to sell franchises in certain states.

The sale of franchises is regulated by various state laws, as well as by the FTC. The FTC requires that franchisors make extensive disclosure to prospective franchisees but does not require registration. A number of states require registration or disclosure by franchisors in connection with franchise offers and sales. Several states also have "franchise relationship laws" or "business opportunity laws" that limit the ability of the franchisor to terminate franchise agreements or to withhold consent to the renewal or transfer of these agreements. The states with relationship or other statutes governing the termination of franchises include Arkansas, California, Connecticut, Delaware, Hawaii, Illinois, Indiana, Iowa, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, Virginia, Washington and Wisconsin. Some franchise relationship statutes require a mandated notice period for termination; some require a notice and cure period; and some require that the franchisor demonstrate good cause for termination. Although the Company believes that their franchise agreements comply with these statutory requirements, failure to comply with these laws could result in the Company incurring civil liability. In addition, the Company cannot predict the effect of any future federal or state legislation or regulation.

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States may not be willing to allow the Company to offer franchises because of the federally illegal status of cannabis. States, such as California, also could require that the Company become a party to their franchisees’ cannabis dispensary license. If this occurs, the Company may be limited in the number of franchises they sell in a particular state, municipality or local jurisdiction, the Company’s costs of compliance would likely be increased, and the Company’s ability to remediate a default by a franchisee may be limited, which may have material adverse effect on the Company’s business, financial condition, and results of operations.

Their marketing activities for franchises may not be successful.

The Company invests resources in advertising and other marketing activities to maintain, extend and expand the Company’s brand image. There can be no assurance that the Company’s marketing strategies will be effective or that the amount the Company invests in advertising activities will result in a corresponding increase in sales of the Company’s franchises. If the Company’s marketing initiatives are not successful, the Company will have incurred significant expenses without the benefit of higher revenues.

 Risks Associated with the Company’s Capital Stock

Sales of substantial amounts of a particular class of securities may have an adverse effect on the market price of such securities.

Sales of substantial amounts of a particular class of securities of the Company, or the availability of such securities for sale, could adversely affect the prevailing market prices for such class of securities. A decline in the market prices of a particular class of the Company’s securities could impair the Company’s ability to raise additional capital through the sale of securities should it desire to do so.

The Company’s stock has historically experienced volatile market pricing.

The market price for the Company’s securities may be volatile and subject to wide fluctuations in response to numerous factors, many of which will be beyond the Company’s control. Financial markets have at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Company’s securities may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted, and the trading price of the Company’s securities may be materially adversely affected.

The Company’s ability to manage debt service is dependent on its cash flows.

An economic downturn may negatively impact the Company’s cash flows. Credit and capital markets can be volatile, which could make it more difficult for the Company to obtain additional debt or equity financings in the future. Such constraints could increase the Company’s costs of borrowing and could restrict its access to other potential sources of future liquidity. The Company’s failure to have sufficient liquidity to make interest and other payments required by its debt could result in a default of such debt and acceleration of the Company’s borrowings, which would have a material adverse effect on the Company’s business and financial condition. To the extent the Company incurs indebtedness, principal and interest payments on such indebtedness will have to be made when due, regardless of whether sufficient cash flow or income is available. If payments on any debts and obligations are not made when due, it may result in substantial adverse consequences to the Company, including adverse income tax consequences.

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The Company’s common stock may become subject to the SEC's penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in their securities.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of the Company’s common stock may be less than $5.00 per share for some period of time and therefore would be a "penny stock" according to SEC rules, unless the Company is listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser's prior written agreement to the transaction;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in the Company’s securities may be adversely affected.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell the Company’s stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Company’s Common Stock, which may limit one’s ability to buy and sell the Company’s stock and have an adverse effect on the market for the Company’s shares.

The Company does not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of the Company’s stock.

The Company has never paid any cash dividends on any shares of their capital stock, and they do not anticipate that they will pay any dividends in the foreseeable future. The Company’s current business plan is to retain any future earnings to finance the expansion of their business. Any future determination to pay cash dividends will be at the discretion of the Company’s Board of Directors, and will be dependent upon the Company’s financial condition, results of operations, capital requirements and other factors as the Company’s Board of Directors may deem relevant at that time. If the Company does not pay cash dividends, their stock may be less valuable because a return on one’s investment will only occur if the Company’s stock price appreciates.

The market for the Company’s Common Stock may be thinly traded, so one may be unable to sell at or near ask prices or at all if one needs to sell one’s shares to raise money or otherwise desire to liquidate one’s shares.

The Company’s Common Stock has been historically thinly traded on the OTC Markets, meaning that the number of persons interested in purchasing the Company’s shares at or near ask prices at any given time has been relatively small or non-existent. This situation is attributable to several factors, including that the Company is a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors, and others in the investment community. Even if the Company came to such persons’ attention, those persons tend to be risk-averse and would be reluctant to follow an unproven company such as the Company or purchase or recommend the purchase of the Company’s shares until they became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in the Company’s shares is minimal or non-existent compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the Company’s share price. The Company cannot assure one that a broader or more active public trading market for the Company’s Common Shares will develop or be sustained or that current trading levels will be maintained.

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The indemnification provisions in the Company’s certificate of incorporation and bylaws under Delaware law may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers, and employees.

The Company’s certificate of incorporation contains provisions that eliminate the Company’s directors’ liability for monetary damage to the Company and stockholders. The Company’s bylaws also require them to indemnify their officers and directors. The Company may also have contractual indemnification obligations under their agreements with their directors, officers, and employees. These indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that they may not recoup.

Pursuant to the laws of the State of Delaware, the Company’s certificate of incorporation excludes personal liability for its directors for monetary damage based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Delaware General Corporation Law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director’s liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

The Company is classified as a “smaller reporting company” and they cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make their Common Stock less attractive to investors.

The Company is currently a “smaller reporting company.” Specifically, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in the Company’s SEC filings due to their status as a smaller reporting company may make it harder for investors to analyze their results of operations and financial prospects.

Holders of the Company’s Common Stock may face significant restrictions on the resale of the Common Stock due to states’ “blue sky” laws or rules.

The Company intends to offer and sell their securities in this Offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a U.S. federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities,” and which include the Units and components thereof offered hereby pursuant to Regulation A. NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can bar the sale of covered securities in a particular case. The various states and other jurisdictions can impose fines on the Company or take other regulatory actions against the Company if they fail to comply with their securities laws. Although the Company is taking steps to help ensure that they will conduct all offers and sales in this Offering in compliance with all blue sky laws, there can be no assurance that they will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if they do not achieve compliance. See “Description of Securities—Resale Restrictions” section in this Offering Circular.

Because the Company became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, the Company may not be able to attract the attention of research analysts at major brokerage firms.

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Because the Company did not become a reporting company by conducting an underwritten initial public offering, or IPO, of the Company’s Common Stock, and because the Company is not listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of the Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on the Company’s behalf because they may be less familiar with the Company as a result of more limited coverage by analysts and the media, and because the Company became public at an early stage in its development.

Provisions under Delaware law could make an acquisition of the Company more difficult, limit attempts by their stockholders to replace or remove their current management.

In addition to the Company’s corporate charter and their bylaws, because they are incorporated in Delaware, they are subject to the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any holder of at least 15% of their capital stock for a period of three years following the date on which the stockholder became a 15% stockholder.

The Company currently has outstanding, and they may, in the future, issue instruments which are convertible into shares of Common Stock, which may result in stockholder dilution.

The Company currently has outstanding instruments which are convertible into shares of Common Stock, and they may need to issue similar instruments in the future. In the event that these convertible instruments are converted into shares of Common Stock, or that the Company makes additional issuances of other convertible or exchangeable securities, stockholders could experience additional dilution. Furthermore, the Company cannot guarantee that they will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.

Risks Related to This Offering

There is no minimum Offering amount.

Because this is a “best efforts” Offering with no minimum, the Company will have access to any funds tendered upon acceptance of subscriptions. This means that any investment made could be the only investment in this Offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

The Company does not have a minimum capitalization, and they may use the proceeds from this Offering immediately following their acceptance of the corresponding subscription agreements. The Company does not have any track record for self-underwritten Regulation A offerings and there can be no assurance the Maximum Offering or any other amount will be sold in this Offering. There is no assurance that the Company will raise sufficient capital solely from this Offering to implement their business plan, potentially resulting in greater operating losses unless the Company is able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to them, or at all.

The Company may terminate this Offering at any time during the Offering Period.

The Company reserves the right to terminate this Offering at any time, regardless of the number of Units sold. In the event that they terminate this Offering at any time prior to the sale of all of the Units offered hereby, whatever subscriptions the Company has accepted at that time will not be refunded and no funds will be returned to subscribers.

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USE OF PROCEEDS

The maximum gross proceeds from the sale of the Company’s Units in this Offering is $39,200,000 (excluding the proceeds from the issuance of Warrant Shares upon exercise of Warrants issued in this Offering). The table below sets forth the net proceeds of the Offering using an Offering Price of $1.40 per Unit, after deducting Offering estimated expenses, including 1% of the total gross proceeds for commissions payable to Dalmore on all the Units being offered, and legal, accounting, printing, marketing, selling and other costs incurred in the Offering. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. The Company expects, from time to time, to evaluate the acquisition of businesses and mining assets for which a portion of the net proceeds may be used. The Company does not intend to use the proceeds from this Offering to pay for the pending acquisition pursuant to the APA, as it intends to arrange separate financing for that transaction.

The table below sets forth the net proceeds of the Offering, after deducting Offering estimated expenses if the Company sells 100%, 75%, 50%, and 25% of the Units in this Offering.  The gross proceeds in the table include only the sale of the Units, exclusive of any Warrant exercise. The Company anticipates the use of proceeds in the case of the exercise of Warrants would be similar to the below table, ratably.

Estimated Net Proceeds
	100%	75%	50%	25%
Gross Proceeds	$39,200,000	$29,400,000	$19,600,000	$9,800,000

Expenses
Dalmore	392,000	294,000	196,000	98,000
Dalmore Set Up Fee	10,000	10,000	10,000	10,000
Dalmore Due Diligence Fee	15,000	15,000	15,000	15,000
FINRA Fee	11,750	11,750	11,750	11,750
Marketing	1,176,000	882,000	588,000	294,000
Legal Fees	50,000	50,000	50,000	50,000
Accounting Fees	10,000	10,000	10,000	10,000
Estimated Miscellaneous Expenses	50,000	50,000	50,000	50,000
Total Estimated Expenses	1,714,750	1,322,750	930,750	538,750

*Estimated Net Proceeds	$37,485,250	$28,077,250	$18,669,250	$9,261,250

*Estimated.

The following table represents management’s best estimate of the uses of the net proceeds, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering.

Estimated Use of Proceeds
	100%	75%	50%	25%
Dispensary acquisitions	$23,985,250	$17,577,250	$11,169,250	$5,761,250
Expansion of production	8,500,000	6,500,000	4,500,000	1,500,000
Working capital	5,000,000	4,000,000	3,000,000	2,000,000

Estimated Net Proceeds	$37,485,250	$28,077,250	$18,669,250	$9,261,250

As indicated in the table above, if the Company sells only 75%, or 50%, or 25% of the Units offered for sale in this Offering, they expect to use the resulting net proceeds for the same purposes as they would use the net proceeds from a sale of 100% of the Units, and in approximately the same proportions, until such time as such use of proceeds would leave the Company without working capital reserve. At that point the Company would expect to modify their use of proceeds by limiting our expansion, leaving them with the working capital reserve indicated.

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The amounts set forth above are the Company’s current estimates for such development activities, and they cannot be certain that actual costs will not vary from these estimates. The Company’s management has significant flexibility and broad discretion in applying the net proceeds received in this Offering and making short-term interest-bearing investments of the proceeds for capital preservation purposes. The Company cannot assure one that their assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require the Company to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” in this Offering Statement for more information regarding the risks associated with an investment in the Company’s securities.

This expected use of the net proceeds from this Offering represents the Company’s intentions based upon their current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, the Company cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that they will actually spend on the uses set forth above. The amounts and timing of their actual expenditures may vary significantly depending on numerous factors. As a result, the Company’s management will retain broad discretion over the allocation of the net proceeds from this Offering and reserves the right to change the estimated allocation of net proceeds set forth above.

Although the Company’s business does not presently generate positive cash flow despite its revenues, they believe that if they raise at least 50% of the maximum amount in this Offering, that they will have sufficient capital to finance their operations for at least the next 24 months.  However, if the Company does not sell the maximum number of Units offered in this Offering, or if the Company operating and development costs are higher than expected, the Company will need to obtain additional financing prior to that time. Further, the Company expects that during or after such 24-month period, they will be required to raise additional funds to finance their operations until such time that they can conduct profitable revenue-generating activities.

Pending their use of the net proceeds from this Offering, the Company may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments and United States government securities and including investments in related parties. The Company may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses or mining assets, although the Company has no present commitments or agreements for any specific acquisitions or investments.

DILUTION

At December 31, 2021, an aggregate of 107,243,344 shares of Common Stock issued and 94,943,344 shares of Common Stock outstanding.

If one purchases Units in this Offering, their ownership interest in the Company’s Common Shares will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this Offering and the net tangible book value per share of our Common Shares after this Offering.

The Company’s net tangible book value as of December 31, 2021, was $8,106,059, or $0.09 per share, based on 95,041,184 shares of Common Stock outstanding as of the date of this Offering Circular. Net tangible book value per share equals the amount of the Company’s total tangible assets less total liabilities, divided by the total number of shares of Common Stock outstanding, all as of the dates specified.

If the Maximum Offering, at an offering price of $1.40 per Common Share underlying each Unit, is sold in this Offering, after deducting estimated offering expenses payable by the Company, the pro forma as-adjusted net tangible book value at December 31, 2021, would be approximately $45,591,309, or $0.37 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.28 per share to our existing stockholders as of the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $0.97 per share to new investors purchasing Units in this Offering at a price of $1.40 per Unit.

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The following table illustrates the approximate per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering, after deducting the Company’s estimated offering expenses:

Dilution
	100%	75%	50%	25%
Gross Proceeds	$39,200,000	$29,400,000	$19,600,000	$9,800,000

Expenses	$1,714,750	$1,322,750	$930,750	$538,750

Net Proceeds	$37,485,250	$28,077,250	$18,669,250	$9,261,250

Offering Price per Common Share	$1.40	$1.40	$1.40	$1.40

Pro forma net tangible book value per share of Common Stock before the Offering	$0.09	$0.09	$0.09	$0.09

Increase per share of Common Stock attributable to investors in this Offering	$1.34	$1.34	$1.33	$1.32

Pro forma net tangible book value per share of Commons Stock after the Offering	$0.37	$0.31	$0.25	$0.17

The foregoing tables and calculations exclude: (i) 9,072,689 shares of Common Stock authorized for issuance pursuant to the Company’s 2019 Equity Incentive Plan, of which awards for 5,206,251 are outstanding as of December 31, 2021; (ii) 47,834,744 shares of Common Stock issuable upon the exercise of outstanding warrants as of December 31, 2021: (iii) 2,350,969 shares issuable upon the conversion of outstanding convertible notes and related accrued interest as of December 31, 2021 and (iv) the Warrant Shares.

PLAN OF DISTRIBUTION

In General

The Company is offering up to 28,000,000 Units on a best efforts basis at a fixed price of $1.40 per Unit, each Unit consisting of one share of Common Stock and one half of a warrant to purchase one Common Share (the “Warrant”). Only whole Warrants are exercisable. Each whole Warrant entitles the holder to purchase one share of the Company’s Common Stock (a “Warrant Share”) for $2.00 per share (the “Exercise Price”), subject to certain adjustments, from the date of issuance until the second anniversary of the date of issuance.

The Company is selling their Units through a Tier 2 offering pursuant to Regulation A (also known as “Regulation A+”) under the Securities Act and the Company intends to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. The Company expects to commence the sale of the Units within two calendar days of the date on which the Offering Statement, of which this Offering Circular is a part, is qualified by the SEC.

The Company’s directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

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•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
•	the person is not at the time of their participation an associated person of a broker-dealer; and
•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

The Company’s officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past twelve (12) months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every twelve (12) months.

 The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC (CRD 136352) registered broker-dealer (“Dalmore”), to perform the following administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services:

•	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti-Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer.
•	Review each investor’s subscription agreement to confirm such investor’s participation in the Offering, and provide a determination to our Company whether or not to accept the use of the subscription agreement for the investor’s participation.
•	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor.
•	Not provide any investment advice nor any investment recommendations to any investor.
•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).
•	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore a sales commission of 1% of the gross proceeds of sales of Units, and $25,000 in one-time set up fees, consisting of the following:

•	$5,000 advance payment for due diligence fees.
•	$20,000 consulting fee due and payable immediately after FINRA issues a no objection letter.

 Dalmore is not required to sell any specific number or dollar amount of Units but will use its “reasonable best efforts” to sell the Units offered.

As of the date of this Offering Circular, the Company has not entered into any arrangements with any selling agents other than Dalmore to act of the broker/dealer of record, for the sale of the securities hereunder; however, they may engage one or more additional selling agents to sell the securities in the future and have no exclusive arrangement with Dalmore with respect to sales of the Units. If the Company elects to do so, they will file a supplement to this Offering Circular to identify them.

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No Escrow

The proceeds of this Offering will not be placed into an escrow account. The Company will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, they have sold less than the Maximum Offering, then the Company may hold one or more additional closings for additional sales, until the earlier of: (a) the date on which the Maximum Offering has been sold, (b) the date which is one year from this Offering being qualified by the SEC or (c) the date on which this Offering is earlier terminated by the Company, in their sole discretion.

Pricing of the Offering

The Company’s Common Stock is currently quoted on the OTC Markets’ OTCQX tier under the symbol “INLB.” Prior to the Offering, there has been a limited public market for their shares of Common Stock. The purchase price of the Units and exercise price of the Warrants underlying the Units were determined by the Board of Directors. The principal factors considered in determining the initial public Offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which the Company competes;
•	the Company’s past and present financial performance;
•	the Company’s prospects for future earnings and the present state of their development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies and of the Company’s securities; and
•	other factors deemed relevant by the Company.

Offering Period and Expiration Date

The Offering is expected to commence within two calendar days after this Offering Circular has been qualified by the SEC (“Qualification Date”). The Company’s Offering will expire on the first to occur of (a) the sale of all 28,000,000 Units offered hereby, (b) the first anniversary of the Qualification Date, or (c) when their Board of Directors elects to terminate the Offering.

Minimum Purchase Requirements

The minimum purchase for any investor is 1,000 Units unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis.

Investment Limitations

Generally, no sale may be made to one in this Offering if the aggregate purchase price one pays is more than ten percent (10%) of the greater of one’s annual income or net worth (please see below on how to calculate one’s net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that one’s investment does not exceed applicable thresholds, the Company’s encourage one to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, they encourage one to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If one meets one of the following tests one should qualify as an accredited investor:

(i)	One is a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with one’s spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
(ii)	One is a natural person and one’s individual net worth, or joint net worth with one’s spouse, exceeds $1,000,000 at the time one purchases Shares (please see below on how to calculate one’s net worth);
(iii)	One is an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;
(iv)	One is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;
(v)	One is a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;
(v)	One is an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited;
(vii)	One is a trust with total assets in excess of $5,000,000, one’s purchase of Shares is directed by a person who either alone or with their purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment, and one was not formed for the specific purpose of investing in the Shares; or
(viii)	One is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

How to Subscribe

When one decides to subscribe for Units in this Offering, one should go to the Company’s website, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to the Company a subscription agreement (the form of which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part) and other required documents; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by the Company.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Generally, no sale may be made to one in this Offering if the aggregate purchase price one pays is more than 10% of the greater of their annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that one’s investment does not exceed applicable thresholds, the Company encourages one to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages one to refer to www.investor.gov.

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Right to Reject Subscriptions

After the Company receives one’s complete, executed subscription agreement and the funds required under the subscription agreement, the Company has the right to review and accept or reject one’s subscription in whole or in part, for any reason or for no reason. The Company will return all monies from rejected subscriptions immediately to one, without interest or deduction.

The Company will immediately review completed subscriptions for approval and notify subscribers of acceptance by mail. The Company will immediately return proceeds by mail if the subscription is not accepted.

Acceptance of Subscriptions

Upon the Company’s acceptance of a subscription agreement, the Company will countersign the subscription agreement and issue the Common Shares and Warrants comprising the Units subscribed. Once one submits the subscription agreement and it is accepted, one may not revoke or change one’s subscription or request one’s subscription funds. All accepted subscription agreements are irrevocable.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, the Company expects to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include information relating to this Offering, articles and publications concerning industries relevant to the Company’s business operations or public advertisements and audio-visual materials, in each case only as authorized by the Company. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of the Company, this Offering or the Units and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units.

State Blue Sky Information

The Company intends to offer and sell their securities in this Offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. In each of the foregoing jurisdictions in which the Company intends to make offers and sales, they have made or will timely make notice filings where required in respect of their intentions to make offers and sales there. Investors in the state of Arizona must either be accredited investors within the meaning of Rule 501 under Regulation D under the Securities Act or meet the qualified purchaser definition in Arizona Administrative Code Rule 13.9. Investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington will be required by state law to purchase the Company’s securities in this Offering through a broker-dealer of record.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a U.S. federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities,” including securities issued in Tier 2 Regulation A+ offerings. NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can bar the sale of covered securities in a particular case.

Resale Restrictions

See “Description of Securities—Resale Restrictions” section in this Offering Circular.

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Foreign Restrictions on Purchase of Shares

The Company has not taken any action to permit a public offering of the securities offered hereby outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. The Company’s securities may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of their securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this Offering and the distribution of this Offering Circular in the jurisdictions outside the United States relevant to them.

Transfer Agent and Warrant Registrar

The Company’s transfer agent is Nevada Agency and Transfer Company, Inc., 50 West Liberty Street, Suite 880, Reno, NV 89501. The Company will not issue certificates evidencing the Common Shares in physical or paper form. Instead, the Company’s Common Shares will be recorded and maintained uncertificated on their stockholder register. The Company will issue each investor a physical Warrant agreement, the form of which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

See Part II. Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 2021 Form 10-K, filed with the SEC on January 13, 2022, and Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-Q for the three months ended December 31, 2021, filed with the SEC on February 14, 2022 and  incorporated by reference herein pursuant to General Instruction III(a)(1)(B) of Form 1A.

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BUSINESS

Overview

Item 9 Labs Corp. is a holding company, investing in cannabis and cannabis-related businesses. Its subsidiaries compete in three different market segments: (1) producing cannabis and cannabis-derived products and technologies through its Item 9 Labs brand, which is currently distributed throughout the State of Arizona in licensed medical and adult-use dispensaries; (2) sell medical and adult-use cannabis dispensary franchises under its franchise brand “Unity Rd.”; and (3) operates or will operate medical and adult-use cannabis dispensaries under its retail franchise “Unity Rd.”

Mission and Vision

Item 9 Labs Corp. believes it is leading a new generation of public cannabis companies. The Company seeks to elevate trust in cannabis through modernized Unity Rd. retail franchises, premium Item 9 Labs cannabis products and ongoing education to communities nationwide—with a goal to inspire confidence in the benefits of cannabis for all.

As local retail competition rises, the Company believes franchising is the vehicle that will empower independently-owned dispensary owners to thrive due to the ongoing guidance, resources and purchasing power, among other benefits, from the franchisor.

The Company believes that blending a premium, experiential cannabis brand with a true dispensary franchise model puts Item 9 Labs Corp. in a unique industry position. This combination creates a capital-efficient method for national brand expansion. By focusing and clustering operations, the Company anticipates the Item 9 Labs and Unity Rd. brands will result in a network effect to more efficiently enter new markets.

Item 9 Labs Cannabis Products

The Company produces high-quality products and user experiences across several cannabis categories under its “Item 9 Labs” product brand. The product catalogue exceeds seventy-five (75) active cannabis strains and more than one hundred fifty (150) differentiated cannabis vaporizer (“vape”) products as well as premium concentrates and Orion vape technologies. The brand is well known in the Arizona market, having received thirteen (13) first place accolades and nine (9) additional podium placements in Arizona marijuana competitions—Cannabis Cup, Errl Cup and 710 Degree Cup—for its high quality, premium flower, concentrates and vape products.

Item 9 Labs is headquartered in Phoenix, AZ, with current cannabis operations in Arizona and planned operations in multiple U.S. markets.

Unity Rd. Dispensary Franchise

The Company sells medical and adult-use cannabis dispensary franchises under its retail brand “Unity Rd.” The franchising business offers existing and potential operators in the cannabis industry the benefit of the Company’s operational experience, marketing, partnerships, branding and ongoing guidance, while allowing them to own 100% of their dispensary license and business. To date, the franchise has agreements with nearly twenty (20) partners to open more than thirty-five (35) Unity Rd. retail dispensary locations in eight (8) states. Several of these agreements require conversion into franchise agreements upon issuance of the dispensary licenses, which has not yet occurred with respect to several of these partners. Subject to local franchise regulations, the Company intends to offer franchises in all states that have regulated medical or adult-use cannabis. They also intend to expand into international markets that have legalized cannabis for medical or adult-use.

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The Company believes that its franchise model enables it to expand its brands more quickly than existing multi-state cannabis operators, or MSOs, across all cannabis markets with less capital investment from the Company than traditional MSOs. The Company believes they are one of the first U.S. companies to offer franchise opportunities to participants in the cannabis industry, which provides them an early mover advantage over newer franchisors or existing MSOs. The franchise program is intended to guide their franchisees in building industry experience, improving operational quality, innovating and maximizing operating results. Like a traditional franchise concept, their franchisees will assume much of the day-to-day responsibilities that otherwise would be performed by a typical owner-operator. This reduction of duties at the corporate level allows the Company’s franchise support team to scale across multiple units. Franchisees provide the Company a one-time upfront payment as well as ongoing royalties based on their revenues. Therefore, they will benefit directly from the growth in their business.

The Company believes their business model will assist their franchisees in delivering high-quality cannabis products, comfortable in-store customer experiences and a strong, trusting relationship with their local communities. Franchising enables an individual to be his or her own employer and maintain control over all employment-related matters, and marketing and pricing decisions, while also benefiting from the Company’s brand and operating system. While the Company intends for units operating under their brand to be primarily franchised, they also own and operate cannabis dispensaries and production facilities, which have generated a majority of their revenue to date.

The Company believes their current company-owned cannabis operations and potential future acquisitions will assist in product sourcing for their franchisees. One of the strengths of the franchising model is that the expertise from operating cannabis dispensaries allows the Company to improve the operations and success of all franchisees while suggested innovations from franchisees can be tested and, when viable, efficiently implemented to help improve corporate- and franchisee-owned businesses. Having company-owned and operated dispensaries also provides their personnel and those of their franchisees with a venue for training. In addition, in their company-owned and operated dispensaries, the Company plans to further develop and refine operating standards, marketing concepts and product and pricing strategies that they believe will ultimately benefit all of their franchisees. They also may sell company-owned dispensaries to franchisees at times where the Company believes it is attractive to do so.

The Company’s franchising business model is designed to assist franchisees through every step of owning and operating a dispensary. Their franchise package includes product sourcing, technology, regulatory compliance, licensing, standard operating procedures, employee training and ongoing support. They intend for their franchisees to leverage their decades of cannabis operating experience and standardized procedures to operate their own dispensaries and be part of their brand as it grows.

They also recently launched a social equity and economic development (SEED) program, pursuant to which the Company would provide services to applicants in various states. Social equity programs run by state and local governments are generally designed to address the impacts of past cannabis policies and their inequities by developing and implementing cannabis policies that seek to provide equitable ownership and employment opportunities in the cannabis industry. The Company’s SEED program is intended to be consistent with these policies, but is also designed to help expand their brand and bring revenue to them through management fees and other services.

Item 9 Labs Corp.’s asset portfolio also includes Dispensary Permits (“DP”) and Dispensary Templates (“DT”). These assets provide services specific to different stakeholder groups. DP is the Company’s consulting firm specializing in strategic license application and compliance. DT, a subdivision of the firm, is a technology platform with an extensive digital library of licensing and business planning resources. DP and DT are supportive in nature, providing lead generation activities for Unity Rd. To date DP and DT have generated only minimal revenues but have helped facilitate at least two partners joining the Unity Rd. franchise system.

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Unity Rd. Corporate-Owned Stores

Though it is not the intent of Item 9 Labs Corp. to have significant Company-owned operating dispensaries, they intend to own dispensaries in key markets to operate for profit, serve as models for Unity Rd. franchisees, and provide training grounds for franchisees and their management teams. Additionally, the Company’s immediate expansion plans call for acquiring currently operating dispensaries for short periods of time. Upon acquiring licensed dispensaries, the Company will seek to re-brand them to Unity Rd., implement their standard operating procedures, then divest the dispensaries to Unity Rd. franchisees and re-invest the capital into the acquisition of additional dispensaries.

Brand Synergies

The Company intends for Unity Rd. to be the platform to bring Item 9 Labs products across the United States and internationally, while keeping dispensaries locally owned and operated, empowering entrepreneurs to operate their business and contribute to their local communities. As the Unity Rd. dispensary brand achieves sufficient market penetration, the Company aims to offer Item 9 Labs products in those locations to expand the distribution footprint of their premium product offerings.

Corporate Structure

The following chart illustrates, as of the date of this Offering Circular, the Company’s wholly owned subsidiaries, including their respective jurisdictions of incorporation. Unless otherwise noted below, the percentage of voting securities of each that are beneficially owned, controlled or directed by the Company is 100%.

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Internal Service/Holding Companies

Item 9 Labs Corp
(DE)
"INLB"
100% (all)
I9 NV Lic LLC
(NV)
I9 IP Holdings
LLC
(AZ)
Strive Life
Management LLC
(AZ)
Airware Holdings
LLC
(NV)
BSSD Consulting
LLC
(AZ)
Former HR, Payroll,
PEO
Item 9 Properties
LLC
(AZ)
Property Holding Co
OCG Inc
(CO)
HR, Payroll, PEO
938287AZ LLC
(AZ)
AZ Property Co
750 NV LLC
(AZ)
NV Property Co

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Franchise Operations

Item 9 Labs Corp (DE) "INLB"
OCG Holdings, LLC, d/b/a OCG US Holdings, LLC (WY)
100% (all)
OCG Management Company Oklahoma LLC
OCG Management Company Ohio LLC
OCG Management Colorado, LLC, d/b/a One Can Franchise LLC (CO)
OCG Management Company Maine LLC
OCG Management Company New York LLC
OCG Management Company New Jersey LLC
OCG Holdings Colorado, LLC, d/b/a OCG CO Holdings, LLC (CO)
OCG Management Company West Virginia LLC
OCG Management Company Nevada LLC
OCG Management Company Michigan LLC
OCG CO Management Company, Inc. (CO)
OCG Management Company Massachusetts LLC
OCG Management Company California LLC
OCG CO Services Company, LLC (CO)
OCG Management Company Missouri LLC
OCG Management Unity LLC (IL)
OCG Holdings Colorado II, LLC (CO)

Corporate History

Item 9 Labs Corp. was incorporated under the laws of the State of Delaware on June 15, 2010 as Crown Dynamics Corp. On October 26, 2012, the Company changed its name to Airware Labs Corp. On April 2, 2018, the Company changed its name to Item 9 Labs Corp. to better reflect its business following the acquisition of BSSD, as discussed below. The Company’s fiscal year end is September 30th.

On March 20, 2018, the Company closed on an Agreement and Plan of Exchange to acquire all of the membership interests of BSSD Group, LLC (“BSSD”), an Arizona limited liability company formed on May 2, 2017, in exchange for 40,355,771 restricted shares of the Company’s Common Stock.

Effective October 18, 2018, the Company completed a 1-for-20 reverse split of its issued and outstanding Common Stock.

On November 26, 2018, the Company’s wholly-owned subsidiary AZ DP Holdings, LLC (“AZ DP”) closed on an asset acquisition of the majority of the assets of Arizona DP Consulting, LLC, a consulting firm specializing in obtaining cannabis dispensary permits and developing cannabis-related business plans. The purchase price was $1,500,000 in cash and 3,000,000 shares of restricted Common Stock having an aggregate value of $7,770,000 or $2.59 per share based on current market price of the Company shares at time asset purchase agreement was executed.

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Strive Management, LLC

On September 12, 2018, the Company borrowed $1,500,000 and executed a promissory note in that amount, which funds were used to make a capital contribution into Strive Management, LLC, a Nevada limited liability company (“Strive Management”). In exchange for the contribution, the Company received a 20% membership interest in Strive Management. The remaining interests were held by three individuals, Sara Gullickson, Larry Lemons, and Donnie Burton. Through a management agreement with Strive Wellness of Nevada, LLC, a related party, Strive Management will facilitate the cultivation and processing of cannabis in Nevada. Strive Wellness of Nevada, LLC has been allocated cultivation and processing licenses from the State of Nevada. Additionally, the Company could acquire an additional 31% ownership of Strive Management upon the approval from the State of Nevada to operate the cultivation and processing facility. In February 2020, the Company executed an agreement with the other members of Strive Management, LLC to purchase the remaining 80% of Strive Management, LLC (“Strive”), as well as the Nevada licenses its members held in another entity. The Company agreed to pay $500,000 in cash, $1,000,000 in an unsecured note payable and 3,250,000 shares of the Company’s restricted Common Stock and to issue 2,000,000 warrants exercisable into the Company’s Common Stock.

OCG, Inc. (Unity Rd.)

 In March 2021, the Company closed on the acquisition of OCG, Inc., dba Unity Rd., a cannabis dispensary franchisor. The transaction was structured as a reverse triangular merger, with the effect of OCG, Inc. becoming a wholly-owned subsidiary of the Company. Unity Rd. has agreements with nearly twenty (20) entrepreneurial groups to open more than thirty-five (35) Unity Rd. retail dispensary locations in fourteen (14) states, once licensing approval is obtained.

Unity Rd. intends to be the vehicle to bring Item 9 Labs products across the United States and internationally, while keeping dispensaries locally owned and operated, empowering entrepreneurs to operate their business and contribute to their local communities. As the Unity Rd. dispensary brand achieves sufficient market penetration, the Company aims to offer Item 9 Labs products in those locations to expand the distribution footprint of its premium product offerings.

In June 2021, the first Unity Rd. franchisee location opened in Boulder, Colorado.

Cultivation Expansion

The Company’s  Arizona cannabis operations expanded in recent years as well, with the addition of a 2nd nearly 10,000 square foot facility in the 4th quarter of fiscal year 2019, more than doubling the Company’s cultivation and processing space for Arizona. As the Company methodically expanded its operational capacity by more than 100% in fiscal year 2020, it was also able to significantly increase efficiencies within the cultivation and processing operations.

The Arizona expansion has continued in fiscal year 2021 and is expected to continue thereafter. The Company has  tripled production since October 1, 2020, and is continuing to increase production for the remainder of this fiscal year, while beginning construction on phase 1 of its construction plan to build additional cultivation space. Phase 1 plans total over 60,000 square feet of additional cultivation and processing space, and the planned remaining five phases would add over 560,000 square feet of cultivation and processing space. By the conclusion of their master site development, the Company anticipates a total of more than 640,000 square feet of cultivation and processing space;  there is no assurance the Company can complete these construction projects as planned.

Item 9 Labs Corp. continued its expansion plans into other states during fiscal year 2020 as well as the Company acquired (pending regulatory approval) cultivation and processing licenses in Nye County, Nevada which will be paired with their Nevada facility. In fiscal 2019, the Company broke ground on their 20,000 square foot cultivation and processing facility in Nevada. The facility is now approximately 70% complete. Construction recommenced after a pause due to Covid-19 in August 2021. The Company aims to commence operations in Nevada in fiscal year 2022.

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AZ Loan

On August 25, 2021, 938287AZ, LLC, an Arizona limited liability company, a wholly owned subsidiary of Item 9 Labs Corp. entered into a $13.5 million Construction Loan and Security Agreement (the “Loan Agreement”) with Pelorus Fund REIT, LLC, a Delaware limited liability company (the “Lender”).

Pursuant to the Loan Agreement, the Company may make multiple borrowings under the Loan Agreement in the total aggregate principal amount of up to $13.5 million (the “Loan”) for the purpose of completing development and construction on certain real property located in Coolidge, Arizona, owned by the Company. The Loan is a multiple advance credit facility. Interest payments in the amount of $180,000 will be remitted monthly. Interest is charged at a rate of 16% of the total amount borrowed under the Loan. The Loan has a term of eighteen (18) months and may be extended for an additional six (6) months subject to the satisfaction of certain conditions including forty-five (45) days’ notice. The Loan is secured by a first priority interest in the Company’s real property located in Coolidge, Arizona, including improvements and personal property thereon (the “Property”) and includes an unconditional guarantee by Item 9 Labs Corp.

The Loan Agreement   contains customary representations and warranties and also contains events of default customary for loan facilities of this type.

NV Loan

On August 25, 2021, 750NV, LLC, an Arizona limited liability company, a wholly owned subsidiary of Item 9 Labs Corp. entered into a $5.5 million Construction Loan and Security Agreement (the “Loan Agreement”) with the Lender.

Pursuant to the Loan Agreement, the Company may make multiple borrowings under the Loan Agreement in the total aggregate principal amount of up to $5.5 million (the “Loan”) for the purpose of completing development and construction on certain real property located in Pahrump, Nevada, owned by the Company. The Loan is a multiple advance credit facility. Interest payments in the amount of $73,333 will be remitted monthly. Interest is charged at a rate of 16% of the total amount borrowed under the Loan. The Loan has a term of eighteen months and may be extended for an additional six months subject to the satisfaction of certain conditions including forty-five days’ notice. The Loan is secured by a first priority interest in the Company’s real property located in Pahrump, Nevada, including improvements and personal property thereon (the “Property”) and includes an unconditional guarantee by Item 9 Labs Corp.

Adams County, CO Dispensary Acquisition

On October 6, 2021, the Company entered into an APA to acquire an existing dispensary license and storefront from Nebrina Adams County LLC, a Colorado limited liability company (“Seller”) in Adams County, CO. The total purchase price is two million dollars ($2,000,000), as to which one million dollars ($1,000,000) will be paid to an escrow account upon conditional approvals of the change of ownership from state and local licensing authorities concerning the transfer of ownership. At closing, that amount will be released to the Seller along with an 18-month promissory note in the principal amount of $200,000 and the balance payable in 300,000 shares of Company common stock. For additional terms of the APA, please see the Company’s filing on Form 8-K filed on October 7, 2021. The Company intends to obtain financing to consummate this transaction and does not intend to utilize the proceeds of the Offering therefor. There can be no assurance that the Company can consummate this transaction. The dispensary license has never been operational so there are no historical financial statements to present.

If completed, this will be the first corporate-owned shop under its cannabis dispensary franchise brand, Unity Rd., and is anticipated to open in early 2022. Currently, the Company is awaiting regulatory approval by Colorado's MED. This APA is part of an overarching acquisition strategy that is intended to accelerate national expansion by creating turnkey investment opportunities for Unity Rd. franchisees. The Company plans to convert acquired dispensaries into Unity Rd. shops, operate them internally and sell them to an existing or future franchise partner. This offers an expedited solution for entrepreneurs seeking immediate entry into cannabis. The Company is targeting numerous, similar transactions in the next 12 months to gain a deeper market penetration in select markets. Subsequently and/or concurrently, the Company plans to introduce the Item 9 Labs suite of products to the same markets through the acquisition of cultivation and production licenses or through joint ventures with qualified local, licensed operators.

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Cannabis Verticals

To date, Item 9 Labs Corp. has focused on the following cannabis verticals:

•       Cultivation: Growing of award-winning, high-grade cannabis.

•       Production: Producing a wide variety of cannabis products. Each facility product line is developed in compliance with local rules and regulations.

•       Dispensary: Medical and adult-use retail dispensary facilities.

•       Franchise Dispensary: Medical and adult-use retail dispensary franchises.

Company Assets

A company asset of Item 9 Labs Corp., the Company believes that Dispensary Permits is one of the most established cannabis business consultancies in the United States. Dispensary Permits offers expert advice in obtaining cultivation, dispensing, processing and transporting permits in the cannabis industry with a proven track record in successfully obtaining cannabis business permits for clientele in various states.

Dispensary Templates, a division of Dispensary Permits, is an extensive template library and resource to help those navigating the application process without a consultant to obtain a cannabis business license or to build upon their existing cannabis business. Dispensary Templates’ online store offers template products that guide customers through the application process to cultivation, processing and dispensary operations.

The Company’s Products and Services

Item 9 Labs Corp. is focused on the development of technology and products that administer high-quality cannabis through novel and proprietary delivery devices. The Company is headquartered in Phoenix, Arizona.

Currently, Item 9 Labs Corp. operates on its 49-acre cultivation site in Coolidge, Arizona, with 20,000 square feet currently operational. In November 2020, the Company was approved to expand the site. The initial phase of expansion began on November 15, 2021 and adds more than 60,000 square feet of operations space with the addition of two 18,000 square foot greenhouses, one head house (green house support building), and two 9,600 square-foot buildings – one for indoor cultivation and one for the lab and packaging.  As part of its growth strategy, the Company is in the process of opening additional cultivation and extraction locations, with its expansion to Nevada near completion, with operations projected to commence in the first quarter of 2022.

Item 9 Labs Corp. produces premium cannabis and cannabis-related products in a rapidly growing market. The Company currently offers hundreds of Item 9 Labs products that they group into the following categories: flower; concentrates; distillates and hardware. The Company expects their product offerings to continue to grow as they develop new products to meet the needs of the end users. The Company makes their products available to consumers through licensed dispensaries in Arizona and intends to offer them to be sold through their Unity Rd. franchisees’ dispensaries as the franchise brand saturates markets. Item 9 Labs products can be found in more than 60% of Arizona’s dispensaries. The following is a summary of the Company’s product line:

•	Item 9 Labs Flower: The Company offers a variety of strains to assist consumers and patients with particular needs or ailments. Some of their most recognized strains are Candyland, Tres Leches and Jack-Herer. In May 2021, the Company introduced pre-rolled joints made from house-grown flower and ultra-thin, unrefined French paper, available as seven half-gram pre-rolls.

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•	Item 9 Labs Concentrates: The Company offers a variety of cannabis concentrates including shatter, crumble, badder, THCA, live resin terpene sauce and broad-spectrum distillate cartridges.

•	Orion 710: The Company believes that its Orion 710, a technological advancement from the previous Apollo 710 system, revolutionizes the cannabis vape market with its clean, modern design and accurately-dosed delivery. It has a sleek, compact look and a streamlined design that makes it easy to fit in the palm of one’s hand. With three distinct temperature settings and a ceramic heating element, the Company believes the Orion 710 provides a longer, smoother and more effortless hit than other cannabis vaporizers.

The Company’s Franchise Offerings

Fees

As a cannabis dispensary franchisor, the Company offers both single-unit and multi-unit franchise packages to potential business operators. The Company seeks to sell primarily multi-unit packages in regulated markets across the U.S. to well capitalized individuals and organizations that meet their franchisee requirements. The primary franchise fees include an initial franchise fee and ongoing fees based on a percentage of revenues of the franchisee. A summary of all their current fees is provided below:

Initial Franchise Fees

Number of Franchises	Initial Franchise Fee Per Unit
1-2	$100,000
3 or more	$83,333

Recurring Fees

Fee Type	Fee Amount	Payment Frequency
Support Fee	5% of Gross Revenues	Weekly
Marketing Fund Contribution	2% of Gross Revenues	Weekly

The initial fee and the support fee are intended to generate revenue for the Company and to support their efforts to provide services to their franchisees. In their franchise agreements they are required to segregate the marketing fund contributions and use those funds to advertise locally, regionally, and/or nationally, in printed materials, on radio, on television, and/or on the Internet in support of their franchisees and their brand. The actual fee arrangements are subject to negotiation undertaken by their management.

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Services and Support

The Company’s franchise operations cover a wide scope of services to provide value to their franchisees. For new entrants to the cannabis industry, they have an application writing and support team well-versed in the cannabis licensing process for different cities and states across the country. They work with their franchisees’ advisors and facilitate relationships to help franchisees in obtaining a license. The Company’s franchisee prospects also may choose to acquire existing operators rather than new unlicensed locations. The Company also has a mergers and acquisitions team    with experience in valuing and finding acquisition candidates. Alongside their industry relationships, they work with a variety of business brokers and bankers to help franchisees find existing businesses.

In addition to third-party acquisitions, they plan to provide refranchising opportunities when appropriate. These refranchise opportunities will allow the Company to sell a corporate owned asset to a franchisee and deploy the capital to allow them to continue to grow. Whether buying or building, they assist franchisees in selecting real estate in optimal areas that suit the zoning restrictions and limitations for cannabis dispensaries. The Company is also seeking to partner with real estate investors to provide real estate capital and leasing to their franchisees. During the building and/or retrofit stage of a franchisee’s dispensary, they intend to utilize their long-standing relationships with architects and contractors who have experience working with cannabis industry participants.

The Company also plans to provide franchisees with strategic sourcing and partnerships through their preferred suppliers in various locations. The Company plans to utilize existing relationships to assist franchisee product purchasing at more competitive pricing than if they were operating as a non-franchised dispensary.

Additionally, the Company will work with franchisees to develop and execute a plan with respect to various marketing programs, including the grand opening of each franchise location, local advertising and cooperative marketing to support their franchisees in establishing and growing their business. The Company believes their franchisees will receive the benefit of scale as their brand grows and the marketing pool and locations develop alongside them.

Prior to a franchisee beginning operations, the Company plans to provide a classroom training program that will last approximately 45 hours. Their staff is well versed in cannabis dispensary operational procedures and with training new employees and managers. Additionally, franchisee dispensary managers will be required to travel to their designated training facility in Denver, Colorado, or to one of the Company’s affiliate locations for hands-on training at least 60 days prior to franchisee dispensary operations commencing.

Pre-Franchise Service Agreements

For prospective franchisees that have not yet obtained a license, the Company enters into service agreements that require conversion into franchise agreements upon issuance of the licenses. In connection with these agreements, they assist the prospective franchisees with site selection, license procurement, dispensary design and other pre-operational services. Upon signing of the service agreement, the prospective franchisee typically pays the Company an amount that is credited towards one’s initial franchise fee in consideration for the services to be provided prior to obtaining the license. The Company believes these service agreements allow them to assist their prospective franchisees in obtaining licenses while it also provides them a binding commitment from the prospective franchisee to enter into a franchise agreement upon issuance of a license.

Company-Owned Cannabis Facilities

In addition to their franchised operations, the Company plans to expand through applying for or acquiring additional licenses to operate cannabis facilities and acquiring existing cannabis operators. They believe their current company-owned cannabis operations and potential future acquisitions will contribute to their revenue and asset base. One of the strengths of the franchising model is that the expertise from operating cannabis dispensaries allows the Company to improve the operations and success of all franchisees while innovations from franchisees can be tested and, when viable, efficiently implemented to help the Company and their franchisees. Having company-owned and operated dispensaries also provides their personnel and those of their franchisees with a venue for training. In addition, in their company-owned and operated dispensaries they plan to further develop and refine operating standards, marketing concepts and product and pricing strategies that they believe will ultimately benefit all of their franchisees.

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Additionally, the Company plans to target “flagship locations” in new states to establish their retail brand. These locations would be retail dispensaries that they would use for touring potential franchisees and creating a presence in a new market. The Company also has a proven operations team in managing retail dispensaries and believes there are accretive acquisition opportunities for experienced operators.

  The Company’s targeted cannabis facilities include:

Dispensaries:	Retail facilities that sell various cannabis products in both medical and adult-use markets to end consumers or medical patients.
Cultivation:	Facilities for the cultivation of medical and/or adult-use cannabis flower.
Processing:	Facilities for the manufacturing and/or processing of medical and/or adult-use cannabis products.
Packaging:	Facilities or equipment that provide compliant and branded packaging for cannabis products delivered to franchisee- and company-owned dispensaries.

As the cannabis industry continues to evolve and innovate, the Company’s management team may target additional cannabis operations.

Social Equity and Economic Development (SEED) Program

The Company recently launched their SEED program, pursuant to which they would provide services to applicants in various states. Social equity programs run by state and local governments are generally designed to address the impacts of past cannabis policies and their inequities by developing and implementing cannabis policies that seek to provide equitable ownership and employment opportunities in the cannabis industry. The Company’s SEED program is intended to be consistent with these policies, but is also designed to help expand the franchise brand and bring revenue to the Company through recurring fees and other services.

While their SEED program is still developing [and they have not yet signed potential clients], they currently intend for the SEED Program to assist individuals or entities that qualify as social equity applicants under state or local programs. The Company plans to assist these clients in licensing, site selection and dispensary design and, ultimately, the operation of the dispensary utilizing the Unity Rd. brand.

Growth Objectives and National Expansion Plans for 2022-2023

The Company’s mission is to elevate trust in cannabis through a consistent, premium product offering; comfortable, modern cannabis dispensaries; and ongoing education to their communities nationwide. They seek to inspire customers, entrepreneurs, investors and the general community alike to confidently embrace the benefits cannabis offers. They will accomplish this through the acquisition of numerous medical and adult-use cannabis business licenses and existing businesses located throughout the United States. The Company’s goal is to acquire several dispensaries as well as acquire or develop complementary product brands, and hold several licenses by the end of 2023, including through the provision of management services over joint ventures for outstanding license applications.

Employees and Independent Contractors

As of February 18, 2022 the Company had 105 full-time employees, including their executive officers, and six part-time employees. The Company plans to hire additional employees and engage consultants on an as-needed basis. They also have relationships with several independent contractors who provide services to them on a regular basis.

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Research and Development

Going forward, the Company intends to continue focusing resources on research and development. Allocation of research and development funds may be dependent on the perceived likelihood of legalization or a significant change in the treatment of cannabis in a given geographic market. Funds may also be used for both product and market development in the hemp and cannabis industries. Given the emergent nature of these industries, they recognize the needs of today may not be the needs of the future and some capital investment will be necessary to meet changing demands.

Intellectual Property

The Company generally relies upon copyright, trademark and trade secret laws to protect and maintain their proprietary rights for their technology, brands, and products.  The Company currently holds several trademarks including various goods and services of “Item 9 Labs” (serial numbers 87940264, 87940227, 87940254 and 87940239), “Delta 8” (serial numbers 88004775, 88004789, 88004799, 88004812) and Strive Life (88/144,717), as well as several Internet domains including arizonadispensarypermits.com, dispernsarytemplates.com and wegrowstore.com.

The Company maintains a policy requiring their employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements and to control access to software, documentation and other proprietary information.

Notwithstanding the steps they have taken to protect their intellectual property rights, third parties may infringe or misappropriate their proprietary rights. Competitors may also independently develop products and models that are substantially equivalent or superior to their products and services.

Competition

The Company competes in markets where cannabis has been legalized and regulated. The Company expects that the quantity and composition of their competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis products. The Company believes that by diligently establishing and expanding their brands, product offerings and services in new and existing locations, they will continue to grow in this industry. Additionally, the Company expects that establishing their product offerings in new and existing locations will help to mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, further mitigating the impact of competition on their operations and results.

The Company currently competes with cannabis cultivators, manufacturers and retailers in their local jurisdictions as well as international enterprises, including Harvest Health & Recreation, Curaleaf, Green Thumb Industries and American Cannabis Company, among others. Many of their competitors are substantially larger than the Company and have significantly greater name recognition, sales and marketing, financial, technical, customer support and other resources. These competitors also may have more established distribution channels and stronger relationships with local, long distance and Internet service providers.

Government Regulation of Cannabis

Cannabis (other than hemp and its derivatives) is currently a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (“DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine, even though these persons are in compliance with state law.

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The Company and their licensed products will also be subject to a number of other federal, state and local laws, rules and regulations. The Company anticipates that they, along with their vendors, will be required to manufacture their products in accordance with the Good Manufacturing Practices guidelines and will be subject to regulations relating to employee safety, working conditions, protection of the environment and other items. Changes in laws, rules and regulations or the recall of any product by a regulatory authority, could have a material adverse effect on their business and financial condition.

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Currently, cannabis and cannabidiol (“CBD”) (if it has 0.3 percent THC or more) are classified as Schedule I drugs, which are viewed as highly addictive and having no medical value and is illegal to distribute and use. The United States Federal Drug Administration has not approved the sale of cannabis for any medical application but did approve the CBD-based drug epidiolex, in 2018. Doctors may not prescribe cannabis or CBD (0.3 percent THC or more) for medical use under federal law. In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis or CBD (0.3 percent THC or more) will not be denied services or other medications that are denied to those using illegal drugs. In December 2018, the federal Agriculture Improvement Act (also known as the Farm Bill of 2018) was approved, federally legalizing hemp and its derivatives, such as CBD that contain less than 0.3% THC.

Currently, forty-seven (47) States and the District of Columbia have laws legalizing cannabis and CBD in some form. In November 2016, California, Massachusetts, Maine and Nevada all passed measures legalizing the adult use of cannabis. California’s Prop. 64 measure allows adults age 21 and older to possess up to one ounce of cannabis and grow up to six plants in their homes. Other tax and licensing provisions of the law did not take effect until January 2018. In November 2020, Arizona, Montana, South Dakota and New Jersey all passed measures legalizing the adult use of cannabis, and Mississippi and South Dakota passed measures legalizing the medical use of cannabis. In March 2021, New York State passed a law to legalize adult use of cannabis.

Corporate Information

The Company’s principal offices are located at 2727 N 3rd Street, Suite 201, Phoenix AZ 85004, and their telephone number is 1-833-867-6337. Their website address is https://www.item9labscorp.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

DESCRIPTION OF PROPERTY

The Company’s principal offices are located at 2727 N 3rd Street, Suite 201, Phoenix AZ 85004 and consist of 4,202 square feet at a month rent of $6,653. The lease includes all utilities and was effective June 1, 2019 with a term of five years. Further, the Company has assumed a lease agreement at 14201 N. May Ave, Suite 205, Oklahoma City, OK 73134 and consists of 3,101 square feet at an escalating monthly rent beginning at $5,483. The term of the lease ends in February 2029. The term of the lease may be extended by two additional five-year periods with rent to be determined at the time the extension option is exercised.

In addition, the Company has signed three leases, the commencement of which is contingent upon the receipt of certain cannabis licenses, for a total of 22,000 square feet of retail and storage space. The initial total monthly base rent for these leases is approximately $25,000. The leased property is located in Broomfield and Denver, Colorado, and Biddeford, Maine.

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Currently, Item 9 Labs Corp. is utilizing five acres of its cultivation site in Coolidge, Arizona and intends to implement the remaining 45 acres in accordance with its three-year strategic development plan. The property includes a nearly 10,000 square foot, state-of-the-art indoor manufacturing facility with nearly 10,000 square feet of additional cultivation capacity which received approval to operate on June 4, 2019, and is currently producing premium cannabis.

In November 2020, the Company was approved to expand the site. The initial phase of expansion began on November 15, 2021  and will add more than 60,000 square feet of operations space with the addition of two 18,000 square foot greenhouses, one head house (green house support building), and two 9,600 square-foot buildings – one for indoor cultivation and one for the lab and packaging.  As part of its growth strategy, the Company is in the process of opening additional cultivation and extraction locations, with its expansion to Nevada nearing completion.

DIRECTORS AND EXECUTIVE OFFICERS

Directors are elected to serve until the next annual meeting of stockholders until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which they were elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all Board members individually or collectively consent in writing to the action.

Executive officers are appointed by and serve at the pleasure of the Company’s Board of Directors, subject to any contractual arrangements.

The following table sets forth the names, positions, and ages of their current executive officers and directors.

Directors and Executive Officers

Name:	Age:	Position(s):	Director Since:
Andrew Bowden	34	Chief Executive Officer and Director	September 11, 2018
		(Principal Executive Officer)

Robert E. Mikkelsen	40	Chief Financial Officer, Secretary, and Treasurer	--
		(Principal Financial and Accounting Officer)

Jeffrey Rassás	59	Chief Strategy Officer, and Director	March 20, 2012

Christopher Wolven	40	Chief Operating Officer	--

Douglas Bowden	62	Chairman of the Board	February 4, 2020

Michael Weinberger	44	Chief Franchise Officer and Director	May 5, 2021

Lawrence Taylor	57	Director	December 14, 2021

Dr. Eric Kutscher	44	Director	December 14, 2021

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The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of their stockholders or until removed from office in accordance with their bylaws. Their officers are appointed by their board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of their stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. The Company’s Board of Directors appoints officers annually and each executive officer serves at the discretion of their Board of Directors.

 None of the directors held any directorships during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act, or of any company registered as an investment company under the Investment Company Act of 1940.

Director and Executive Officer Biographical Information

Andrew Bowden -- Chief Executive Officer and Director

Andrew Bowden has been Chief Executive Officer since November 18, 2019, and a Director of the Company since September 11, 2018. In January 2013, Mr. Bowden co-founded Bowden Investment Group, an investment group focused on real estate, software and other sustainable investments,  and has been serving as its Chief Executive Officer since its founding. Andrew brings extensive experience with multitier investment strategies in real estate, software and sustainable investments. As CEO and co-founder of Bowden Investment Group, Andrew brings his business experience and leadership to Item 9 Labs. Andrew brings extensive experience with multitier investment strategies in real estate, software and sustainable investments. Andrew is also skilled and experienced with fundraising and partnering efforts which will help extend their current portfolios with the right strategic partnerships. Based on Mr. Bowden’s experience and skills, we believe Mr. Bowden is qualified to serve as member of the Company’s Board of Directors.

Robert E. Mikkelsen -- Chief Financial Officer, Secretary, Treasurer

On October 15, 2018, Mr. Robert E. Mikkelsen was appointed as the Chief Financial Officer, Secretary, and Treasurer of the Company. Mr. Mikkelsen received his bachelor’s degree in accounting in 2004 from the Eller College of Business, University of Arizona. After graduating, Mr. Mikkelsen went on to work as an auditor for Henry & Horne, LLP in Arizona. Mr. Mikkelsen has worked with a client base that is diverse in both size and industry, working with small non-profits, large government agencies and medium-sized business, including those in the health care, mental health and pharmaceutical industries. After 11 years at Henry & Horne, in January 2016 Mr. Mikkelsen started his own firm which focused on serving clients in various industries with accounting, tax and financial solutions. After serving Item 9 Labs as a contractor for a year, Mikkelsen accepted a full-time position with the Company in October 2018.

Jeffrey Rassás -- Chief Strategy Officer, Director

On November 15, 2019, Mr. Jeffrey Rassás was appointed as the Company’s Chief Strategy Officer. On March 20, 2012, Jeffrey Rassás was appointed as a member of the Company’s Board of Directors. Mr. Rassás serves as Chief Strategy Officer of Item 9 Labs Corp., a position he has held since April 2018. Mr. Rassás is charged with guiding the Company’s strategic growth and advising the CEO and management team. Mr. Rassás is a twenty-year veteran of entrepreneurial ventures and business management.  Mr. Rassás has served as CEO, President and Chairman of the Board of Airware Labs Corp, CEO and Chairman of the Board of YouChange Holdings Corp, a publicly traded company on the OTCQB and CEO of Global Alerts, a holding company for Earth911.com, Amberalert.com and Pets911.com, which later merged with YouChange Holdings Corp and acquired Quest Recycling to form Quest Resource Holdings Corporation now trading on NASDAQ under the ticker symbol, QRHC. Prior to these executive-level posts, Mr. Rassás was Co-Chairman and CEO of ImproveNet, Inc., which he acquired  through a merger in 2002, and later sold to IAC/InterActiveCorp, ImproveNet won “Best of Web” by Money Magazine. In addition, Mr. Rassás served as founder, CEO, and Chairman of the Board of EBIZ Enterprises, a publicly traded Linux solutions provider.

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Christopher Wolven -- Chief Operating Officer

On January 1, 2019, Mr. Christopher Wolven was appointed as the Company’s Chief Operating Officer. As Chief Operating Officer (COO) of Item 9 Labs Corp., Mr. Wolven provides the leadership, management and vision necessary to ensure that the Company has the proper operational controls, administrative and reporting procedures, people and systems in place to effectively grow the organization and ensure financial strength and operating efficiency.  Mr. Wolven is an experienced restaurant industry expert, including as a Regional Brand Chef with Fox Restaurant Concepts. At Fox Restaurant Concepts he was responsible for operations and food development for seven of the Company’s 15 brands, spanning ten locations with over 1,000 employees. He oversaw creative development, financial planning and operational wellbeing as well as the building and implementation of systems.Mr. Wolven participated in many restaurant openings across a number of states.

Douglas Bowden – Chairman of the Board

On February 4, 2020, the Board appointed Mr. Doug Bowden as a member of the Company’s Board of Directors. On July 31, 2020, the Board appointed Mr. Doug Bowden as the Co-Chairman of the Company’s Board of Directors and he became the Chairman on July 31, 2020.  Mr. Bowden started his career in the electronics industry, working in a successful family-run business that he purchased with his brother and ran for nearly 20 years, focused on signal processing and monitoring providing hardware and software for broadcasters during the high-definition TV revolution. Bowden sold his business in 2009, and in 2013 Mr. Bowden and his son started Viridis Group, a real estate company centered on buying and remodeling luxury condos in Colorado and Arizona. Viridis Group has recently adopted the name Bowden Investment Group. As such, Mr. Bowden brings extensive experience with multitier investment strategies in real estate, software, and sustainable investments. Mr. Bowden attended the University of South Dakota where he studied business.

Michael Weinberger – Chief Franchise Officer, Director

On May 5, 2021, the Board appointed Mr. Michael Weinberger as a member of the Company’s Board of Directors and as the Chief Franchise Officer of Item 9 Labs Corp. Previously COO of OCG Inc., Weinberger leads all franchise-related growth areas of Unity Rd., while overseeing day-to-day operations of the franchise. His years of professional experience in franchising have brought focus on the cannabis space since 2018.  Previously, he was the CEO of Maui Wowi, a global coffee and smoothie franchise with more than 500 units, and led its sale to Kahala Brands. Upon acquisition, his role shifted to Brand President and VP of Franchise Development, overseeing Kahala Brands’ nontraditional portfolio and growth strategies.

Lawrence Taylor – Independent Director

On December 14, 2021, the Board appointed Mr. Lawrence Taylor as a member of the Company’s Board of Directors. Mr. Taylor brings a diverse perspective to the boardroom combining deep financial expertise, strategy, and governance to deliver thoughtful questions and insights that help drive informed decisions. As a C-level executive, advisor, and board member with more than 30 years of business experience, he has guided organizations through complex restructurings, acquisitions, corporate development activities and capital transactions totaling over $15 billion. Since 2004, Mr. Taylor has served as President of Taylor Strategy Group, a business consulting practice he owns and operates. From 2018 to present, Mr. Taylor has served on the board of Barrie House Coffee and from 2014 to present he has served on the board of CLP Holdings III, LLC. At Barrie House Coffee, he chairs the M&A committee and serves on the Strategic Planning Committee. Previously, he served on the boards and committees (M&A, Strategic Planning, Restructuring, Finance and Compensation) of multiple companies. He has also served as a Board Member and Treasurer on the Finance and Compensation Committees for Sojourner Center and from 2013 to 2015 as a Board Member and Treasurer for E Tabs Manufacturing. From 2004 to 2013, Mr. Taylor was a Partner and Managing Director with Odyssey Capital Group, a Phoenix based business. Mr. Taylor holds a Bachelor of Science degree in Finance from Louisiana Tech University.

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Dr. Eric Kutscher – Independent Director

On December 14, 2021, the Board appointed Dr. Eric Kutscher as a member of the Company’s Board of Directors. Dr. Kutscher has over 25 years of experience leading high performing teams and being a thought leader in the delivery of patient centered healthcare, research, academia, and leadership. Dr. Kutscher started his career in academic psychiatry and pharmacology where he progressed through the promotion and tenure process to become a full clinical professor at three different universities. In 2013, Dr. Kutscher retired from his academic role to pursue healthcare executive opportunities and consulting. From 2004 to present, Dr. Kutscher has been founder and principal of a consulting company where he has consulted with well-known companies such as SpotRx/MedAvail, MeMD, UAMC, UArizona/SinfroniaRx, TribalEM/Tribal Health, San Carlos Apache Healthcare, Pill Nurse, Walgreens, Connections Health Solutions, and various legal firms. From 2019 to present, Dr. Kutscher has been the Senior Director for Clinical Operations and Pharmacy Services for Arizona Oncology Associates, the largest privately held Oncology practice in the state of Arizona, where he was hired to provide change leadership. From 2015-2017, Dr. Kutscher was Chief Clinical Officer and Vice President of Operations at San Carlos Apache Healthcare corporation.

Dr. Kutscher received his Pharmacy Doctorate (PharmD) from the University of Iowa and completed his Psychopharmacology residency at The University of Missouri – Kansas City and Western Missouri Mental Health Center where he was the chief resident. Dr. Kutscher received his MBA focused on Entrepreneurial Leadership from the University of Sioux Falls and completed an Advanced Executive Leadership Certificate Program at the University of Arizona.

Significant Employees

The Company has no significant employees other than their officers and directors.

Family Relationship

Douglas Bowden (Chairman) is the father of Andrew Bowden (Chief Executive Officer, President and Director). Christopher Wolven (Chief Operating Officer) is the son-in-law of Jeffrey Rassás (Chief Strategy Officer and Director). Other than the foregoing, there are no family relationships between the Company’s directors and executive officers.

Involvement in Certain Legal Proceedings

To the best of their knowledge, none of their directors or executive officers has, during the past ten years:

(1) had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

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(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (3)(i) above, or to be associated with persons engaged in any such activity;

(5) has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. The Committees were formed in June 2019. The Audit and Compensation Committees are comprised of at least one non-employee, independent director and two additional directors. The Nominating and Corporate Governance Committee has one independent director and one management director. The discussion below describes current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Nominations and Governance
Lawrence Taylor (Chairman)	Lawrence Taylor (Chairman)	Dr. Eric Kutscher (Chairman)
Dr. Eric Kutscher	Dr. Eric Kutscher	Lawrence Taylor
Doug Bowden		Andrew Bowden

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Audit Committee and Audit Committee Financial Expert

On June 21, 2019, the Company’s Board of Directors established an audit committee and adopted its audit committee charter, a copy of which is filed as Exhibit 99.1 to the Company’s Form 10 filed with the SEC on June 27, 2019, and is incorporated by reference herein.

The current members of the Board’s Audit Committee are Lawrence Taylor, Dr. Eric Kutscher and Doug Bowden all of whom the Company believes have sufficient financial expertise for overseeing financial reporting responsibilities. Mr. Taylor serves as the Company’s Audit Committee Chairman and is deemed as a financial expert (as defined in Item 407 of Regulation S-K).

The Company’s audit committee should consist of two independent members of the board of directors. The audit committee’s duties include, but are not limited to, recommending to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

On June 21, 2019, the Company's Board of Directors established a compensation committee of the Board of Directors and adopted a Compensation Committee Charter. The Compensation Committee is made up of two members, both of which are independent members of the Board of Directors, and each of whom will serve for a term of one year. The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities related to the Company's compensation structure and compensation, including equity compensation, if any, paid by the Company.

Nominations and Governance Committee

On June 21, 2019, the Company’s Board of Directors established a nominations and governance committee and adopted its nominations and governance committee charter. The Nominations and Governance Committee is made up of three members, two of which are independent members of the Board of Directors and one non-independent director. Each member will serve for a term of one year.

Code of Conduct and Ethics

The Company’s board of directors adopted a Code of Conduct and Ethics (the "Code") on June 21, 2019, which applies to its officers, directors and employees, including its Chief Executive Officer and Chief Financial Officer. The purpose of the Code is to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission ("SEC") or OTCMarkets, and in other public communications made by the Company;
•	compliance with applicable laws and governmental rules and regulations;
•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
•	accountability for adherence to the Code.

A copy of the Code has been filed previously as Exhibit 14.1 to the Company’s Form 10 and is incorporated herein by reference.

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EXECUTIVE COMPENSATION

See “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Form 10-K and incorporated by reference herein pursuant to General Instruction III(a)(1)(B) of Form 1-A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes to it sets forth information regarding the number of shares of Common Stock beneficially owned by (i) each director and named executive officer of our Company, (ii) named executive officers, executive officers, and directors of the Company as a group, and (iii) each person known by us to be the beneficial owner of 5% or more of our issued and outstanding shares of Common Stock. Unless otherwise further indicated in the following table, the footnotes to it or elsewhere in this Offering Circular, the persons and entities named in the following table have sole voting and sole investment power concerning the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

As of the date of this Offering Circular, the Company had authorized two billion (2,000,000,000) shares of Common Stock, par value $0.0001, of which there were 95,041,184  shares issued and outstanding.

	Amount and Nature of Beneficial	Before	After
Name and Address of Beneficial Owner (1)	Ownership (2)	Offering (3)	Offering (4)
Directors and Officers:
Andrew Bowden (5) - CEO and Director	18,155,531	16.8%	13.4%
Robert Mikkelsen (6) - CFO, Secretary and Treasurer	250,000	0.3%	0.2%
Jeffrey Rassas (7) - Chief Strategy Officer and Director	2,068,233	2.2%	1.7%
Christopher Wolven (8) - Chief Operating Officer	488,460	0.5%	0.4%
Douglas Bowden (9) - Chairman of the Board	17,800,531	16.5%	13.1%

Michael Weinberger (10) - Chief Franchise Officer and Director	3,298,885	3.4%	2.6%
Lawrence Taylor - Director	—	0.0%	0.0%
Dr. Eric Kutscher (11) - Director	20,906	0.0%	0.0%
All director and officers as a group (8 people)	24,382,015	25.7%	19.8%

Beneficial Shareholders greater than 5%
Stockbridge Enterprises LP (12)	10,384,048	10.3%	8.1%
7377 E Doubletree Ranch Rd, Suite 200
Scottsdale, AZ 85258
Sean Dugan (13)	6,144,712	6.5%	5.0%
Andrew Poirier (13)	5,198,045	5.5%	4.2%

(1)	Unless as otherwise indicated in the following table and the footnotes, the Company’s named executive officers and directors’ address in the following table is c/o Item 9 Labs Corp., 2727 N 3rd Street, Suite 201, Phoenix, AZ 85004. Based on the Company’s knowledge, each person has sole voting and investment power with respect to the shares held, except as noted.
(2)	Under Rule 13d-3 of the Exchange Act, any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.
(3)	Based upon 95,041,184 shares outstanding as of the date of this Offering Circular.
(4)	Based upon 123,041,184 shares of Common Stock outstanding after this Offering, assuming all Units are sold and none of the Warrants underlying the Units is exercised.

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(5)	Mr. Bowden’s beneficial ownership consists of 205,000 shares of common stock held by EBAB, LLC, which is controlled by Mr. Bowden, 250,000 of shares issuable upon exercise of vested stock options and 5,000,000 shares of commons stock, 11,400,000 shares of common stock issuable upon the exercise of warrants and 1,300,531 shares of common stock issuable upon conversion of debt and accrued interest owned by Viridis Group I9 Capital LLC aka Bowden Investment Group, an entity controlled by Mr. Bowden.
(6)	Mr. Mikkelsen’s beneficial ownership includes 250,000 of shares issuable upon exercise of vested stock options.
(7)	Mr. Rassas’ beneficial ownership includes 1,710,733 shares of common stock, 1,705,733 shares of which are held by Hayjour Family Limited Partnership, an entity controlled by Mr. Rassas and 357,500 shares issuable upon the exercise of vested stock options.
(8)	Mr. Wolven’s beneficial ownership consists of 288,460 shares of common stock and 250,000 of shares issuable upon exercise of vested stock options.

(9)	Mr. Bowden’s beneficial ownership consists of 100,000 shares of common stock, 5,000,000 shares of common stock, 11,400,000 shares of common stock issuable upon exercise of vested warrants and 1,300,531 shares of common stock issuable upon conversion of debt and accrued interest owned by Viridis Group I9 Capital LLC aka Bowden Investment Group, an entity controlled by Mr. Bowden.
(10)	Mr. Weinberger’s beneficial ownership consists of 998,885 shares of common stock and 2,300,000 shares of common stock issuable upon exercise of vested warrants.
(11)	Dr. Kutscher’s beneficial ownership consists of 20,906 shares of common stock.
(12)	Stockbridge Enterprises LP is an Arizona limited partnership formerly controlled by Mitchell A. Saltz, Chairman and Managing Partner. To the best of the Company’s knowledge Mr. Saltz is deceased and his estate is in control of his ownership interests. Stockbridge’s ownership consists of 4,884,048 shares of common stock and 5,500,000 shares of common stock issuable upon exercise of vested warrants.
(13)	Dugan and Poirier were members of BSSD. On March 20, 2018, the Company closed on an Agreement and Plan of Exchange to acquire all of the membership interests of BSSD in exchange for newly issued restricted shares of common stock which were distributed pro-rata to the BSSD members.

Changes in Control

There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

See “Part III. Item 13. Certain Relationships and Related Transactions, and Director Independence – Related Party Transaction” in the Company’s 2021 Form 10-K and incorporated by reference herein pursuant to General Instruction III(a)(1)(B) of Form 1A.

Director Independence

The OTC Market’s OTCQX tier, on which the Company’s Common Stock is quoted, requires that companies have a board of directors that includes at least two Independent Directors (as defined below) and have an Audit Committee a majority of whose members are Independent Directors.

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The OTCQX defines the following terms:

•	“Independent Director” means a Person other than an Executive Officer or employee of the Company or any other Person having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. The following persons shall not be considered independent: (A) a director who is, or at any time during the past three years was, employed by the Company; (B) a director who accepted or has a Family Member who accepted any compensation from the Company in excess of $120,000 during any fiscal year within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an executive officer) of the Company; or benefits under a tax-qualified retirement plan, or nondiscretionary compensation; or (C) A director who is the Family Member of a Person who is, or at any time during the past three years was, employed by the Company as an executive officer.
•	“Family Member” means a Person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such Person’s home.
•	“Person” shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or other entity.

According to the OTCQX definition of “Independent Director” (i) Lawrence Taylor and Dr. Eric Kutscher are each an Independent Director and (ii) Messrs. Andrew Bowden, Douglas Bowden, Jeffrey Rassás and Michael Weinberger are not Independent Directors because each is also an executive officer or a relative of an executive officer of the Company.

DIVIDEND POLICY

The Company has never declared or paid cash dividends on their Common Stock. The Company currently intends to retain any future earnings for use in the operation of their business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on their capital stock will be at the discretion of the Company’s Board of Directors, subject to applicable laws, and will depend on their financial condition, results of operations, capital requirements, general business conditions, and other factors that their Board of Directors considers relevant.

DESCRIPTION OF SECURITIES

The Company is authorized to issue up to two billion (2,000,000) shares of $0.0001 par value Common Stock and nil shares of preferred stock.

Units

The Company is offering up to 28,000,000 investment units (“Units”) at a price of $1.40 per Unit. Each Unit is comprised of one share of Common Stock (“Common Shares”), and one half of a warrant (the “Warrants”) to purchase one share of Common Stock (“Warrant Shares”). The Common Shares and Warrants comprising the Units and the underlying Warrant Shares are being offered pursuant to Regulation A for Tier 2 offerings. The Common Shares and Warrants comprising of Units and the underlying Warrant Shares are only issued to purchasers who satisfy the requirements set forth in Regulation A.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately in this Offering.

Common Stock

As of the date of this Offering Circular, there were 95,041,184 shares of Common Stock issued and outstanding.

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Holders of the Company’s Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid and nonassessable, and the Common Shares included in the Units to be issued upon completion of this Offering will be fully paid and nonassessable. The holders of Common Stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of any liquidation, dissolution or winding-up of the Company’s affairs, holders of Common Stock will be entitled to share ratably in any of their assets remaining after payment or provision for payment of all of the Company’s debts and obligations.

The Company’s Common Stock is quoted on the OTC Markets’ OTCQX Tier under the symbol “INLB.”

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant. There is no market for the Company’s Warrants and none is expected to develop.

Exercisability. Only whole Warrants underlying the Units can be exercised. Each whole Warrant issued in this Offering entitles the registered holder to purchase one share of the Company’s Common Stock at a price equal to $2.00 share, subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m. (Eastern Time), second anniversary after the date of issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Company, by utilizing the exercise form on the reverse side of the Warrant certificate completing and executing as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised.

Adjustment. If and whenever the shares of Common Stock of the Company are subdivided into a greater or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Company conducts a rights offering to its stockholders, the exercise price will be decreased or increased proportionately as the case may be. Upon any such subdivision, consolidation, payment of a stock dividend or rights offering, the number of shares deliverable upon the exercise of a Warrant and the exercise price of the Warrant will be increased or decreased proportionately as the case may be.

In case of any reclassification of the capital of the Company, or in the case of the merger, reorganization or amalgamation of the Company with, or into any other company or of the sale of substantially all of the property and assets of the Company to any other company, each Warrant will, after such reclassification of capital, merger, amalgamation or sale, confer the right to purchase that number of shares or other securities or property of the Company or of the Company resulting from such reclassification, merger, amalgamation, or to which such sale will be made, as the case may be, which the Holder would then hold if the Holder had exercised the Holder’s rights under the Warrant before reclassification of capital, merger, amalgamation or sale; and in any such case, if necessary, appropriate adjustments will be made in the application of the provisions set forth in the Warrant with respect to the rights and interest thereafter of the Holders to the end that the provisions set forth in the Warrant will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable on the exercise of a Warrant.

Fractional Shares. Only whole Warrants may be exercised. Each whole Warrant may only be exercised for a whole number of shares and no fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round the fractional share up to the nearest whole number.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without the Company’s consent.

Warrant Agreement. The Warrants, substantially in the form of the Warrant filed as an exhibit to the Offering Statement of which this Offering Circular, will be issued in the name of the investor, or its designee(s).

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Redemption. At any time on or after the Date of Issuance, the Common Stock trades at least $3.00 for ten (10) consecutive trading date, the Company shall have the right, but not the obligation, to elect to have, out of funds legally available therefor, all or a pro rata portion of the then outstanding Warrants for a price per $0.0001 per Warrant; provided, that notwithstanding anything to the contrary contained herein, each warrantholder shall have the right to elect prior to the Redemption Election Date to give effect to the exercise rights  with respect to the Warrants held by such holder.

Redemption Notice. As promptly as practicable, but in no event later than ten (10) business days, following receipt of an Exercise Notice, the Company shall send written notice (the "Redemption Notice") of its receipt of an Exercise Notice to each holder warrantholder. Each Redemption Notice shall state:

(a)       the number of Warrants of held by the holder that the Company shall redeem on the Redemption Date specified in the Redemption Notice;

(b)        the date of the closing of the redemption, which shall be no later than sixty (60) days following receipt by the Company of the Exercise Notice (the applicable date, the "Redemption Date") and the Redemption Price;

(c)        the date upon which the holder's right to exercise its Warrants, which date shall be no earlier than five (5) days before the Redemption Date; and

(d)       the manner and place designated for surrender by the holder to the Company of his, her or its certificate or certificates representing the Warrants of Preferred Stock to be redeemed.

Payment. On the Redemption Date, all Warrants redeemed by the Company shall be canceled and retired and the Company shall thereafter make payment of the applicable Redemption Price by certified check or wire transfer to the holder of record of such Warrant; provided, that if less than all the Warrants represented by a surrendered certificate are redeemed, then a Warrant representing the unredeemed Warrants shall be issued in the name of the applicable holder of record of canceled Warrant.

Rights Subsequent to Redemption. If on the applicable Redemption Date, the Redemption Price is paid (or tendered for payment) for any of the Warrants to be redeemed on such Redemption Date, then on such date all rights of the holder in the Warrants so redeemed and paid or tendered, including any rights to dividends, shall cease, and such Warrants shall no longer be deemed issued and outstanding.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Company’s Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, their consolidation or merger with or into another person, the acquisition of more than 50% of their outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by their outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the Warrant Agent Agreement are governed by Delaware law.

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Preferred Stock

The Company’s certificate of incorporation does not authorize preferred stock.

Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 20% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the Company’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by the Company’s board of directors and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The Company’s shares of authorized but unissued Common Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

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Stock Transfer Agent

 The Company’s transfer agent is Nevada Agency and Transfer Company, Inc., 50 West Liberty Street, Suite 880, Reno, NV 89501.

Fully Paid and Non-Assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable. All Warrant Shares issuable upon the exercise of the Warrant will be, when issued against payment therefore, be deemed to be validly issued, fully paid and non-assessable.

Trading Market

The Common Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law. The Company’s Common Stock is currently quoted on the OTC Markets’ OTCQX tier under the symbol “INLB.” There is currently no market for the Warrants and none is expected to develop.

Resale Restrictions

The Company intends to offer and sell their securities in this Offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. In each of the foregoing jurisdictions in which the Company intends to make offers and sales, they have made or will timely make notice filings where required in respect of the Company’s intentions to make offers and sales there. Investors in the state of Arizona must either be accredited investors within the meaning of Rule 501 under Regulation D under the Securities Act or meet the qualified purchaser definition in Arizona Administrative Code Rule 13.9. Investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington will be required by state law to purchase the Company’s securities in this Offering through a broker-dealer of record. Their broker-dealer of record will be Dalmore Group, LLC, member FINRA/SIPC, a registered broker-dealer.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a U.S. federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can bar the sale of covered securities in a particular case.

The Company is a reporting company under Section 12(g) of the Exchange Act. Following this Offering, the Company intends to continue filing periodic and current reports as required by the Exchange Act. Therefore, under NSMIA, the states and other jurisdictions of the United States are preempted from regulating the resale by security holders of the Company’s Common Stock. However, NSMIA does allow states and territories to require notice filings and collect fees with regard to resale transactions, and a state may suspend the offer and resale of the Company’s securities within such state if any such required filing is not made or fee is not paid. As of the date of this Offering Circular, the following states and territories do not require any resale notice filings or fee payments and security holders may resell the Company’s securities: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

As of the date of this Offering Circular, in the following states, district and territories, security holders may resell the Company’s securities if the proper notice filings have been made and fees paid: the District of Columbia, Illinois, Maryland, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.  As of the date of this Offering Circular, the Company has not determined in which of these states and other jurisdictions, if any, the Company will submit the required filings or pay the required fees. Additionally, if any additional states or other jurisdictions adopt a statute, rule or regulation requiring a filing or fee, or if any state amends its existing statutes, rules or regulations with respect to its requirements, the Company will likely need to comply with those new requirements in order for the Company’s securities to become eligible, or continue to be eligible, for resale by security holders in those states or other jurisdictions.

56

In addition, aside from the exemption from registration provided by NSMIA, the Company believes that their securities may be eligible for resale in various states without any notice filings or fee payments, based upon the availability of applicable exemptions from such states’ registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

The various states and other jurisdictions can impose fines on the Company or take other regulatory actions against it if they fail to comply with their securities laws. Although they are taking steps to help ensure that they will conduct all offers and sales in this Offering in compliance with all Blue Sky laws, there can be no assurance that they will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if they do not achieve compliance.

Purchasers under this Offering should consult with one’s own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Company’s Common Shares immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for the Company’s Common Stock. Future sales of substantial amounts of their Common Stock, or securities or instruments convertible into their Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of their Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of the Company’s Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of the Company’s Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of the Company’s Common Stock for at least 12 months, in the event they have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of theirs at the time of sale or to have been an affiliate of theirs at any time during the 90 days preceding the sale. A person who is an affiliate of the Company’s at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of the Company’s Common Stock then outstanding; or
•	the average weekly trading volume of the Company’s Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, the Company is subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

57

EXPERTS

The Company’s consolidated financial statements as of September 30, 2021, and September 30, 2020, have been included in reliance on the reports of BF Borgers CPA PC and Semple, Marchal & Cooper, LLP, independent registered public accounting firms, respectively, as stated in its reports incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Carmel, Milazzo & Feil LLP.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to incorporate by reference the information they file with it, which means that the Company can disclose important information to investors by referring investors to another document that they have filed separately with the SEC. The Company hereby incorporates by reference the following information or documents into this Offering Circular:

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with SEC on January 13, 2022, (our 2021 Form 10-K); and

•	The Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2021, filed with the SEC on February 14, 2022

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this Offering Circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Item 9 Labs Corp. urges investors to carefully read this Offering Circular and the documents incorporated by reference herein, before buying any of the Units being offered under this Offering Circular. This Offering Circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that the Company makes in this Offering Circular is inconsistent with statements made in the documents incorporated by reference herein, one should rely on the information in this Offering Circular and the statements made in this Offering Circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

One should rely only on the information contained in this Offering Circular or incorporated herein by reference. The Company has not authorized anyone to provide one with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular or incorporated herein by reference. One should not rely on any unauthorized information or representation. This Offering Circular is an offer to sell only the Units offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. One should assume that the information in this Offering Circular is accurate only as of the date on the front of the applicable document and that any information the Company has incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Offering Circular, or any sale of a security.

Item 9 Labs Corp. further notes that the representations, warranties and covenants made by them in any agreement that is filed as an exhibit to any document that is incorporated by reference in this Offering Circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

58

Upon written or oral request, the Company will provide investors without charge a copy of any or all of the documents that are incorporated by reference into this Offering Circular, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Item 9 Labs Corp.

2727 N 3rd Street, Suite 201

Phoenix, AZ 85004

Attn: Robert Mikkelsen, CFO

(833) 867-6337

WHERE YOU CAN FIND MORE INFORMATION

Item 9 Labs Corp. has filed with the SEC a Regulation A Offering Statement on Form 1A under the Securities Act with respect to the Units offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about the Company and the securities offered hereby, the Company refer one to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

The Company is subject to the periodic reporting requirements of the Exchange Act, and they file periodic reports, proxy statements and other information with the SEC. Investors may access their annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

FINANCIAL STATEMENTS

INDEX	58
Report of BF Borgers CPA PC	F-1
Report of Semple, Marchal & Cooper, LLP	F-2
Consolidated Balance Sheets as of September 30, 2021 and 2020	F-3
Consolidated Statements of Operations for the Years Ended September 30, 2021 and 2020	F-4
Consolidated Statements of Changes in Stockholders' Equity for the Years Ended September 30, 2021 and 2020	F-5
Consolidated Statements of Cash Flows for the Years Ended September 30, 2021 and 2020	F-6
Notes to Consolidated Financial Statements	F-7
Condensed Consolidated Balance Sheets as of December 31, 2021 (Unaudited) and September 30, 2021	F-29
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended December 31, 2021 and 2020	F-30
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three Months Ended December 31, 2021 and 2020	F-31
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended December 31, 2021 and 2020	F-32
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-33

59

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Item 9 Labs Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Item 9 Labs Corp. (the "Company") as of September 30, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue recognition — identification of contractual terms in certain customer arrangements

As described in Note 1 to the consolidated financial statements, management assesses relevant contractual terms in its customer arrangements to determine the transaction price and recognizes revenue upon transfer of control of the promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Management applies judgment in determining the transaction price which is dependent on the contractual terms. In order to determine the transaction price, management may be required to estimate variable consideration when determining the amount and timing of revenue recognition.

The principal considerations for our determination that performing procedures relating to the identification of contractual terms in customer arrangements to determine the transaction price is a critical audit matter are there was significant judgment by management in identifying contractual terms due to the volume and customized nature of the Company’s customer arrangements. This in turn led to significant effort in performing our audit procedures which were designed to evaluate whether the contractual terms used in the determination of the transaction price and the timing of revenue recognition were appropriately identified and determined by management and to evaluate the reasonableness of management’s estimates.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the revenue recognition process, including those related to the identification of contractual terms in customer arrangements that impact the determination of the transaction price and revenue recognition. These procedures also included, among others, (i) testing the completeness and accuracy of management’s identification of the contractual terms by examining customer arrangements on a test basis, and (ii) testing management’s process for determining the appropriate amount and timing of revenue recognition based on the contractual terms identified in the customer arrangements.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

January 13, 2022

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Item 9 Labs Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Item 9 Labs Corp. (the “Company”) and subsidiaries as of September 30, 2020, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at September 30, 2020, and the results of its operations, changes in stockholders’ equity, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

 /s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

We have served as the Company’s auditor for 2019 and 2020.

Phoenix, Arizona

January 12, 2021

F-2

ITEM 9 LABS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$1,454,460	$84,677
Accounts receivable, net	1,448,280	352,598
Inventory	6,391,351	2,147,110
Prepaid expenses and other current assets	1,302,558	307,905
Total current assets	10,596,649	2,892,290

Property and equipment, net	10,877,848	7,208,760
Right of use asset	156,938	196,756
Deferred commissions	108,874	—
Escrow deposits	17,744,913	—
Other deposits	600,000	1,243,738
Receivable for sale of Airware assets, net	—	160,715
Notes and interest receivable, net	—	80,000
Intangible assets, net	18,659,095	7,765,114
Goodwill	58,064,816	1,116,396
Total Assets	$116,809,133	$20,663,769

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,759,818	$1,977,207
Accrued payroll and payroll taxes	2,678,694	1,896,808
Accrued interest	1,391,766	780,903
Accrued expenses	1,169,776	110,000
Deferred revenue, current portion	119,992	—
Notes payable, current portion	4,536,002	3,193,150
Operating lease liability, current portion	56,592	60,480
Convertible notes payable, net of discounts	1,277,394	2,270,000
Total current liabilities	14,990,034	10,288,548

Deferred revenue, net of current portion	655,851	—
Operating lease liability, net of current portion	104,406	140,336
Notes payables, net of current portion and discounts	14,957,399	2,219,636

Total liabilities	30,707,690	12,648,520

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $.0001 per share, 2,000,000,000 shares authorized; 107,074,417 and 68,336,113 shares issued and 94,774,417 and 56,036,113 shares outstanding at September 30, 2021 and 2020, respectively	10,707	6,834
Additional paid-in capital	133,414,830	44,426,737
Accumulated deficit	(33,874,094)	(22,968,322)
Treasury stock	(13,450,000)	(13,450,000)

Total Stockholders' Equity	86,101,443	8,015,249

Total Liabilities and Stockholders' Equity	$116,809,133	$20,663,769

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ITEM 9 LABS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended	For the year ended
	September 30, 2021	September 30, 2020
Revenues, net	$21,937,227	$8,121,733
Cost of revenues	13,324,284	4,825,959
Gross profit	8,612,943	3,295,774

Operating expenses
Professional fees and outside services	3,241,820	1,389,183
Payroll and employee related expenses	6,649,097	4,131,948
Sales and marketing	1,170,982	265,028
Depreciation and amortization	1,085,847	907,556
Other operating expenses	1,828,954	1,477,991
Loss on impairment	—	100,000
Provision for bad debt	237,506	450,018
Total expenses	14,214,206	8,721,724

Loss from operations	(5,601,263)	(5,425,950)

Other income (expense)
Interest expense	(5,295,349)	(6,959,705)
Other income (expense)	(9,160)	14
Total other income (expense), net	(5,304,509)	(6,959,691)

Net loss, before income tax provision (benefit)	(10,905,772)	(12,385,641)

Income tax provision (benefit)	—	(85,984)

Net loss	(10,905,772)	(12,299,657)

Less: Net loss attributable to noncontrolling interest	—	(26,274)

Net loss attributable to Item 9 Labs Corp	$(10,905,772)	$(12,273,383)

Basic and diluted net loss per common share	$(0.14)	$(0.20)

Basic and diluted weighted average common shares outstanding	78,592,889	61,621,955

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ITEM 9 LABS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 2021 AND 2020

	Item 9 Labs Corp Equity
			Additional				Non
	Common Stock		Paid-in	Treasury Stock		Accumulated	Controlling
	Shares	Amount	Capital	Shares	Amount	(Deficit)	Interest	Total
Balance at September 30, 2019	63,643,005	$6,365	$18,148,962	—	$—	$(10,694,939)	$(123,942)	$7,336,446

Treasury stock acquired in settlement agreement	—	—	3,450,000	(2,300,000)	(3,450,000)	—	—	—
Stock to be issued for acquisition	3,250,000	325	3,509,675	—	—	—	—	3,510,000
Treasury stock returned by founders	—	—	10,000,000	(10,000,000)	(10,000,000)	—	—	—
Warrants issued	—	—	5,088,451	—	—	—	—	5,088,451
Beneficial conversion features	—	—	2,562,099	—	—	—	—	2,562,099
Issuance of shares for services	1,443,108	144	1,483,135	—	—	—	—	1,483,279
Non-controlling interest dissolution from acquisition	—	—	(150,216)	—	—	—	150,216	—
Stock based compensation	—	—	334,631	—	—	—	—	334,631
Net loss	—	—	—	—	—	(12,273,383)	(26,274)	(12,299,657)
Balance at September 30, 2020	68,336,113	6,834	44,426,737	(12,300,000)	(13,450,000)	(22,968,322)	—	8,015,249

Stock issued for cash, net	15,646,643	1,564	11,981,564	—	—	—	—	11,983,128
Stock issued for acquisition	19,080,000	1,908	61,897,434	—	—	—	—	61,899,342
Warrants and options issued for acquisition	—	—	906,572	—	—	—	—	906,572
Stock to be issued for automatic debt conversion	1,419,989	142	1,419,847	—	—	—	—	1,419,989
Stock to be issued with debt	92,365	9	107,480	—	—	—	—	107,489
Warrants issued with debt	—	—	6,756,824	—	—	—	—	6,756,824
Beneficial conversion features	—	—	737,124	—	—	—	—	737,124
Gain on troubled debt restructuring	—	—	304,714	—	—	—	—	304,714
Issuance of shares for services	1,461,099	146	3,130,220	—	—	—	—	3,130,366
Stock based compensation	—	—	1,715,424	—	—	—	—	1,715,424
Stock issued on conversion of warrants and options	1,038,208	104	30,890	—	—	—	—	30,994
Net loss	—	—	—	—	—	(10,905,772)	—	(10,905,772)
Balance at September 30, 2021	107,074,417	$10,707	$133,414,830	(12,300,000)	$(13,450,000)	$(33,874,094)	$—	$86,101,443

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ITEM 9 LABS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	September 30, 2021	September 30, 2020
Operating Activities:
Net loss	$(10,905,772)	$(12,299,657)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	214,828	128,814
Amortization of intangible assets	1,006,019	778,742
Amortization of right of use asset	39,818	71,602
Amortization of debt discount	3,891,260	4,802,716
Common stock issued for services	689,247	1,395,279
Stock based compensation expense	1,715,424	334,631
Provision for bad debt	237,506	450,018
Impairment of investments	—	100,000
Changes in operating assets and liabilities:
Accounts receivable	(1,085,400)	3,410
Inventory	(4,244,241)	(210,576)
Prepaid expenses and other current assets	(69,206)	(293,496)
Accounts payable	676,453	900,661
Accrued payroll	599,244	51,005
Accrued interest	703,885	1,371,606
Accrued expenses	417,834	1,428,847
Deferred revenue	163,338	—
Operating lease liability	(39,818)	(67,542)
Accrued income tax	—	(87,476)
Net Cash Used in Operating Activities	(5,989,581)	(1,141,416)

Investing Activities:
Deposit on acquisition	(1,775,348)	—
Cash paid for acquisition	—	(555,738)
Purchases of property, equipment and construction in progress	(2,242,217)	(167,152)
Cash received from sale of Airware assets	5,000	55,000
Cash received from note receivable	—	20,000
Cash acquired in merger	94,596	—
Capitalized license fees	—	(238,964)
Net Cash Used in Investing Activities	(3,917,969)	(886,854)

Financing Activities:
Proceeds from the sale of common stock	13,299,808	—
Costs for sale of common stock	(50,000)	—
Proceeds from exercise of stock options	30,994	—
Proceeds from the issuance of debt	2,580,000	2,119,000
Payment of debt	(4,583,469)	(580,996)
Net Cash Provided by Financing Activities	11,277,333	1,538,004

Net Increase (Decrease) in Cash	1,369,783	(490,266)

Cash and cash equivalents- Beginning of Period	84,677	574,943

Cash and cash equivalents - End of Period	$1,454,460	$84,677

Supplemental disclosure of cash flow information:
Interest paid in cash	$700,204	$445,966
Income taxes paid in cash	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Stock issued (or to be issued) for acquisitions	$—	$3,510,000
Stock and warrants issued for debt, accrued interest and related fees	$6,864,313	$5,088,451
Non-controlling interest	$—	$123,972
Debt issued in license purchase	$—	$1,500,000
Contributions of treasury stock	$—	$13,450,000
Fixed assets purchased with debt	$314,530	$—
Transfer of accrued interest to debt	$416,507	$1,265,885
Debt proceeds used to repay existing debt	$1,760,777	$2,000,000
Stock, warrants and options issued in OCG acquistion	$62,805,914	$88,000
Related party debt assumed in OCG acquisition	$1,186,658	$—
Operating lease right of use asset and liability	$—	$268,358
Beneficial conversion feature on convertible debt	$737,124	$2,562,099
Stock issued for sale of common stock expenses	$1,266,680	$—
Stock issued for services (1)	$1,619,200	$—
Stock issued for purchase of property, equipment and construction in progress	$244,486	$—
Stock issued for conversion of debt	$1,419,989	$—
Accrued debt discount fees	$265,000	$—
Debt proceeds used to fund escrow deposits and pay debt issuance costs (2)	$17,744,913	$—
Accrued liabilities capitalized in construction in progress	$1,041,134	$—
Gain on troubled debt restructuring	$304,714	$—

(1)	$929,953 was recorded as an adjustment to prepaid expenses and other current assets on the statement of cash flows
(2)	The debt proceeds went directly to the escrow deposit accounts

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ITEM 9 LABS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of Business and Summary of Significant Accounting Policies

Description of Business

Item 9 Labs Corp. ("Item 9 Labs" or, including its subsidiaries, the "Company"), formerly Airware Labs Corp., is a Delaware corporation. The Company was incorporated under the laws of the State of Delaware on June 15, 2010 as Crown Dynamics Corp.

Item 9 Labs Corp. is a holding company, investing in cannabis and cannabis-related businesses. Its subsidiaries currently compete in two different market segments: (1) producing cannabis and cannabis-derived products and technologies through its Item 9 Labs brand (“Cultivation”), which is currently distributed throughout the State of Arizona in licensed medical and adult-use dispensaries; and (2) sell medical and adult-use cannabis dispensary franchises under its franchise brand “Unity Rd.” (“Franchising”).

In March 2021, the Company closed on the acquisition of OCG, Inc, dba Unity Rd, a dispensary franchisor. The transaction was structured as a reverse triangular merger, with the effect of OCG, Inc. becoming a wholly owned subsidiary of the Company. Unity Rd has agreements with more than twenty (20) entrepreneurial groups to open more than thirty-five (35) Unity Rd retail dispensary locations in fourteen (14) states. The majority of the locations are in the licensing process. Unity Rd will be the vehicle to bring Item 9 Labs products across the United States and internationally, while keeping dispensaries locally owned and operated, empowering entrepreneurs to operate their business and contribute to their local communities. As the Unity Rd dispensaries achieve sufficient market penetration, Item 9 Labs aims to offer its products in those locations to expand the distribution footprint of its premium product offerings.

In March 2020, the World Health Organization categorized Coronavirus Disease 2019 ("COVID-19") as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency. The extent of the impact of the COVID-19 outbreak on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, its impact on our customers and vendors, and the range of governmental and community reactions to the pandemic, which are uncertain and cannot be fully predicted at this time.

Principles of Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company, and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated.

Item 9 Labs consolidates a variable interest entity (“VIE”) in which the Company is deemed to be the primary beneficiary.  An entity is generally a VIE if it meets any of the following criteria: (i) the entity has insufficient equity to finance its activities without additional subordinated financial support from other parties, (ii) the equity investors cannot make significant decisions about the entity’s operations or (iii) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity or receive the expected returns of the entity and substantially all of the entity’s activities involve or are conducted on behalf of the investor with disproportionately few voting rights. The Company periodically makes judgments in determining whether its investees are VIEs and, for each reporting period, the Company assesses whether it is the primary beneficiary of its VIE. As of September 30, 2019, the Company was deemed the primary beneficiary of Strive Management, LLC. The interests in Strive Management, LLC held by non-controlling members have been presented on the statement of operations as non-controlling interest. During fiscal year 2020, the Company purchased the remaining non-controlling member interest and at September 30, 2021 and 2020, Strive Management, LLC was consolidated as a wholly-owned subsidiary. See Note 4.

Certain prior period balances have been reclassified in the accompanying consolidated financial statements to conform to the current year presentation. These reclassifications had no effect on the prior year's net loss or accumulated deficit.

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. Significant estimates of the Company include but are not limited to accounting for depreciation and amortization, current and deferred income taxes, inventory, accruals and contingencies, carrying value of goodwill and intangible assets, collectability of notes receivable, the fair value of common stock and the estimated fair value of stock options and warrants, and the estimated fair value of the consideration paid and the fair value of assets purchased and liabilities assumed in the acquisition of OCG, Inc. (See Note 4). Due to the uncertainties in the formation of accounting estimates, and the significance of these items, it is reasonably possible that these estimates could be materially changed in the near term.

F-7

Cash and Cash Equivalents

Cash represents cash on hand, demand deposits placed with banks and other financial institutions and all highly liquid instruments purchased with a remaining maturity of three months or less as of the purchase date of such investments. The Company maintains cash on deposit, which, can exceed federally insured limits. The Company has not experienced any losses on such accounts nor believes it is exposed to any significant credit risk on cash.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect from outstanding balances. Outstanding accounts receivable balances are due in 30 days or less from the time of delivery. Differences between the amount due and the amount management expects to collect are recognized in the results of operations in the year in which those differences are determined. Accounts receivable are written off when all reasonable collection efforts have been taken. At September 30, 2021 and 2020, the Company has reserved $0 and $81,018, respectively, of specific accounts deemed uncollectible. Accounts receivable are pledged as collateral for debt, bear no interest, and are unsecured.

Inventory

Inventory is stated at the lower of cost or net realizable value with cost being determined on the first in first out method. Inventory consists of the costs directly related to the production and cultivation of cannabis crops, cannabis oils, and cannabis concentrate products. Inventory is relieved to cost of revenues as products are delivered to dispensaries. Inventory consists primarily of labor, utilities, costs of raw materials, packaging, nutrients and overhead.

The Company routinely evaluates the carrying value of inventory for slow moving and potentially obsolete inventory and, when appropriate, will record an adjustment to reduce inventory to its estimated net realizable value. There were no inventory reserves recorded at September 30, 2021 and 2020.

Deferred Commissions

The Company pays sales commissions upon the execution of the franchise and consulting agreements and collection of amounts due. These commissions are capitalized on the balance sheet and recognized as expense in the statement of operations as the revenue associated with each franchise or consulting agreement is recognized. Deferred commission expense had a balance of $122,082 and $0 at September 30, 2021 and 2020, respectively, and is included in prepaid expenses and other current assets on the consolidated balance sheets. Commission expense recognized during the years ended September 30, 2021 and 2020 that was included in deferred commission expense at September 30, 2020 and 2019 was $1,288 and $0, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Gains and losses on the disposition of property and equipment are recorded in the period incurred. Equipment not yet in service will be depreciated once operations commence.

The estimated useful lives of property and equipment are:

Cultivation and manufacturing equipment	3 to 5 years
Computer equipment and software	3 years
Buildings and improvements	20 to 30 years

Notes and Other Receivables, net

Notes and other receivables are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations in the period in which those differences are determined, with an offsetting entry to a valuation allowance for receivables. Management assesses all receivables individually and in total, considering historical credit losses as well as existing economic conditions to determine the likelihood of future credit losses. The Company stops accruing interest on interest bearing receivables when the receivable is in default.

F-8

Impairment of Long-Lived Assets

We analyze long-lived assets, including property and equipment and definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. We review the amortization method and estimated period of useful life at least at annually at the balance sheet date. We record the effects of any revision to operations when the change arises. We recognize impairment when the estimated undiscounted cash flow generated by those assets is less than the carrying amount of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets, which is generally calculated using discounted cash flows.

Intangible Assets Subject to Amortization

Intangible assets include trade names and trademarks, customer relationships, a website, franchise and consulting agreements, a noncompete agreement and other intellectual property obtained through business acquisitions. Intangible assets acquired in a business combination are recognized at fair value using generally accepted valuation methods deemed appropriate for the type of intangible asset acquired. Intangible assets with finite lives are amortized over their estimated useful life and reported net of accumulated amortization, separately from goodwill. Amortization is calculated on the straight-line basis using the following estimated useful lives:

Tradenames and trademarks	10 years
Customer relationships	2 years
Noncompete agreement	4 months
Websites and other intellectual property	5 years
Franchise and consulting agreements	10 years

Generally, the Company utilizes the relief from royalty method to value tradenames and trademarks, the multi-period excess earnings method for valuing franchise and consulting agreements, the with or without method for valuing the customer relationships, and the discounted cash flow method for valuing the website and other intellectual property.

Goodwill and Intangible Assets Not Subject to Amortization

Goodwill represents the excess of the purchase price paid for the acquisition of a business over the fair value of the net tangible and intangible assets acquired. Indefinite life intangible assets represent licenses purchased for cultivation, processing and distribution of cannabis. Goodwill and indefinite life intangibles are not subject to amortization, however, annually, or whenever there is an indication that goodwill or the indefinite life intangible assets may be impaired, we evaluate qualitative factors to determine whether it is more likely than not that the fair value of the goodwill or indefinite life intangible assets is less than its carrying amount. Our test of goodwill and indefinite life intangible assets includes assessing qualitative factors and the use of judgment in evaluating economic conditions, industry and market conditions, cost factors, and entity-specific events, as well as overall financial performance. Upon the determination of a likely impairment, management assesses the recorded goodwill or indefinite life intangibles balance with the fair value of the reporting unit or assets acquired.

Licenses

Cannabis licenses vary in term for each jurisdiction. The Company capitalizes all costs associated with the acquisition of cannabis licenses in the year the license is obtained. Subsequent measurement is determined by the length of the term of the license. The Company acquired licenses during the year ended September 30, 2020 that have indefinite useful lives. Costs associated with maintaining licenses (annual fees) are expensed as incurred. The anticipated maintenance fees are not expected to be material to the consolidated financial statements. Licenses are included on the balance sheet under the heading Intangible assets, net at September 30, 2021 and 2020.

Income Taxes

Deferred tax assets and liabilities are recorded based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company calculates a provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized by identifying the temporary differences arising from the different treatment of items for tax and accounting purposes. In determining the future tax consequences of events that have been recognized in the financial statements or tax returns, judgment and interpretation of statutes are required.

In assessing realizable deferred tax assets, management assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not more likely than not or there is insufficient operating history, a valuation allowance is established. The Company adjusts the valuation allowance in the period management determines it is more not more likely than not that net deferred tax assets will be realized. After review of the deferred tax asset and valuation allowance in accordance with ASC 740, management determined that it is not more likely than not that the Company will realize its net deferred tax assets and the net deferred tax assets were fully reserved at September 30, 2021 and 2020.

F-9

The Company is generally subject to tax audits for its United States federal and state income tax returns for approximately the last four years, however, earlier years may be subject to audit under certain circumstances. Tax audits by their very nature are often complex and can require several years to complete.

Revenue Recognition

Cultivation revenue

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle, including identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction price, including estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and recognizing revenue when (or as) the performance obligation is satisfied.

Substantially all of the Company's revenue is associated with a customer contract that represents an obligation to provide cannabis products that are delivered at a single point in time.  Any costs incurred prior to the period in which the products are delivered are recorded to inventory and recognized as cost of revenues in the period in which the performance obligation is completed. For the years ended September 30, 2021 and 2020, substantially all of the Company's revenue was generated from performance obligations completed in the state of Arizona.

The Company recognizes revenue once the products are delivered. Revenue is considered earned upon successful delivery of the product to the dispensary as the Company has no further performance obligations at this point in time and collection is reasonably assured. Under the performance contract in effect prior to January 1, 2020, the Company acted as an agent for the dispensary, did not own the cannabis products, could not exchange the cannabis products, prepared invoices for the dispensary and all employees that were in contact with cannabis products were agents of the dispensary with which we had our contract. Given these facts and circumstances, it was the Company's policy to record the revenue related to the contract net of the amount retained by the dispensary. Per the dispensary contract, the Company was paid 85% of the wholesale market price of the cannabis products delivered for the three months ended December 31, 2019. The contract was amended in December 2019 and beginning in January 2020, the Company was paid 100% of the wholesale market price of the cannabis products delivered. The contract called for monthly payments in the amount of $80,000 for the three months ending March 31, 2020. Beginning April 1, 2020, the Company entered into a three-year agreement with another dispensary, which calls for monthly payments of $40,000. Prior to January 1, 2020, the Company recorded revenues at the amount it expected to collect, 85% of the total wholesale sales. Since January 1, 2020, the Company records revenue at the amount it expects to collect, 100% of the wholesale sales. The fees paid for operating under the contract are expensed to cost of revenues.

The Company's revenues accounted for under ASC 606 do not require significant estimates or judgments based on the nature of the Company's revenue stream. The sales price is generally fixed at the point of sale and all consideration from the contract is included in the transaction price. The Company's contracts do not include multiple performance obligations, variable consideration, a significant contract, rights of return or warranties.

Franchising revenue

Through OCG, Inc., the Company enters into franchise agreements and consulting agreements. The franchise agreement allows the franchisee to, among other things, establish a franchised outlet under the Company’s Unity Rd. brand. Under the consulting agreements, the Company assists customers with applying for and being awarded a retail cannabis license through the state license application process. The initial franchise fee and the consulting fee are due upon execution of the related agreement. These payments are deferred on the consolidated balance sheet and is recognized into revenue on the statement of operations when (or as) the performance obligations included in the agreements are satisfied. Deferred revenue had a balance of $775,843 and $0 at September 30, 2021 and 2020, respectively, and is included in deferred revenue on the consolidated balance sheets. Revenue recognized during the years ended September 30, 2021 and 2020 that was included in deferred revenue at September 30, 2020 and 2019 was $11,662 and $0, respectively.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, consisting of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value due to their short term to maturity (level 3 inputs).  The Company's receivable resulting from the sale of Airware, notes receivable and notes payable approximate fair value based on borrowing rates currently available on notes with similar terms and maturities (level 3 inputs).

F-10

Fair Value Measurement

The fair value measurement guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in the valuation of an asset or liability. It establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under the fair value measurement guidance are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;
Level 2 -	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; or
Level 3 -	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Advertising

Advertising costs are expensed as incurred.

Net Loss Per Share

Basic net loss per share does not include dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the losses of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive. The following table summarizes the securities outstanding at September 30, 2021 and 2020 that were excluded from the diluted net loss per share calculation because the effect of including these potential shares was antidilutive due to the Company’s net loss.

	2021	2020
Potentially dilutive common share equivalents
Options	5,217,315	3,211,709
Warrants	46,095,000	16,500,000
Convertible notes	1,630,724	2,312,710
Potentially dilutive shares outstanding	52,943,039	22,024,419

Stock-Based Compensation

The Company accounts for its stock-based awards in accordance with ASC Subtopic 718-10, "Compensation - Stock Compensation", which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. The estimated fair value is then expensed over the requisite service period of the award which is generally the vesting period and the related amount is recognized in the consolidated statements of operations. The Company recognizes forfeitures at the time they occur.

Assumptions used to estimate compensation expense are determined as follows:

•	Expected term is generally determined using the average of the contractual term and vesting period of the award.
•	Expected volatility is measured using the historical daily changes in the market price of the Company's common stock over a period consistent with the expected term or, if earlier, since March 20, 2018, the day of the merger between BSSD Group LLC ("BSSD") and Airware Labs Corp. We do not have an extensive history as a public company and the expected volatility is a significant input into the Black-Scholes option pricing model.
•	Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards.

Item 9 Labs Corp Incentive Stock Option Plan:

On June 21, 2019, our board and shareholders voted to approve the 2019 Equity Incentive Plan (the "2019 Plan"). Pursuant to the 2019 Plan, the maximum aggregate number of Shares available under the Plan through awards is the lesser of: (i) 6,000,000 shares, increased each anniversary date of the adoption of the plan by 2 percent of the then-outstanding shares, or (b) 10,000,000 shares. It is the policy of the Company to issue new shares for options that are exercised.

F-11

Warrants, Conversion Options and Debt Discounts

The Company analyzes warrants issued with debt to determine if the warrants are required to be bifurcated and accounted for at fair value at each reporting period. When bifurcation is not required, the Company records a debt discount, based on the relative fair values of the warrants and the debt, with a corresponding charge to equity unless the terms of the warrant require it to be classified as a liability. The warrants and corresponding note discounts are valued using the Black-Scholes option-pricing model. This model uses estimates of volatility, risk free interest rate and the expected term of the warrants, along with the current market price of the Company's stock, to estimate the value of the outstanding warrants. The Company estimates the expected term using an average of the contractual term and vesting period of the award. The expected volatility is measured using the average historical daily changes in the market price of the Company's common stock over the expected term of the award or, if earlier, since March 20, 2018, the day of the merger between BSSD Group LLC ("BSSD") and Airware Labs Corp, and the risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards.

The Company also analyzes conversion options embedded with debt to determine if the conversion options are required to be bifurcated and accounted for at fair value at each reporting period or to determine if there is a beneficial conversion feature. At September 30, 2021 and 2020, none of the conversion options embedded in the Company’s debt was required to be bifurcated.

Segment Reporting

The Company defines operating segments as components about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based on the sales and services performed by its subsidiaries. For the year ended September 30, 2021, the Company has identified two segments: the cultivation, production and sale of cannabis and cannabis derived products and technologies (“Cultivation”) and the sales of Unity Rd. franchises to dispensaries (“Franchising”).

Business Combination

The Company allocates the purchase price of an acquired business to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values on the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The purchase price allocation process requires management to make significant estimates and assumptions, especially at the acquisition date with respect to intangible assets. Direct transaction costs associated with the business combination are expensed as incurred. The allocation of the consideration transferred in certain cases may be subject to revision based on the final determination of fair values during the measurement period, which may be up to one year from the acquisition date. The Company includes the results of operations of the business that it has acquired in its consolidated results prospectively from the date of acquisition.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date; any gains or losses arising from such re-measurement are recognized in profit or loss.

Recently Issued Accounting Pronouncements

Pending Adoption

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), which provides guidance on measuring credit losses on financial instruments. The amended guidance replaces current incurred loss impairment methodology of recognizing credit losses when a loss is probable with a methodology that reflects expected credit losses and requires a broader range of reasonable and supportable information to assess credit loss estimates. ASU 2016-13 is effective for the Company on October 1, 2023, with early adoption permitted on October 1, 2019. We are assessing the provisions of this amended guidance; however, the adoption of the standard is not expected to have a material effect on our consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the impact of adoption of this standard on the Company’s consolidated financial statements and disclosures.

F-12

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This standard requires contract assets and contract liabilities acquired in a business combination to be recognized in accordance with Topic 606 as if the acquirer had originated the contracts. For public business entities, it ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those years and early adoption is permitted. We are currently evaluating the impact of adoptions of this standard on the Company’s consolidated financial statements and disclosures.

There have been no other recent accounting pronouncements or changes in accounting pronouncements that have been issued but not yet adopted that are of significance, or potential significance, to us.

Note 2 - Going Concern

The accompanying consolidated financial statements have been prepared in conformity with US GAAP, which contemplates continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and has incurred net losses since its inception. These losses, with the associated substantial accumulated deficit, are a direct result of the Company's planned ramp up period as it is pursuing market acceptance and geographic expansion. In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheets is dependent upon continued operations of the Company which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. The Company operates in a new, developing industry with a variety of competitors. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, the Company will need to generate additional revenue and obtain additional capital to fund its operating losses and service its debt. Management's plans in regard to these matters are described as follows:

Sales and Marketing. Historically, the Company has generated the majority of its revenues by providing the products it produces to dispensaries throughout the state of Arizona. The Company's revenues have increased significantly since its inception in May 2017. Management will continue its plans to increase revenues in the Arizona market by providing superior products. Additionally, as capital resources become available, the Company plans to expand into additional markets outside of Arizona, with construction of a cultivation and processing facility nearing completion in Nevada. The Company believes that it will continue reducing the overall costs of revenues and costs of revenues will increase at a lower rate than revenues in future periods, which will lead to increased profit margins.

Financing. To date, the Company has financed its operations primarily with loans from shareholders, private placement financings and sales revenue. Management believes that with continued production efficiencies, production growth, and continued marketing efforts, sales revenue will continue to grow, thus enabling the Company to reverse its negative cash flow from operations and raise additional capital as needed. However, there is no assurance that the Company's overall efforts will be successful.

If the Company is unable to generate additional sales growth in the near term and raise additional capital, there is a risk that the Company could default on its obligations, and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing operations are available. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Inventory

Inventory consisted of the following at September 30, 2021 and 2020.

	September 30,
	2021	2020
Raw materials and work in process	$4,291,095	$1,685,534
Finished goods	1,052,375	317,558
Packaging and other	1,047,881	144,018
	$6,391,351	$2,147,110

F-13

Note 4 - Acquisitions

Strive Management, LLC

In February 2020, the Company executed an agreement with the other members of Strive Management, LLC to purchase the remaining 80% of Strive Management, LLC ("Strive"), as well as the Nevada licenses its members held in another entity. The Company agreed to pay $500,000 in cash, $1,000,000 in an unsecured note payable, 3,250,000 shares of the Company's restricted common stock, valued at $1.08 which was the trading price on the day of the acquisition, and issue 2,000,000 warrants, valued at $1,610,100 using the Black-Scholes option-pricing model, exercisable into the Company's common stock. The warrants were issued upon the earlier of September 30, 2020 or three months following the date on which each provisional certificate becomes a final certificate, which has not yet occurred. The warrants have a three-year term, exercise price of $1.13 and include down round provisions. In addition, a volatility of 186% and a discount rate of 2.97% were used in the Black-Scholes option-pricing model. In order to close the transaction, the Company borrowed $500,000 from Stockbridge Enterprises, a related party (See Note 9). Though the Company acquired the remaining portion of Strive, Strive was not considered a business under ASC 805, Business Combinations, as it did not have a substantive process. As such, the Company has recorded the transaction as an asset acquisition. As of September 30, 2021 and 2020, $6,703,981 has been recorded to licenses relating to the transaction, determined as follows.

Cash	$500,000
Debt	1,000,000
Common stock	3,510,000
Warrants	1,610,100
Direct cost of the acquisition	238,916
6,859,016
Less: amount allocated to imputed interest on the debt	(155,035)
$6,703,981

OCG Inc. (Unity Rd)

On December 13, 2020, the Company and I9 Acquisition Sub Inc. ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Agreement") with OCG Inc., a Colorado corporation ("Target"), pursuant to which the Merger Sub was merged with and into the Target in a reverse triangular merger with the Target continuing as the surviving entity as a wholly-owned subsidiary of the Company ("Merger"). On the terms and subject to the conditions set forth in the Agreement, upon the completion of the Merger, the Target Shareholders became stockholders of the Company through the receipt of an aggregate of 19,080,000 restricted shares of the common stock of the Company, of which 6,868,800 shares will be held in escrow for 12-18 months. As the initial merger agreement was agreed upon in February 2020, the Company agreed to fund a line of credit to assist in funding the operations of OCG Inc. during the process. The payments made on behalf of OCG, Inc. were reported as deposits in the amount of $643,738 as of September 30, 2020. As of September 30, 2021, the amount is reported as an internal balance and has been eliminated in consolidation for financial reporting purposes. The Agreement dated December 13, 2020 superseded and replaced all prior agreements between the parties, including that certain merger agreement dated February 27, 2020.  The transaction closed on March 19, 2021, which has been determined to be the acquisition date.

Management retained a third-party valuation specialist to review the value of the transaction as well as the purchase price allocation. The valuations and allocations are significant estimates. The fair value of the consideration paid, as set forth in the table below, is based on a third-party valuation.

	Shares	Price	Value
Stock issued	14,500,800	$3.49	$50,607,792
Escrow stock	1,992,559	2.27	4,521,017
Escrow stock	2,586,641	2.62	6,770,533
	19,080,000		61,899,342

Warrants issued	23,560,000	0.01	285,465
Stock option expense - pre-acquisition allocation			621,107
			$62,805,914

F-14

The value of the stock issued is based on the market price of the Company’s stock as of March 19, 2021. The value of the escrow stock is based on the market price of the Company’s stock as of March 19, 2021 and has been discounted for a lack of marketability. The warrants issued are exercisable at $3.00 per share and expire on June 30, 2024. Further, at any time after the issuance date, the closing trading price of the Company’s common stock on its then principal trading market is greater than $5.00 per common stock share for a period of 10 consecutive trading days, and has five days of trading volume in a 10 trading day period of 50,000 shares, and the shares underlying the exercised warrants are registered, then the Company may give notice that the expiration date shall be the 30th day after the date on which such notice is deemed to have been given by the Company. The value of the warrants issued was determined using Monte Carlo simulation and Geometric Brownian motion to simulate the Company’s stock price on a daily basis in order to isolate occurrences where the 10 day price hit above the $5.00 threshold that triggers exercise at $3.00. Also, the probability of meeting the 5/10 trading day condition if on a major exchange of 74.3% and the probability of trading on a major exchange before June 2024 of 1% to 10% were used in estimating the warrant value. The range of value for the warrants was $285,465 to $2,854,649. The Company used the lower end of the range in determining the value of consideration paid. As part of the consideration transferred, 285,883 of stock options were issued to employees that were retained by the Company subsequent to the acquisition. These options were valued using the Black-Scholes option-pricing model and resulted in an estimated value of $934,940. Of this value, $621,107 was allocated to the acquisition price. The remaining $313,833 was allocated to future services to be rendered by the employees and recorded as compensation expense subsequent to the acquisition. See Note 13.

The following table summarizes the allocation of the estimated purchase price to the estimated fair values of the assets acquired and the liabilities assumed as of the transaction date:

Tangible assets acquired

Cash	$94,596
Other current assets	116,441
Fixed assets	41,549
Total tangible assets	252,586

Assumed liabilities

Accounts payable	1,106,158
Other current liabilities	3,389,771
Officer and shareholder loans	1,186,658
Unearned franchise fee revenue	612,505
Total assumed liabilities	6,295,092

Net liabilities assumed	(6,042,506)
Intangible assets	11,900,000
Goodwill (a)(b)	56,948,420

Consideration paid	$62,805,914

(a)	The excess purchase price over the tangible and intangible assets acquired and liabilities assumed is allocated to goodwill. Goodwill may not be deductible for tax purposes.
(b)

Goodwill resulting from the acquisition represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. With the addition of a retail dispensary franchise business, it brings the full vertical to the Company (cultivation, processing, distribution and retail), providing a built in premium supply chain to distribute the products that the Company produces while maintaining a mode of growth which may be less dependent on outside capital for expansion.

The Company has recognized $61,512 and $2,396,777 of revenue and net loss, respectively, in the consolidated statement of operations for the year ended September 30, 2021 as a result of the acquisition of OCG, Inc. effective March 19, 2021.

The following unaudited pro forma information presents the consolidated results of operations of the Company and OCG, Inc. as if the acquisition consummated on March 19, 2021 had been consummated on October 1, 2019. Such unaudited pro forma information is based on historical unaudited financial information with respect to the acquisition and does not include operational or other charges which might have been affected by the Company.

F-15

	Years ended September 30,
	2021	2020
	(unaudited)	(unaudited)
Revenue	$22,008,849	$8,121,733
Net loss	$(21,474,891)	$(20,181,200)

Basic and diluted net loss per common share	$(0.25)	$(0.25)
Basic and diluted weighted average common shares outstanding	87,479,464	80,701,955

Note 5 – Goodwill and Intangible Assets

Goodwill and identifiable intangible assets, including licenses, consist of the following as of September 30, 2021 and 2020:

	Gross Carrying	Accumulated	Accumulated
	Amount	Amortization	Impairment	Net
September 30, 2021
Finite lived intangible assets:
Trade names and trademarks	$8,570,848	$497,356	$—	$8,073,492
Customer relationships	290,000	290,000	—	—
Websites and other intellectual property	2,470,000	946,488	955,223	568,289
Franchise and consulting agreements	3,970,000	656,667	—	3,313,333
Total finite lived intangible assets	15,300,848	2,390,511	955,223	11,955,114
Indefinite lived intangible assets:
Licenses	6,703,981	—	—	6,703,981
Total intangible assets	$22,004,829	$2,390,511	$955,223	$18,659,095

	Gross Carrying	Accumulated	Accumulated
	Amount	Amortization	Impairment	Net
September 30, 2020
Finite lived intangible assets:
Trade names and trademarks	$170,848	$21,000	$—	$149,848
Customer relationships	290,000	253,750	—	36,250
Websites and other intellectual property	2,470,000	639,742	955,223	875,035
Franchise and consulting agreements	470,000	470,000	—	—
Total finite lived intangible assets	3,400,848	1,384,492	955,223	1,061,133
Indefinite lived intangible assets:
Licenses	6,703,981	—	—	6,703,981
Total intangible assets	$10,104,829	$1,384,492	$955,223	$7,765,114

	Gross	Gross Carrying
	Carrying	Amount
	Amount	Goodwill
	Goodwill	Impairment
Changes in goodwill and indefinite lived intangibles:
Balance at September 30, 2020	$5,920,000	$4,803,604
Additional goodwill related to OCG, Inc. acquisition	56,948,420	—
Balance at September 30, 2021	$62,868,420	$4,803,604

F-16

Future amortization is as follows for each of the next five years and thereafter:

	Weighted Average
	Remaining
	Amortization
	Period (Years)	2022	2023	2024	2025	2026	Thereafter	Total
Trade names and trademarks	9.4	$465,084	$465,084	$465,084	$465,084	$465,084	$5,748,072	$8,073,492
Websites and other intellectual property	2.2	263,980	263,980	40,329	—	—	—	568,289
Franchise and consulting agreements	9.5	186,667	186,667	186,667	186,667	186,667	2,379,998	3,313,333

Total	9.1	$915,731	$915,731	$692,080	$651,751	$651,751	$8,128,070	$11,955,114

Amortization expense related to finite lived intangible assets was $1,006,019 and $778,742 for the years ended September 30, 2021 and 2020, respectively.

Note 6 - Property and Equipment, Net

The following represents a summary of our property and equipment as of September 30, 2021 and 2020:

	September 30,
	2021	2020
Cultivation and manufacturing equipment	$506,271	$169,069
Computer equipment and software	266,427	—
Buildings and improvements	2,785,781	2,713,196
	3,558,479	2,882,265
Accumulated Depreciation	(479,320)	(266,297)
	3,079,159	2,615,968
Land	380,584	380,584
Construction on progress	7,418,105	4,212,208
Property and Equipment, Net	$10,877,848	$7,208,760

Construction in progress relates to multiple capital projects ongoing during the years ended September 30, 2021 and 2020, including the construction of the Nevada facility, expansion of the Arizona facility and implementation of an ERP system. Construction in progress also includes interest and fees on debt that is directly related to the financing of the Company’s capital projects.

Depreciation expense for the years ended September 30, 2021 and 2020 was $214,828 and $128,814, respectively.

Note 7 - Sale of Airware Assets and Investment in Health Defense LLC

On May 3, 2018, the Company entered into an intellectual property sales agreement with Health Defense LLC. Pursuant to the terms of the agreement, the Company sold all of the assets related to the former business of the Company, nasal dilator sales.

In consideration for entering into the agreement, the Company was to receive: (i) $300,000 in cash at execution, (ii) $700,000 in cash within one year of execution and (iii) an additional $300,000 by December 31, 2019. The Company has recorded a reserve on the receivable of $757,145 and $596,430 as of September 30, 2021 and 2020, respectively, due to the uncertainty of collection.

As additional consideration, the Company was given a 10% ownership interest in Health Defense LLC. This ownership was initially valued at $100,000. During the year ended September 30, 2020, the Company determined the fair value of the investment to be lower than the carrying value and recorded an impairment charge of $100,000.

Note 8 - Notes Receivable

On May 11, 2018, the Company entered into a Promissory Note Agreement with a borrower in the principal amount of $150,000. This was a one year note with 20% non-compounded annual interest payable at maturity. It is convertible at the discretion of the Company into a unit offering of the borrower at a 15% discount. The note is personally guaranteed by the borrowers. This note is in default and is on non-accrual status. The Company has recorded a reserve of $150,000 and $80,000 on this note at September 30, 2021 and 2020, respectively.

F-17

On May 15, 2018, the Company entered into a Promissory Note Agreement with a borrower in the principal amount of $60,000. This was a one year note with 15% non-compounded annual interest payable at maturity. It is convertible at the discretion of the Company into an interest in a strategic partnership of ownership and operations of a certain dispensary license. The note is personally guaranteed by the borrower. This note is in default and is on non-accrual status. At September 30, 2021 and 2020, the principal and interest totaling $69,000 has been fully reserved.

Note 9 - Debt

Convertible Notes Payable

			Annual	Balance at	Balance at
	Effective Date	Maturity Date	Interest Rate	September 30, 2021	September 30, 2020	Conversion Price
C-1	3/23/2020	9/23/2020	12%	$—	$1,100,000	$1.00
C-2	3/23/2020	9/23/2020	12%	1,100,000	1,100,000	1.00
C-3	8/15/2011	8/15/2012	8%	20,000	20,000	0.50
C-4	6/22/2020	3/25/2021	24%	—	50,000	1.00
C-5	3/19/2021	9/19/2021	10%	80,000	—	2.50
C-7	9/29/2021	9/29/2022	10%	250,000	—	1.67
C-8	9/29/2021	9/29/2022	10%	500,000	—	1.67
				1,950,000	2,270,000
		Less: unamortized discounts		(672,606)	—
				$1,277,394	$2,270,000

(C-1, C-2) Convertible Viridis and Stockbridge Notes

On March 23, 2020 the Company borrowed proceeds from two related parties, Stockbridge Enterprises (“Stockbridge”) and Viridis I9 Capital LLC (“Viridis”), in the amount of $1.1 million each. All principal and interest were due on the maturity date. During the year ended September 30, 2021, the Stockbridge note was restructured. See (p) below. At September 30, 2021 the Viridis note was in default.. The Viridis note remains in default as of this filing, though the parties are negotiating a long-term arrangement. The convertible Viridis and Stockbridge notes included a provision for the issuance of 10,000,000 warrants exercisable into the Company's common stock. The exercise price on the warrants is $.75 and the warrants have a term of 5 years. The debt included a beneficial conversion feature after consideration of the relative fair value of the warrants. The debt and warrants were recorded at their relative fair values, along with the beneficial conversion feature. The resulting discount in the amount of $4,288,198 was amortized to interest expense over the term of the debt. At September 30, 2021, the if-converted value of Note C-2, at the market price of $1.59 per share, would be $2,067,845.

(C-3, C-4, C-5) Other Convertible Notes

The Company has various convertible notes outstanding under various provisions. Notes C-3 and C-4 did not include beneficial conversion features as the conversion price was at or in excess of the stock price on the issuance dates. Note C-3 is in default at September 30, 3021. A payment of $20,000 was made on the C-4 note and the remainder, plus accrued interest, was converted to common stock during the year ended September 30, 2021. Note C-5 was assumed in the OCG, Inc. transaction. See Note 4. Note C-5 included a conversion price that was less than the stock price on the issuance date. As such, a discount was recorded in the amount of $118,000. This discount was fully amortized at September 30, 2021. Note C-5 was fully repaid subsequent to September 30, 2021. At September 30, 2021, the if-converted value of Note C-3, at the market price of $1.59 per share, would be $116,245. At September 30, 2021, the if-converted value of Note C-5, at the market price of $1.59 per share, was less than the note’s principal balance.

(C6) Convertible Notes

The Company and OCG Inc. borrowed $1,360,000 from various investors in March 2021 under a convertible note agreement. In addition to the notes being convertible at the option of the noteholders, the notes included an automatic conversion feature in which the notes will convert to common stock of the Company upon the earlier of the maturity date or when the quoted market price of the Company is $2.00 or above for five consecutive trading days and has 20,000 shares traded in the same five days. The notes also included warrants to purchase 1,360,000 shares of Company common stock for $3 per share, with a 3 year term. The debt included a beneficial conversion feature after consideration of the relative fair value of the warrants. The debt and warrants were recorded at their relative fair values and, along with the beneficial conversion feature, was limited to the proceeds received from the notes. The resulting discount was amortized to interest expense over the term of the debt. During the year ended September 30, 2021, the automatic conversion feature of the notes was triggered and all debt and accrued interest were converted to shares of common stock. The unamortized discount was recorded to interest expense at the time of the conversion.

F-18

(C-7, C-8)

On September 29, 2021, the Company entered into two convertible note agreements. Up to fifty percent (50%) of the outstanding and unpaid principal amount is convertible into common stock. The notes included warrants to purchase a total of 825,000 shares of the Company’s common stock for $3 per share, with a 4 year term. Further, the Company issued 67,365 shares of common stock, valued at $112,500 as an inducement to the lenders to enter into the note agreements. The debt included a beneficial conversion feature after consideration of the relative fair values of the warrants and shares of common stock. The debt, shares of common stock and warrants were recorded at their relative fair values, along with the beneficial conversion feature. The resulting discount of $597,606 and an additional $75,000 discount related to a one-time interest charge of 10% of the original principal amount, is amortized to interest expense over the term of the debt. The one-time interest charge was accrued at September 30, 2021. At September 30, 2021, the if-converted value of Notes C-7 and C-8, at the market price of $1.59 per share, was less than the notes’ principal balance.

The future minimum payments of the Company’s convertible debt obligations as of September 30, 2021 are as follows. The unamortized discount will be amortized through September 2022.

Year ended
September 30,	Amount
2022	$1,950,000
1,950,000
Less: unamortized discount	(672,606)
$1,277,394

Notes Payable

			Annual	Balance at	Balance at
	Effective Date	Maturity Date	Interest Rate	September 30, 2021	September 30, 2020	Secured by
e	3/23/2020	3/1/2021	22%	$—	$1,200,000	1st DOT AZ property
f	5/1/2020	11/1/2023	10%	1,386,370	1,386,370	2nd DOT AZ property
g	5/1/2020	4/1/2024	10%	—	1,564,849	2nd DOT NV property
h	5/1/2020	5/1/2023	15%	283,666	283,666	N/A
i	2/14/2020	10/14/2022	2%	312,500	1,000,000	Secured by licenses
j	6/16/2020	1/14/2021	35%	—	480,000	Future revenues
k	8/29/2020	4/7/2021	35%	—	490,716	Future revenues
l	8/18/2021	8/18/2022	36%	2,162,590	—	Future revenues
m	2/14/2020	4/14/2020	11%	—	400,000	N/A
n	12/20/2020	12/20/2021	9%	13,148	—	Secured by vehicles
o	3/19/2021	4/1/2024	10%	816,582	—	N/A
p	2/1/2021	2/1/2022	10%	520,590	—	N/A
q	8/6/2021	2/6/2023	16%	13,500,000	—	N/A
r	8/6/2021	2/6/2023	16%	5,500,000	—	N/A
s	9/30/2021	12/31/2021	15%	500,000	—	Restricted common stock
t	3/19/2021	3/19/2022	0%	500,000	—	N/A
				25,495,446	6,805,601
		Less: unamortized discounts		(6,002,045)	(1,392,815)
				$19,493,401	$5,412,786

(e) Aeneas Venture Partners 3, LLC Note

On August 28, 2019, Item 9 Properties, LLC, a Nevada limited liability company, and BSSD Group, LLC, an Arizona limited liability company, each wholly owned subsidiaries of Item 9 Labs Corp. collectively, entered into a Loan Agreement of up to $2.5 million (the "Loan Agreement") with Aeneas Venture Partners 3, LLC, an Arizona limited liability company (the "Lender"). The Loan was secured by a first priority interest in the Company's real property located in Coolidge, Arizona, including improvements and personal property thereon (the "Property") and included an unconditional guarantee by Item 9 Labs Corp. The 5-acre property has 20,000 square feet of buildings, housing the cultivation and processing operations. On March 23, 2020, the Company paid $2,000,000 on the note and reached a settlement to bring the note current. The settlement called for monthly interest payments of $22,000 and the remaining principal balance of the note was due and paid in full on March 1, 2021.

F-19

(f) Viridis AZ

On September 13, 2018, the Company entered into a Loan and Revenue Participation Agreement with Viridis Group I9 Capital LLC ("Viridis"), a related party, in which Viridis agreed to loan the Company up to $1.2 million for the expansion of the Company's Arizona property. In exchange for the loan, Viridis was to be repaid in the form of waterfall revenue participation schedules. Viridis was to receive 5% of the Company's gross revenues from the Arizona operations until the loan was repaid, 2% until repaid 200% of the amount loaned, and 1% of gross revenues in perpetuity or until a change in control. The loan was originally collateralized with a Deed of Trust on the Company's 5-acre parcel in Coolidge, AZ and its two 10,000 square foot buildings. In August 2019, Viridis agreed to subordinate its first priority Deed of Trust and move into a 2nd position. At that time, the loan was amended to include 6% annualized interest.

On May 1, 2020, under a troubled debt restructuring, the Company renegotiated the $1,200,000 note payable. As part of the restructuring, the Company issued 1,555,556 warrants exercisable into the Company's common stock. The warrants have an exercise price of $1.00 and a term of 5 years. Accrued interest in the amount of $186,370 was added to the principal balance of the note, making the total principal $1,386,370. Interest only payments of $11,553 shall be paid monthly until November 1, 2020 at which time monthly principal and interest payments of $28,144 are required for 36 months, with a balloon payment of all outstanding principal and interest due upon the note's maturity. The note also entitles Viridis to a gross revenue participation of the Arizona Operations equal to 1% of the gross sales (up to $20,000 monthly) upon the maturity of the note and for the subsequent 5 year period. The debt and warrants were recorded at their relative fair values. The resulting discount is amortized to interest expense over the term of the debt. The lender has granted a payment forbearance for the note and all unpaid principal and interest during this time will be added to the balloon payment at maturity.

In August 2021, the Viridis AZ and Viridis NV debt was modified to subordinate these notes to the Pelorus Notes (see (q,r) below). As part of this modification, it is anticipated that 2.0 million warrants were granted to Viridis. As of the date of these consolidated financial statements, the terms of this modification have not been finalized. Based on the expected modification terms, this modification has been accounted for as an extinguishment of the debt. As a result, the Company expensed the remaining unamortized discount of $393,917 and recognized the remaining $53,113 of unamortized gain on forgiven accrued interest as additional paid-in capital on the Viridis AZ debt. The 2.0 million warrants were allocated to the accrued interest outstanding on the Viridis NV debt at the payoff date (see (g) below) and then to the Viridis AZ and Viridis NV debt based on the amount of each debt outstanding at the time the warrants were granted at the relative fair value. As such, a debt discount of $715,853 was recorded related to the Viridis AZ debt and will be amortized over the remaining term of the debt.

(g) Viridis NV

On September 13, 2018, the Company borrowed $1,500,000 from Viridis Group I9 Capital LLC, a related party. The proceeds were utilized to acquire a 20% ownership in Strive Management, LLC and is collateralized with a Deed of Trust on the Company's approximately 5 acre property and construction in progress. In exchange for the loan, Viridis was to be repaid in the form of waterfall revenue participation schedules. Viridis was to receive 5% of the Company's gross revenues from the Nevada operations until the loan is repaid, 2% until repaid 200% of the amount loaned, and 1% of gross revenues in perpetuity or until a change in control. Payments on the loan was to commence 90 days after the Nevada operation begins earning revenue.

On May 1, 2020, under a troubled debt restructuring, the Company renegotiated the $1,500,000 note payable. As part of the restructuring, the Company issued 1,944,444 warrants exercisable into the Company's common stock. The exercise price on the warrants is $1.00 and they have a term of 5 years. Accrued interest in the amount of $64,849 was added to the principal balance of the note, making the total principal $1,564,849 at that time. Interest only payments of $13,040 shall be paid monthly until 3 months following the commencement date of the Nevada Operations at which time monthly principal and interest payments of $33,962 will be required for 36 months, with a balloon payment of all outstanding principal and interest is due upon the note's maturity. The note also entitles Viridis to a gross revenue participation of the Nevada Operations equal to 1% of the gross sales (up to $20,000 monthly) upon the maturity of the note and for the subsequent 5 year period. The debt and warrants were recorded at their relative fair values. The resulting discount is amortized to interest expense over the term of the debt. The lender has granted a payment forbearance for the note and all unpaid principal and interest during this time will be added to the balloon payment at maturity.

In August 2021, the Viridis AZ and Viridis NV debt was modified to subordinate these notes to the Pelorus Notes (see (q,r) below). As part of this modification, it is anticipated that 2.0 million warrants were granted to Viridis. As of the date of these consolidated financial statements, the terms of this modification have not been finalized. Based on the expected modification terms, this modification was accounted for as an extinguishment of the debt. As a result, the Company expensed the remaining unamortized discount of $463,706 and recognized the remaining $159,159 of unamortized gain on forgiven accrued interest as additional paid-in capital on the Viridis NV debt. The 2.0 million warrants were allocated the accrued interest outstanding on the Viridis NV debt at the payoff date in the amount of $269,286 and then to the Viridis AZ and Viridis NV debt based on the amount of each debt outstanding at the time the warrants were granted at the relative fair value. As such, a debt discount of $807,637 was recorded related to the Viridis NV debt. Proceeds from the Pelorus Notes were used to repay the Viridis NV debt in full and the debt discount of $807,637 was fully recognized to interest expense at that time.

F-20

(h) Viridis (unsecured)

The Company's subsidiary, BSSD Group, LLC borrowed $269,000 from Viridis, a related party, in December 2019. This note bears annualized interest at 15%. On May 1, 2020, under a troubled debt restructuring, the Company renegotiated the $269,000 note payable. Accrued interest in the amount of $14,666 was added to the principal balance of the note, making the total principal $283,666. As part of the restructuring, the Company issued 400,000 warrants exercisable into the Company's common stock. The warrants have an exercise price of $.05 and a term of 5 years. Payments of principal and interest in the amount of $9,833 are due monthly, with a balloon payment of all outstanding principal and interest is due upon the note's maturity. The debt and warrants were recorded at their relative fair values. The resulting discount is amortized to interest expense over the term of the debt. The lender has granted a payment forbearance for the note and all unpaid principal and interest during this time will be added to the balloon payment at maturity.

(i) Strive Note

In connection with the license acquisition described in Note 4, the Company entered into a note payable with the sellers in February 2020. The $1,000,000 note has a term of two years starting September 30, 2020 and bears interest at 2% per year. A principal payment in the amount of $500,000 was due on the earlier of October 10, 2020 or three months following the date on which each provisional certificate becomes a final certificate. The remaining balance is to be paid in quarterly installments of $62,500 plus accrued interest. Due to the low stated interest rate on the note, management imputed additional interest on the note. Subsequent to September 30, 2021, this note was repaid in full.

(j) CBR 1

In June 2020, the Company executed on a short-term financing arrangement. The net proceeds of $873,000 were utilized to further expand the production capabilities of the operations in Arizona. Thirty payments of $40,500 were due weekly and the arrangement matured and was paid in full at the maturity date.

(k) CBR 2

In August 2020, the Company executed on a short-term financing arrangement. The proceeds of $490,000 were utilized to further expand the production capabilities of the operations in Arizona. Five payments of $11,250 were due weekly through October 14, 2020 and twenty-five payments of $24,750 were then due weekly until the arrangement matures. The note was paid in full in April 2021.

(l) Upwise Capital

In August 2021, the Company executed on a short-term financing arrangement. The proceeds of $2.4 million are being utilized to further expand the production capabilities of the operations in Arizona and to complete the Nevada facility. Payments of $64,762 are due weekly until $3.264 million is repaid. This results in an effective interest rate of 36%.

(m) Stockbridge Note

The Company entered into a note with Stockbridge Enterprises, a related party, in February 2020. The $500,000 borrowing had a term of 60 days and bore interest at 6% per year. All principal and interest were due on the maturity date of April 2020. The note included a provision for the issuance of 500,000 warrants exercisable into the Company's common stock. The warrants have an exercise price of $.05 and a term of 5 years. In February 2021, this note was amended to cure the default (see (p) below).

(n) Automotive Debt

In December 2020, the Company's subsidiary, BSSD Group financed the purchase of vehicles for use in operations. The initial principal balance of the note was $50,914. Principal and interest payments of $4,450 are due monthly.

(o) OCG Officers Debt

As part of the OCG transaction in March 2021, the Company assumed the debt that OCG, Inc. owed to its officers. Principal and interest payments are due monthly with a balloon payment of all outstanding principal and interest due at maturity.

(p) Stockbridge Amended Debt

In February 2021, the Company and Stockbridge Enterprises, a related party, under a trouble debt restructuring, agreed to restructure and settle the outstanding notes. See (C-1) and (m) above. The total outstanding balance of $1,660,590 including accrued interest will be repaid under a new promissory note, calling for a down payment of $300,000 (paid at time of signing), $120,000 monthly payments for 11 months with the remaining balance of $40,590 payable on February 1, 2022. The restructured notes removed the conversion features included in (C-1) above. The Company and the lender are currently in negotiations on an amendment.

F-21

(q, r) Pelorus Notes

The Company entered into two notes payable with Pelorus Fund REIT, LLC in August 2021. The total $19,000,000 borrowing has a term of 18 months. Interest only payments in the amount of $253,333 are due monthly and all outstanding principal and interest are due on the maturity date. Upon payment in full of these notes, an exit fee of 1% of the then outstanding balance is payable to the lender. The Company has accrued this success fee and it is amortized to interest expense over the term of the notes. The notes included warrants to purchase a total of 2,850,000 shares of the Company’s common stock for $1.75 per share, with a 3.5 year term. The debt and warrants were recorded at their relative fair values. The resulting discount is amortized to interest expense over the term of the debt.

(s) Viridis $500,000

On September 30, 2021, the Company borrowed $500,000 from Viridis Group I9 Capital LLC, a related party. The proceeds of the debt were used to make a payment on the outstanding unpaid payroll tax liability. The debt is collateralized by restricted common stock in the amount of twice the balance of the debt. The note includes warrants to purchase a total of 500,000 shares of the Company’s common stock for $0.60 per share, with a 5 year term. The debt and warrants were recorded at their relative fair values. The resulting discount in the amount of $284,534 is amortized to interest expense over the term of the debt. Subsequent to September 30, 2021, the lender has granted a payment forbearance for the note and all unpaid principal and interest during this time will be added to the balloon payment at maturity.

(t) Chessler note

Prior to the acquisition, OCG entered into a settlement agreement with its former landlord, which included a note agreement for $500,000.

The future minimum payments of the Company’s notes payable obligations as of September 30, 2021 are as follows. The unamortized discount will be amortized through November 2023.

Year ended
September 30,	Amount
2022	$5,313,602
2023	19,667,280
2024	1,292,164
26,273,046
Less: unamortized discount	(6,002,045)
Less: imputed interest	(777,600)
19,493,401
Less: current portion	(4,536,002)
$14,957,399

A summary of interest expense for the years ended September 30, 2021 and 2020 is as follows.

	Year ended September 30,
	2021	2020
Amortization of debt discounts from equity issuances and beneficial conversion features	$3,794,110	$4,802,716
Amortization of debt discounts from success and other fees	97,150	—
Stated interest paid or accrued	2,192,686	1,902,741
Finance charges and other interest	35,449	254,248
	6,119,395	6,959,705
Less: interest capitalized to construction in progress	(824,046)	—
	$5,295,349	$6,959,705

F-22

Note 10 - Concentrations

For the years ended September 30, 2021 and 2020, substantially all of the Company's revenue was generated from a single customer. Given the agreement with the license holder, although the Company’s products are distributed to numerous dispensaries throughout Arizona, all sales are made through the license holder. The Company's wholly owned subsidiary provides cannabis products to this customer under a three-year Cultivation Management Services Agreement that commenced on April 1, 2020. Provisions of the agreement require 30-day written notice to terminate except for the following circumstances, in which case the agreement is cancellable with no notice: (i) uncured default; (ii) gross negligence, intentional, or willful misconduct by either party; (iii) federal or state enforcement action against either party; (iv) any change or revocation of state or local law that has the effect of prohibiting the legal operation of the Cultivation Facility; (v) the dispensary license renewal is not approved; (vi) the dispensary fails to maintain its dispensary license in good standing with the regulators resulting in the revocation of the dispensary license.

Note 11 - Commitments and Contingencies

The production and possession of cannabis is prohibited on a national level by the Controlled Substances Act, though the state of Arizona allows these activities to be performed at licensed facilities such as BSSD. If the federal government decides to change its policy on the enforcement of the Controlled Substances Act, it would have a material adverse effect on our business.

On April 20, 2018, the Company entered into an agreement for the purchase of approximately 44 acres of land from an affiliate of a founding member of BSSD. The purchase price of the property is $3,000,000, payable as follows; (i) $200,000 deposited with escrow agent as an initial earnest money deposit, (ii) on or before February 1, 2019, the Company will deposit an additional $800,000 into escrow as additional earnest money deposit and (iii) the balance of the purchase price shall be paid via a promissory note. The earnest money amounts are non-refundable. The Company negotiated an amendment to this agreement that will spread the $800,000 payment over the course of 4 months. As of September 30, 2021 and 2020, $600,000 has been deposited in escrow which has been classified as a long-term asset on the consolidated balance sheet as of September 30, 2021 and 2020. Subsequent to September 30, 2021, the Company completed the acquisition of this land.

The Company entered into a 60 month lease with VGI Citadel LLC, a related party, to rent office space for its corporate headquarters which began in June 2019. The monthly lease payments were $6,478 for the first twelve months and include all utilities and an estimated amount for common area maintenance and real estate taxes. The monthly lease payments increase to $6,653, $6,828, $7,003, and $7,178 for years two through five, respectively. Rent expense for the years ended September 30, 2021 and 2020 on this lease was $43,934 and $81,939, respectively. Interest was imputed using a discount rate of 20%. The lease does not include renewal options. The future lease payments are as follows.

Year ended
September 30,	Amount
2022	$82,639
2023	84,740
2024	36,942
204,321
Less: imputed interest	(43,323)
160,998
Less: current portion:	(56,592)
$104,406

In August 2021, the Company signed a ten-year lease to rent approximately 7,000 square feet of retail space in Broomfield, Colorado. The lease will call for base rent payments of $12,097, plus a prorated share of taxes and operating expenses, per month for the first year and escalate each year to $15,786 per month in year 10. The commencement of this lease is contingent upon the Company obtaining a license for the retail sale of recreational and medical cannabis. The Company shall pay $3,500 per month as consideration to the landlord for keeping the premises available until the contingency is met. The agreement will terminate if the contingency is not met by December 31, 2021. At September 30, 2021, the contingency has not been met. As such, the future minimum rental payments under this lease have not been included in the Company’s right of use asset and liability at September 30, 2021 or the future lease payments schedule above.

F-23

In September 2021, the Company signed a seven-year lease to rent approximately 3,000 square feet of retail space in Biddeford, Maine. The lease will call for base rent payments of $6,604, plus taxes and operating expenses, per month for the first year and escalate each year to $7,886 per month in year seven. The commencement of this lease is the earlier of December 1, 2021, or the issuance and receipt of a license and city approval. The Company shall pay $4,500 per month, plus utilities and operating expenses as consideration to the landlord for keeping the premises available until the contingency is met. The agreement will terminate if the contingency is not met. At September 30, 2021, the contingency has not been met. As such, the future minimum rental payments under this lease have not been included in the Company’s right of use asset and liability at September 30, 2021 or the future lease payments schedule above.

As of September 30, 2021 and 2020, the Company has accrued unpaid payroll taxes and estimated penalties and interest of approximately $2,400,000 and $1,700,000, respectively, and is included in accrued payroll and payroll taxes in the accompanying balance sheets.

There are no material pending legal proceedings in which the Company or any of its subsidiaries is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

Note 12 - Related Party Transactions

As discussed in Note 11, the Company has entered into an agreement as of April 20, 2018 for the purchase of land. The land-owner is one of the original members of BSSD and a current employee of the Company. Subsequent to September 30, 2021, the Company completed the purchase of this land.

As discussed in Note 9, the Company has entered into various loan agreements with Viridis or its related entities. Two members of Viridis serve on the Company’s board of directors and one of these members also serves as the Company’s Chief Executive Officer.

As discussed in Note 9, the Company has a loan agreement with Stockbridge Enterprises as of September 30, 2021. Stockbridge Enterprises holds more than 5% of the Company’s common stock.

As discussed in Note 9, as part of the OCG transaction in March 2021, the Company assumed the debt that OCG, Inc. owed to its officers. One of these officers is a director and officer of the Company. This officer’s note has a maturity date of April 1, 2024 and an interest rate of 10% per annum. Principal and interest payments are due monthly with a balloon payment of all outstanding principal and interest due at maturity. This officer’s note had a principal balance of $509,301 and accrued interest of $3,690 at September 30, 2021.

As discussed in Note 11, the Company has a lease agreement with VGI Capital LLC. Two members of VGI Capital LLC serve on the Company’s board of directors and one of these members also serves as the Company’s Chief Executive Officer.

During the year-ended September 30, 2021, the Company exchanged 25,000 shares of common stock, valued at $31,250, for the purchase of certain equipment from two related parties. These related parties are owned by a member of Viridis and his sibling.

During the years ended September 30, 2021 and 2020, the Company purchased cultivation supplies from a related party in the amount of $48,751 and $24,961, respectively. This related party is owned by the father of a stockholder that holds more than 5% of the Company’s common stock.

Included in our accounts payable at September 30, 2021 and 2020 is approximately $138,000, and $188,000, respectively in amounts due to related parties.

F-24

Note 13 - Stockholders' Equity

Warrants

The following table summarizes the Company’s warrant activity for the years ended September 30, 2021 and 2020:

	Common Shares Issuable Upon Exercise of Warrants	Weighted Average Exercise Price	Weighted Average Contractual Term in Years	Aggregate Intrinsic Value (1)
Balance of warrants at October 1, 2019	298,411	$1.61	4.84	$352,132

Warrants granted	16,400,000	0.81	4.76
Forfeited/Cancelled	(198,411)	1.92	—

Balance of warrants at September 30, 2020	16,500,000	0.81	4.76	11,345,000

Warrants granted	31,095,000	2.70	3.19
Exercised	(1,500,000)	1.12	—

Balance of warrants at September 30, 2021	46,095,000	$2.08	$3.85	$14,243,000

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of the Company’s common stock as of September 30, 2021, for those awards that have an exercise price currently below the closing price as of September 30, 2021. Awards with an exercise price above the closing prices as of September 30, 2021 are considered to have no intrinsic value.

The warrants exercised during the year ended September 30, 2021, were exercised utilizing the cashless exercise provisions contained in the warrant agreements.

The Company estimates the fair value of warrants issued using the Black-Scholes option-pricing model. The following range of assumptions were used during the years ended September 30, 2021 and 2020, excluding the 23,560,000 warrants issued in the acquisition of OCG, Inc., which were determined by a third party valuation (see Note 3).

	Year ended September 30,
	2021	2020
Expected stock price volatility	130% - 141%	186% - 188%
Risk-free interest rate	0.16% - 0.40%	2.97%
Expected term (years)	1.5 - 2.5	1.5 - 2.5
Expected dividend yield	0%	0%
Black-scholes value	$0.89 - $2.24	$0.71 - $1.06

Stock Options

On June 21, 2019, our shareholders voted to approve the 2019 Equity Incentive Plan (the “2019 Plan”). Pursuant to the 2019 Plan, the maximum aggregate number of Shares available under the Plan through awards is the lesser of: (i) 6,000,000 shares, increased each anniversary date of the adoption of the plan by 2 percent of the then-outstanding shares, or (b) 10,000,000 shares. We have 4,141,021 shares available for issuance under the 2019 Plan. The maximum contractual term of the award is 10 years. The vesting period for options outstanding at September 30, 2021 ranges from 6 months to four years.

F-25

The following table summarizes the Company’s stock option activity for the years ended September 30, 2021 and 2020:

	Common Shares Issuable Upon Exercise of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value (1)
Balance of Options at October 1, 2019	294,991	$5.17	5.5	$—

Options granted	2,916,718	0.87	9.8	1,837,532

Balance of Options at September 30, 2020	3,211,709	1.26	9.2	1,837,532

Options granted	2,113,235	1.32	9.8	572,934
Exercised	(35,625)	0.87	8.8	25,650
Forfeited/Cancelled	(72,004)	5.92	—	—

Balance of Options at September 30, 2021	5,217,315	$1.23	8.9	$2,633,375

Exercisable at September 30, 2020	287,491	$5.24	3.4	$—
Unvested at September 30, 2020	2,924,218	$0.87

Exercisable at September 30, 2021	2,213,258	$1.28	8.1	$1,414,434
Unvested at September 30, 2021	3,004,057	$1.18

	Number of Options	Weighted Average Grant Date Fair Value
Unvested at September 30, 2020	2,924,218	$2.40
Unvested at September 30, 2021	3,004,057	$1.18
Granted during the year ended September 30, 2020	2,916,718	$0.84
Granted during the year ended September 30, 2021	2,113,235	$1.66
Vested during the year ended September 30, 2021	1,964,517	$1.02
Forfeited during year ended September 30, 2021	72,004	$0.51

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of the Company’s common stock as of September 30, 2021, for those awards that have an exercise price currently below the closing price as of September 30, 2021. Awards with an exercise price above the closing prices as of September 30, 2021 are considered to have no intrinsic value.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing model. The following range of assumptions were used during the years ended September 30, 2021 and 2020.

	Year ended September 30,
	2021	2020
Expected stock price volatility	161% - 174%	183%
Risk-free interest rate	0.5% - 1.1%	0.6%
Expected term (years)	5.25 - 6.5	5
Expected dividend yield	0%	0%
Black-scholes value	$1.39 - $3.27	$0.84

During the year ended September 30, 2021, the Company received $30,994 for the exercise of 35,625 stock options. During the years ended September 30, 2021 and 2020, the Company recognized compensation expense of $1,715,424 and $334,631, respectively. At September 30, 2021, there was $3,276,038 of total unrecognized compensation cost. This unrecognized cost is expected to be recognized over the weighted average vesting period of 1.7 years.

F-26

Note 14 – Income Taxes

The income tax provision reflected in the consolidated statements of operations for the years ended September 30, 2021 and 2020 consist of the following:

	Years ended September 30,
	2021	2020

Current expense	$—	$—
Deferred benefit	(2,277,000)	(2,565,984)
Change in valuation allowance	2,277,000	2,480,000
Net income tax benefit	$—	$(85,984)

The following table summarizes the effects of the significant differences between the U.S. federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended September 30, 2021 and 2020:

	Years ended September 30,
	2021	2020

Federal statutory rates	$(2,290,000)	$(2,585,984)
State income taxes	(534,000)	(590,000)
Permanent differences and other	547,000	610,000
Change in valuation allowance	2,277,000	2,480,000
Effective rate	$—	$(85,984)

The components of net deferred taxes are as follows:

	2021	2020

Allowance for doubtful accounts	254,000	210,000
Stock based compensation	976,000	147,000
Interest expense	2,939,000	1,780,000
Impairment expense	26,000	25,900
Depreciation and amortization expense	333,000	30,000
Other	(2,000)	(22,900)
Net operating loss carryforwards	5,331,000	5,410,000
Total net deferred tax assets	9,857,000	7,580,000
Valuation allowance	(9,857,000)	(7,580,000)
	$—	$—

The Company has net operating loss carryforwards on its Federal and State income tax filings of approximately $21,402,000 and $17,079,000, respectively at September 30, 2021. We are subject to limitations existing under Internal Revenue Code Section 382 relating to the availability of the net operating losses. Such limitation of the net operating losses may have occurred, which we have not fully analyzed at this time as we have fully reserved the net deferred tax asset. However, given the equity issuances during the years ended September 30, 2021 and prior, it is likely that a section 382 limitation has been incurred. The Company’s federal and state NOLs expire as follows:

Years ending September 30,	Federal	State
2029	$899,000	$—
2030	2,956,000	—
2031	3,023,000	—
2032	1,629,000	—
2033	3,960,000	2,671,000
2034	1,380,000	1,380,000
2035	2,423,000	2,423,000
2036	1,502,000	1,502,000
2038	—	330,000
2039	—	2,164,000
2040	—	3,477,000
2041	—	3,132,000
Indefinitely	3,630,000	—

F-27

Note 15 – Segment Information

The Company has identified two segments: the cultivation, production and sale of cannabis products (Cultivation) and the sales of Unity Rd. franchises to dispensaries (Franchising). The following table presents segment information for the year ended September 30, 2021. Segment information for the year ended September 30, 2020 has not been presented as the Company did not acquire the Franchising segment until the closing of the acquisition of OCG, Inc. effective March 19, 2021.

	Cultivation	Franchising	Corporate	Total
Revenues from external customers	$21,757,620	$61,512	$118,095	$21,937,227
Operating income (loss)	6,357,231	(2,135,127)	(9,823,367)	(5,601,263)
Interest expense	393,909	261,650	4,639,790	5,295,349
Depreciation and amortization	142,854	647,471	430,522	1,220,847

Additions to property, equipment and construction in progress	832,740	—	3,009,627	3,842,367
Property, equipment and construction in progress, net	798,164	30,071	10,049,613	10,877,848
Total assets (after intercompany eliminations)	8,887,490	68,543,520	39,378,123	116,809,133

Note 16 - Subsequent Events

Subsequent to September 30, 2021 the following events have occurred.

The Company entered into an Asset Purchase Agreement to purchase certain assets, which include licenses, a lease and certain personal property to operate a licensed recreational cannabis dispensary. The purchase price is $2.0 million comprised of $1.0 million of cash, a $200,000 note, and 300,000 shares of the Company’s common stock. The note has an interest rate of 5% per annum and a term of 18 months and payable in six installments on the last day of each three month period following the Closing Date.

The Company completed the purchase of 44 acres of land from a related party for $3.0 million plus expenses. The land-owner is one of the original members of BSSD and a current employee of the Company.

The Company entered into two debt agreements for total proceeds of $1.5 million. As part of these debt agreements, the Company agreed to issue 1,575,000 warrants and 142,365 shares of common stock.

In October 2021, the Company and Stockbridge, a related party, amended the terms of the note payable due to Stockbridge. Under the amended terms, the maturity date of the note was extended by six months and, beginning with the October 1, 2021 payment, the payments are interest only at an interest rate of 15% per annum. A final payment of all principal and accrued interest is due on August 1, 2021. Stockbridge was issued 164,744 warrants as part of the amendment.

The Company granted 20,000 stock options.

In addition to the lease included in the Asset Purchase Agreement above, the Company entered into a commercial lease agreement to rent 12,000 square feet of retail and storage space located in Denver, Colorado. The lease has a term of five years with escalating monthly base rent beginning at $6,354. Commencement of the lease is contingent upon the Company receiving an approved retail license.

F-28

ITEM 9 LABS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2021	2021
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$160,711	$1,454,460
Accounts receivable, net	1,622,604	1,448,280
Inventory	5,253,327	6,391,351
Prepaid expenses and other current assets	1,350,807	1,302,558
Total current assets	8,387,449	10,596,649

Property and equipment, net	19,206,064	10,877,848
Right of use asset	154,309	156,938
Deferred commissions	80,822	108,874
Escrow deposits	12,836,228	17,744,913
Other deposits	—	600,000
Intangible assets, net	18,291,328	18,659,095
Goodwill	58,064,816	58,064,816
Total Assets	$117,021,016	$116,809,133

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$4,487,717	$3,759,818
Accrued payroll and payroll taxes	2,190,834	2,678,694
Accrued interest	1,612,987	1,391,766
Accrued expenses	1,561,454	1,169,776
Deferred revenue, current portion	319,992	119,992
Notes payable, current portion	3,521,822	4,536,002
Operating lease liability, current portion	55,935	56,592
Convertible notes payable, net of discounts	1,988,040	1,277,394
Total current liabilities	15,738,781	14,990,034

Deferred revenue, net of current portion	450,853	655,851
Operating lease liability, net of current portion	104,677	104,406
Notes payables, net of current portion and discounts	16,264,502	14,957,399

Total liabilities	32,558,813	30,707,690

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $.0001 per share, 2,000,000,000 shares authorized; 107,243,344 and 107,074,417 shares issued and 94,943,344 and 94,774,417 shares outstanding at December 31, 2021 and September 30, 2021, respectively	10,724	10,707
Additional paid-in capital	135,120,587	133,414,830
Accumulated deficit	(37,219,108)	(33,874,094)
Treasury stock	(13,450,000)	(13,450,000)

Total Stockholders' Equity	84,462,203	86,101,443

Total Liabilities and Stockholders' Equity	$117,021,016	$116,809,133

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-29

ITEM 9 LABS CORP. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended	For the three months ended
	December 31, 2021	December 31, 2020

Revenues, net	$6,186,011	$3,039,564
Cost of revenues	3,787,245	1,608,131
Gross profit	2,398,766	1,431,433

Operating expenses
Professional fees and outside services	657,445	293,955
Payroll and employee related expenses	2,150,706	1,103,304
Sales and marketing	439,436	43,181
Depreciation and amortization	439,135	142,545
Other operating expenses	846,668	214,537
Total expenses	4,533,390	1,797,522

Loss from operations	(2,134,624)	(366,089)

Other income (expense)
Interest expense	(1,210,390)	(708,367)
Total other income (expense), net	(1,210,390)	(708,367)

Net loss, before income tax provision (benefit)	(3,345,014)	(1,074,456)

Income tax provision (benefit)	—	—

Net loss	$(3,345,014)	$(1,074,456)

Basic and diluted net loss per common share	$(0.04)	$(0.02)

Basic and diluted weighted average common shares outstanding	94,910,167	58,488,133

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-30

ITEM 9 LABS CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020

			Additional
	Common Stock		Paid-in	Treasury Stock		Accumulated
	Shares	Amount	Capital	Shares	Amount	(Deficit)	Total
Balance at September 30, 2020	68,336,113	$6,834	$44,426,737	(12,300,000)	$(13,450,000.00)	$(22,968,322)	$8,015,249

Stock issued for cash, net	6,813,206	681	5,790,544	—	—	—	5,791,225
Issuance of shares for services	111,765	11	163,225	—	—	—	163,236
Stock based compensation	—	—	304,672	—	—	—	304,672
Net loss	—	—	—	—	—	(1,074,456)	(1,074,456)
Balance at December 31, 2020	75,261,084	$7,526	$50,685,178	(12,300,000)	$(13,450,000)	$(24,042,778)	$13,199,926

Balance at September 30, 2021	107,074,417	$10,707	$133,414,830	(12,300,000)	$(13,450,000.00)	$(33,874,094)	$86,101,443
Stock to be issued for debt inducement	142,365	14	128,348	—	—	—	128,362
Warrants issued with debt	—	—	574,239	—	—	—	574,239
Beneficial conversion - convertible notes	—	—	470,047	—	—	—	470,047
Issuance of shares for services	16,666	2	25,830	—	—	—	25,832
Stock based compensation	—	—	507,294	—	—	—	507,294
Stock issued on exercise of options	9,896	1	(1)	—	—	—	—
Net loss	—	—	—	—	—	(3,345,014)	(3,345,014)
Balance at December 31, 2021	107,243,344	10,724	135,120,587	(12,300,000)	(13,450,000)	(37,219,108)	84,462,203

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-31

ITEM 9 LABS CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended	For the three months ended
	December 31, 2021	December 31, 2020
Operating Activities:
Net loss	$(3,345,014)	$(1,074,456)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	71,368	32,484
Amortization of intangible assets	367,767	110,061
Amortization of right of use asset	2,629	16,136
Amortization of debt discount	990,281	119,298
Common stock issued for services	—	163,236
Stock based compensation expense	507,294	304,672
Changes in operating assets and liabilities:
Accounts receivable	(174,324)	(1,102,238)
Inventory	1,138,024	(1,302,352)
Prepaid expenses and other current assets	(20,197)	(302,941)
Accounts payable	841,910	569,641
Accrued payroll	(487,860)	(52,543)
Accrued interest	144,459	270,191
Accrued expenses	(298,647)	332,414
Deferred revenue	(4,998)	—
Operating lease liability	(386)	(16,136)
Net Cash Used in Operating Activities	(267,694)	(1,932,533)

Investing Activities:
Deposit on acquisition	—	(696,293)
Purchases of property, equipment and construction in progress	(2,492,445)	(499,452)
Cash received from sale of Airware assets	—	5,000
Cash received from escrow accounts	1,053,290	—
Capitalized license fees	—	(130)
Net Cash Used in Investing Activities	(1,439,155)	(1,190,875)

Financing Activities:
Proceeds from the sale of common stock	—	5,791,225
Payment of debt discount	(18,750)	—
Proceeds from the issuance of debt	1,500,000	—
Payment of debt	(1,068,150)	(1,138,917)
Net Cash Provided by Financing Activities	413,100	4,652,308

Net Increase (Decrease) in Cash	(1,293,749)	1,528,900

Cash and cash equivalents- Beginning of Period	1,454,460	84,677

Cash and cash equivalents - End of Period	$160,711	$1,613,577

Supplemental disclosure of cash flow information:
Interest paid in cash	$75,650	$318,878
Income taxes paid in cash	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Stock and warrants issued for debt	$728,433	$—
Fixed assets purchased with debt	$—	$50,914
Transfer of accrued interest to debt	$1,762	$—
Land purchased with escrow funds and deposit	$3,000,000	$—
Beneficial conversion feature on convertible debt	$470,047	$—
Escrow funds used to pay construction in progress	$1,019,944	$—
Accrued liabilities capitalized in construction in progress	$1,125,776	$—
Amortized debt discount capitalized in construction in progress	$875,430	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-32

ITEM 9 LABS CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Description of Business and Summary of Significant Accounting Policies

Description of Business

Item 9 Labs Corp. ("Item 9 Labs" or, including its subsidiaries, the "Company"), formerly Airware Labs Corp., is a Delaware corporation. The Company was incorporated under the laws of the State of Delaware on June 15, 2010 as Crown Dynamics Corp.

Item 9 Labs Corp. is a holding company, investing in cannabis and cannabis-related businesses. Its subsidiaries currently compete in two different market segments: (1) producing cannabis and cannabis-derived products and technologies through its Item 9 Labs brand (“Cultivation”), which is currently distributed though out the State of Arizona in licensed medical and adult-use dispensaries; and (2) sell medical and adult-use cannabis dispensary franchises under its franchise brand “Unity Rd.” (“Franchising”).

In March 2021, the Company closed on the acquisition of OCG, Inc, dba Unity Rd, a dispensary franchisor. The transaction was structured as a reverse triangular merger, with the effect of OCG, Inc. becoming a wholly owned subsidiary of the Company. Unity Rd has agreements with more than twenty (20) entrepreneurial groups to open more than thirty-five (35) Unity Rd retail dispensary locations in fourteen (14) states. The majority of the locations are in the licensing process. Unity Rd will be the vehicle to bring Item 9 Labs products across the United States and internationally, while keeping dispensaries locally owned and operated, empowering entrepreneurs to operate their business and contribute to their local communities. As the Unity Rd dispensaries achieve sufficient market penetration, Item 9 Labs aims to offer its products in those locations to expand the distribution footprint of its premium product offerings.

In March 2020, the World Health Organization categorized Coronavirus Disease 2019 ("COVID-19") as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency. The extent of the impact of the COVID-19 outbreak on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, its impact on our customers and vendors, and the range of governmental and community reactions to the pandemic, which are uncertain and cannot be fully predicted at this time.

Principles of Consolidation

The accompanying condensed consolidated financial statements of the Company as of December 31, 2021 have been prepared by us without audit pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and do not include all of the information and notes necessary for a presentation of financial position and results of operations in accordance with US GAAP and should be read in conjunction with our September 30, 2021 audited financial statements filed with the SEC on our Form 10-K on January 13, 2022. It is management's opinion that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statement presentation. We derived the September 30, 2021 condensed consolidated balance sheet data from audited financial statements, however, we did not include all disclosures required by US GAAP. The results for the interim period ended December 31, 2021 are not necessarily indicative of the results to be expected for the year ending September 30, 2022.

The condensed consolidated financial statements of the Company include the accounts of the Company, and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated.

Certain prior period balances have been reclassified in the accompanying condensed consolidated financial statements to conform to the current period presentation. These reclassifications had no effect on the prior period's net loss or accumulated deficit.

F-33

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. Significant estimates of the Company include but are not limited to accounting for depreciation and amortization, current and deferred income taxes, inventory, accruals and contingencies, carrying value of goodwill and intangible assets, the fair value of common stock and the estimated fair value of stock options and warrants. Due to the uncertainties in the formation of accounting estimates, and the significance of these items, it is reasonably possible that these estimates could be materially changed in the near term.

Inventory

Inventory is stated at the lower of cost or net realizable value with cost being determined on the first in first out method. Inventory consists of the costs directly related to the production and cultivation of cannabis crops, cannabis oils, and cannabis concentrate products. Inventory is relieved to cost of revenues as products are delivered to dispensaries. Inventory consists primarily of labor, utilities, costs of raw materials, packaging, nutrients and overhead.

The Company routinely evaluates the carrying value of inventory for slow moving and potentially obsolete inventory and, when appropriate, will record an adjustment to reduce inventory to its estimated net realizable value. There were no inventory reserves recorded at December 31, 2021 and September 30, 2021.

Revenue Recognition

Cultivation revenue

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle, including identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction price, including estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and recognizing revenue when (or as) the performance obligation is satisfied.

Substantially all of the Company's revenue is associated with a customer contract that represents an obligation to provide cannabis products that are delivered at a single point in time.  Any costs incurred prior to the period in which the products are delivered are recorded to inventory and recognized as cost of revenues in the period in which the performance obligation is completed. For the three months ended December 31, 2021 and 2020, substantially all of the Company's revenue was generated from performance obligations completed in the state of Arizona.

The Company recognizes revenue once the products are delivered. Revenue is considered earned upon successful delivery of the product to the dispensary as the Company has no further performance obligations at this point in time and collection is reasonably assured. The Company records revenue at the amount it expects to collect, 100% of the wholesale sales revenue. The fees paid for operating under the contract are expensed to cost of revenues.

The Company's revenues accounted for under ASC 606 do not require significant estimates or judgments based on the nature of the Company's revenue stream. The sales price is generally fixed at the point of sale and all consideration from the contract is included in the transaction price. The Company's contracts do not include multiple performance obligations, variable consideration, rights of return or warranties.

F-34

Franchising revenue

Through OCG, Inc., the Company enters into franchise agreements and consulting agreements. The franchise agreement allows the franchisee to, among other things, establish a franchised outlet under the Company’s Unity Rd. brand. Under the consulting agreements, the Company assists customers with applying for and being awarded a retail cannabis license through the state license application process. The initial franchise fee and the consulting fee are due upon execution of the related agreement. These payments are deferred on the condensed consolidated balance sheet and is recognized into revenue on the condensed consolidated statement of operations when (or as) the performance obligations included in the agreements are satisfied. Deferred revenue had a balance of $770,845 and $775,843 at December 31, 2021 and September 30, 2021, respectively, and is included in deferred revenue on the condensed consolidated balance sheets. Revenue recognized during the three months ended December 31, 2021 and 2020 that was included in deferred revenue at September 30, 2021 and 2020 was $4,998 and $0, respectively.

Net Loss Per Share

Basic net loss per share does not include dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the losses of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive. The following table summarizes the securities outstanding at December 31, 2021 and 2020 that were excluded from the diluted net loss per share calculation because the effect of including these potential shares was antidilutive due to the Company’s net loss.

	2021	2020
Potentially dilutive common share equivalents
Options	5,206,251	3,211,709
Warrants	47,834,744	16,500,000
Convertible notes	2,350,969	2,526,969
Potentially dilutive shares outstanding	55,391,964	22,238,678

Warrants, Conversion Options and Debt Discounts

The Company analyzes warrants issued with debt to determine if the warrants are required to be bifurcated and accounted for at fair value at each reporting period. When bifurcation is not required, the Company records a debt discount, based on the relative fair values of the warrants and the debt, with a corresponding charge to equity unless the terms of the warrant require it to be classified as a liability. The warrants and corresponding note discounts are valued using the Black-Scholes valuation model. This model uses estimates of volatility, risk free interest rate and the expected term of the warrants, along with the current market price of the Company's stock, to estimate the value of the outstanding warrants. The Company estimates the expected term using an average of the contractual term and vesting period of the award. The expected volatility is measured using the average historical daily changes in the market price of the Company's common stock over the expected term of the award or, if earlier, since March 20, 2018, the day of the merger between BSSD Group LLC ("BSSD") and Airware Labs Corp, and the risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards.

The Company also analyzes conversion options embedded with debt to determine if the conversion options are required to be bifurcated and accounted for at fair value at each reporting period or to determine if there is a beneficial conversion feature. At December 31, 2021 and September 30, 2021, none of the conversion options embedded in the Company’s debt were required to be bifurcated.

Segment Reporting

The Company defines operating segments as components about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based on the services performed by its subsidiaries. For the three months ended December 31, 2021, the Company has identified two segments: the cultivation, production and sale of cannabis and cannabis derived products and technologies (“Cultivation”) and the sales of Unity Rd. franchises to dispensaries (“Franchising”).

F-35

Recently Issued Accounting Pronouncements

Pending Adoption

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), which provides guidance on measuring credit losses on financial instruments. The amended guidance replaces current incurred loss impairment methodology of recognizing credit losses when a loss is probable with a methodology that reflects expected credit losses and requires a broader range of reasonable and supportable information to assess credit loss estimates. ASU 2016-13 is effective for the Company on October 1, 2023, with early adoption permitted on October 1, 2019. We are assessing the provisions of this amended guidance; however, the adoption of the standard is not expected to have a material effect on our condensed consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the impact of adoption of this standard on the Company’s condensed consolidated financial statements and disclosures.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This standard requires contract assets and contract liabilities acquired in a business combination to be recognized in accordance with Topic 606 as if the acquirer had originated the contracts. For public business entities, ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those years and early adoption is permitted. We are currently evaluating the impact of adoptions of this standard on the Company’s condensed consolidated financial statements and disclosures.

There have been no other recent accounting pronouncements or changes in accounting pronouncements that have been issued but not yet adopted that are of significance, or potential significance, to us.

Note 2 - Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and has incurred net losses since its inception. These losses, with the associated substantial accumulated deficit, are a direct result of the Company's planned ramp up period as it is pursuing market acceptance and geographic expansion. In view of these matters, realization of a major portion of the assets in the accompanying condensed consolidated balance sheets is dependent upon continued operations of the Company which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. The Company operates in a new, developing industry with a variety of competitors. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, the Company will need to generate additional revenue and obtain additional capital to fund its operating losses and service its debt. Management's plans in regard to these matters are described as follows:

Sales and Marketing. Historically, the Company has generated the majority of its revenues by providing its products to dispensaries throughout the state of Arizona. The Company's revenues have increased significantly since its inception in May 2017. Management will continue its plans to increase revenues in the Arizona market by providing superior products. Additionally, as capital resources become available, the Company plans to expand into additional markets outside of Arizona, with construction of a cultivation and processing facility nearing completion in Nevada. The Company believes that it will continue reducing the overall costs of revenues and costs of revenues will increase at a lower rate than revenues in future periods, which will lead to increased profit margins.

F-36

Financing. To date, the Company has financed its operations primarily with loans from shareholders, private placement financings and sales revenue. Management believes that with continued production efficiencies, production growth, and continued marketing efforts, sales revenue will continue to grow, thus enabling the Company to reverse its negative cash flow from operations and raise additional capital as needed. However, there is no assurance that the Company's overall efforts will be successful.

If the Company is unable to generate additional sales growth in the near term and raise additional capital, there is a risk that the Company could default on its obligations, and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing operations are available. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Inventory

Inventory consisted of the following at December 31, 2021 and September 30, 2021.

	December 31,	September 30,
	2021	2021
Raw materials and work in process	$3,062,686	$4,291,095
Finished goods	955,789	1,052,375
Packaging and other	1,234,852	1,047,881
	$5,253,327	$6,391,351

Note 4 – Pending Acquisitions

On October 6, 2021, the Company entered into an Asset Purchase Agreement to purchase certain assets, which include licenses, a lease and certain personal property to operate a licensed recreational cannabis dispensary. The purchase price is $2.0 million comprised of $1.0 million of cash, a $200,000 note, and 300,000 shares of the Company’s common stock. The note has an interest rate of 5% per annum and a term of 18 months and payable in six installments on the last day of each three month period following the Closing Date. At December 31, 2021, this acquisition had not yet been finalized. As such, the effects of this acquisition have not been included in the Company’s condensed consolidated balance sheet or statement of operations as of and for the three months ended December 31, 2021.

Note 5 - Property and Equipment, Net

The following represents a summary of our property and equipment as of December 31, 2021 and September 30, 2021:

	December 31,	September 30,
	2021	2021
Cultivation and manufacturing equipment	$506,271	$506,271
Computer equipment and software	266,427	266,427
Buildings and improvements	2,823,523	2,785,781
	3,596,221	3,558,479
Accumulated Depreciation	(550,688)	(479,320)
	3,045,533	3,079,159
Land	3,455,563	380,584
Construction on progress	12,704,968	7,418,105
Property and Equipment, Net	$19,206,064	$10,877,848

During the three months ended December 31, 2021, the Company completed the purchase of 44 acres of land from a related party for $3.0 million plus expenses. The land-owner is one of the original members of BSSD and a current employee of the Company.

F-37

Construction in progress relates to multiple capital projects ongoing during the three months ended December 31, 2021, including the construction of the Nevada facility, the expansion of the Arizona facility and implementation of an ERP system. Construction in progress also includes interest and fees on debt that is directly related to the financing of the Company’s capital projects.

Depreciation expense for the three months ended December 31, 2021 and 2020 was $71,368 and $32,484, respectively.

Note 6 - Debt

	Effective Date	Maturity Date	Annual Interest Rate	Balance at December 31, 2021	Balance at September 30, 2021	Conversion Price
C-2	3/23/2020	9/23/2020	12%	1,100,000	1,100,000	1.00
C-3	8/15/2011	8/15/2012	8%	20,000	20,000	0.50
C-5	3/19/2021	9/19/2021	10%	—	80,000	2.50
C-7	9/29/2021	9/29/2022	10%	250,000	250,000	1.67
C-8	9/29/2021	9/29/2022	10%	500,000	500,000	1.67
C-9	10/1/2021	9/29/2022	10%	750,000	—	1.67
C-10	10/29/2021	4/29/2022	15%	750,000	—	1.50
				3,370,000	1,950,000
		Less: unamortized discounts		(1,381,960)	(672,606)
				$1,988,040	$1,277,394

(C-2) Convertible Viridis Note

On March 23, 2020 the Company borrowed proceeds from a related party, Viridis I9 Capital LLC (“Viridis”), in the amount of $1.1 million. All principal and interest were due on the maturity date. The lender has granted a payment forbearance for the note and all unpaid principal and interest, accrued at the default interest rate of 15% per annum, will be paid at maturity, which has been postponed to a date that has not yet been determined. At December 31, 2021 the Viridis note was in default. The Viridis note remains in default as of this filing, though the parties are negotiating a long-term arrangement.

(C-9) Convertible Tysadco Note

On October 1, 2021, the Company entered into a convertible note agreement. Up to fifty percent (50%) of the outstanding and unpaid principal amount is convertible into common stock. The note included warrants to purchase a total of 825,000 shares of the Company’s common stock for $3 per share, with a 4 year term. Further, the Company issued 67,365 shares of common stock, valued at $112,500 as an inducement to the lenders to enter into the note agreements. The debt included a beneficial conversion feature after consideration of the relative fair values of the warrants and shares of common stock. The debt, shares of common stock and warrants were recorded at their relative fair values, along with the beneficial conversion feature. The resulting discount of $597,606 and an additional $75,000 discount related to a one-time interest charge of 10% of the original principal amount, is amortized to interest expense over the term of the debt. The one-time interest charge was accrued at December 31, 2021.

(C-10) Convertible Gaines Note

On October 29, 2021, the Company entered into a convertible note agreement. The outstanding and unpaid principal and accrued interest is convertible, in whole, into shares of the Company’s common stock. The notes included warrants to purchase a total of 750,000 shares of the Company’s common stock for $3 per share, with a 2 year term. Further, the Company issued 75,000 shares of common stock, valued at $116,250 as an inducement to the lender to enter into the note agreement. The debt included a beneficial conversion feature after consideration of the relative fair values of the warrants and shares of common stock. The debt, shares of common stock and warrants were recorded at their relative fair values, along with the beneficial conversion feature. The resulting discount of $561,272, which also included debt issuance costs of $44,582, is amortized to interest expense over the term of the debt.

F-38

The future minimum payments of the Company’s convertible debt obligations as of December 31, 2021 are as follows. The unamortized discount will be amortized through September 2022.

Year ended
December 31,	Amount
2022	$3,370,000
3,370,000
Less: unamortized discount	(1,381,960)
$1,988,040

Notes Payable

	Effective Date	Maturity Date	Annual Interest Rate	Balance at December 31, 2021	Balance at September 30, 2021	Secured by
f	5/1/2020	11/1/2023	10%	1,386,370	1,386,370	2nd DOT AZ property
h	5/1/2020	5/1/2023	15%	283,666	283,666	N/A
i	2/14/2020	10/14/2022	2%	—	312,500	Secured by licenses
l	8/18/2021	8/18/2022	36%	1,545,325	2,162,590	Future revenues
n	12/20/2020	12/20/2021	9%	—	13,148	Secured by vehicles
o	3/19/2021	4/1/2024	10%	769,582	816,582	N/A
p	2/1/2021	2/1/2022	10%	520,590	520,590	N/A
q	8/6/2021	2/6/2023	16%	13,500,000	13,500,000	1st AZ property and other personal property
r	8/6/2021	2/6/2023	16%	5,500,000	5,500,000	1st NV property and other personal property
s	9/30/2021	12/31/2021	15%	500,000	500,000	Restricted common stock
t	3/19/2021	3/19/2022	0%	500,000	500,000	N/A
				24,505,533	25,495,446
		Less: unamortized discounts		(4,719,209)	(6,002,045)
				$19,786,324	$19,493,401

(f) Viridis AZ

On September 13, 2018, the Company entered into a Loan and Revenue Participation Agreement with Viridis Group I9 Capital LLC ("Viridis"), a related party, in which Viridis agreed to loan the Company up to $1.2 million for the expansion of the Company's Arizona property. In exchange for the loan, Viridis was to be repaid in the form of waterfall revenue participation schedules. Viridis was to receive 5% of the Company's gross revenues from the Arizona operations until the loan was repaid, 2% until repaid 200% of the amount loaned, and 1% of gross revenues in perpetuity or until a change in control. The loan was originally collateralized with a Deed of Trust on the Company's 5-acre parcel in Coolidge, AZ and its two 10,000 square foot buildings. In August 2019, Viridis agreed to subordinate its first priority Deed of Trust and move into a 2nd position. At that time, the loan was amended to include 6% annualized interest.

On May 1, 2020, under a troubled debt restructuring, the Company renegotiated the $1,200,000 note payable. As part of the restructuring, the Company issued 1,555,556 warrants exercisable into the Company's common stock. The warrants have an exercise price of $1.00 and a term of 5 years. Accrued interest in the amount of $186,370 was added to the principal balance of the note, making the total principal $1,386,370. Interest only payments of $11,553 shall be paid monthly until November 1, 2020 at which time monthly principal and interest payments of $28,144 are required for 36 months, with a balloon payment of all outstanding principal and interest due upon the note's maturity. The note also entitles Viridis to a gross revenue participation of the Arizona Operations equal to 1% of the gross sales (up to $20,000 monthly) upon the maturity of the note and for the subsequent 5 year period. The debt and warrants were recorded at their relative fair values. The resulting discount is amortized to interest expense over the term of the debt. The lender has granted a payment forbearance for the note and all unpaid principal and interest, accrued at the default interest rate of 12% per annum, will be added to the balloon payment at maturity.

F-39

In August 2021, the Viridis AZ and Viridis NV debt was modified to subordinate these notes to the Pelorus Notes (see (q) and (r)). As part of this modification, it is anticipated that 2.0 million warrants were granted to Viridis. As of the date of these condensed consolidated financial statements, the terms of this modification have not been finalized. Based on the expected modification terms, this modification was accounted for as an extinguishment of the debt during the year ended September 30, 2021. The 2.0 million warrants were allocated to the accrued interest outstanding on the Viridis NV debt at the payoff date and then to the Viridis AZ and Viridis NV debt based on the amount of each debt outstanding at the time the warrants were granted at the relative fair value. The resulting discount is amortized to interest expense over the term of the debt.

(h) Viridis (unsecured)

The Company's subsidiary, BSSD Group, LLC borrowed $269,000 from Viridis, a related party, in December 2019. This note bears annualized interest at 15%. On May 1, 2020, under a troubled debt restructuring, the Company renegotiated the $269,000 note payable. Accrued interest in the amount of $14,666 was added to the principal balance of the note, making the total principal $283,666. As part of the restructuring, the Company issued 400,000 warrants exercisable into the Company's common stock. The warrants have an exercise price of $.05 and a term of 5 years. Payments of principal and interest in the amount of $9,833 are due monthly, with a balloon payment of all outstanding principal and interest is due upon the note's maturity. The debt and warrants were recorded at their relative fair values. The resulting discount is amortized to interest expense over the term of the debt. The lender has granted a payment forbearance for the note and all unpaid principal and interest, accrued at the default interest rate of 18% per annum, will be added to the balloon payment at maturity.

(o) OCG Officers Debt

As part of the OCG transaction in March 2021, the Company assumed the debt that OCG, Inc. owed to its officers. Principal and interest payments are due monthly with a balloon payment of all outstanding principal and interest due at maturity.

(p) Stockbridge Amended Debt

In February 2021, the Company and Stockbridge Enterprises, a related party, under a trouble debt restructuring, agreed to restructure and settle the outstanding notes. The total outstanding balance of $1,660,590, including accrued interest, were to be repaid under a new promissory note, calling for a down payment of $300,000 (paid at time of signing), $120,000 monthly payments for 11 months with the remaining balance of $40,590 payable on February 1, 2022. This agreement was amended to extend the maturity date to March 31, 2022 and starting with the October 1, 2021 payment, the loan payments are interest only at an interest rate of 15% per annum until January 25, 2022. Principal payments in the amount of $50,000 are due on January 25, 2022, February 15, 2022 and March 15, 2022, with a final payment of the remaining principal and accrued interest due on March 31, 2022. Upon closing of an equity raise of at least $750,000, the Company will repay the outstanding balance plus any accrued interest immediately. As part of the amendment, the Company issued 164,744 warrants to purchase the Company’s common stock. The warrants have a two-year period and an exercise price of $1.00. The resulting discount of $58,352 was fully amortized to interest expense during the three months ended December 31, 2021.

(s) Viridis $500,000

On September 30, 2021, the Company borrowed $500,000 from Viridis Group I9 Capital LLC, a related party. The proceeds of the debt were used to make a payment on the outstanding unpaid payroll tax liability. The debt is collateralized by restricted common stock in the amount of twice the balance of the debt. It is anticipated that the note will include warrants to purchase a total of 500,000 shares of the Company’s common stock for $0.60 per share, with a five-year term. As of the date of these condensed consolidated financial statements, the terms of these warrants have not been finalized. The debt and anticipated warrants were recorded at their relative fair values. The resulting discount is amortized to interest expense over the term of the debt. The lender has granted a payment forbearance for the note and all unpaid principal and interest, accrued at the default interest rate of 18% per annum beginning January 1, 2022, will be paid at maturity, which has been postponed to a date that has not yet been determined.

F-40

The future minimum payments of the Company’s notes payable obligations as of December 31, 2021 are as follows. The unamortized discount will be amortized through November 2023.

Year ended
December 31,	Amount
2022	$4,074,783
2023	20,631,773
2024	351,937
25,058,493
Less: unamortized discount	(4,719,209)
Less: imputed interest	(552,960)
19,786,324
Less: current portion	(3,521,822)
$16,264,502

A summary of interest expense for the three months ended December 31, 2021 and 2020 is as follows.

	Three months ended December 31,
	2021	2020
Amortization of debt discounts from equity issuances and beneficial conversion features	$1,559,401	$126,264
Amortization of debt discounts from success and other fees	306,310	—
Stated interest paid or accrued	1,203,932	569,444
Finance charges and other interest	817	12,659
	3,070,460	708,367
Less: interest capitalized to construction in progress	(1,860,070)	—
	$1,210,390	$708,367

Note 7 - Concentrations

For the three months ended December 31, 2021 and 2020, substantially all of the Company's revenue was generated from a single customer. Given the agreement with the license holder, although the Company’s products are distributed to numerous dispensaries throughout Arizona, all sales are made through the license holder. The Company's wholly owned subsidiary provides cannabis products to this customer under a three-year Cultivation Management Services Agreement that commenced on April 1, 2020. Provisions of the agreement require 30-day written notice to terminate except for the following circumstances, in which case the agreement is cancellable with no notice: (i) uncured default; (ii) gross negligence, intentional, or willful misconduct by either party; (iii) federal or state enforcement action against either party; (iv) any change or revocation of state or local law that has the effect of prohibiting the legal operation of the Cultivation Facility; (v) the dispensary license renewal is not approved; (vi) the dispensary fails to maintain its dispensary license in good standing with the regulators resulting in the revocation of the dispensary license.

Note 8 - Commitments and Contingencies

The production and possession of marijuana is prohibited on a national level by the Controlled Substances Act, though the state of Arizona allows these activities to be performed at licensed facilities such as BSSD. If the federal government decides to change its policy on the enforcement of the Controlled Substances Act, it would have a material adverse effect on our business.

F-41

The Company entered into a 60 month lease with VGI Citadel LLC, a related party, to rent office space for its corporate headquarters which began in June 2019. The monthly lease payments were $6,478 for the first twelve months and include all utilities and an estimated amount for common area maintenance and real estate taxes. The monthly lease payments increase to $6,653, $6,828, $7,003, and $7,178 for years two through five, respectively. Rent expense for the three months ended December 31, 2021 and 2020 on this lease was $23,200 and $20,710, respectively. Interest was imputed using a discount rate of 20%. The lease does not include renewal options. The future lease payments are as follows.

Year ended
December 31,	Amount
2022	$83,165
2023	85,266
2024	35,891
204,322
Less: imputed interest	(43,710)
160,612
Less: current portion:	(55,935)
$104,677

In August 2021, the Company signed a ten-year lease to rent approximately 7,000 square feet of retail space in Broomfield, Colorado. The lease will call for base rent payments of $12,097, plus a prorated share of taxes and operating expenses, per month for the first year and escalate each year to $15,786 per month in year 10. The commencement of this lease is contingent upon the Company obtaining a license for the retail sale of recreational and medical marijuana. The Company shall pay $3,500 per month as consideration to the landlord for keeping the premises available until the contingency is met. The agreement will terminate if the contingency is not met. At December 31, 2021, the contingency has not been met. As such, the future minimum rental payments under this lease have not been included in the Company’s right of use asset and liability at December 31, 2021 or the future lease payments schedule above.

In September 2021, the Company signed a seven-year lease to rent approximately 3,000 square feet of retail space in Biddeford, Maine. The lease will call for base rent payments of $6,604, plus taxes and operating expenses, per month for the first year and escalate each year to $7,886 per month in year seven. The commencement of this lease is contingent upon the issuance and receipt of a license and city approval. The Company shall pay $4,500 per month, plus utilities and operating expenses as consideration to the landlord for keeping the premises available until the contingency is met. The agreement will terminate if the contingency is not met. At December 31, 2021, the contingency has not been met. As such, the future minimum rental payments under this lease have not been included in the Company’s right of use asset and liability at December 31, 2021 or the future lease payments schedule above.

In October 2021, the Company entered into a commercial lease agreement to rent 12,000 square feet located in Denver, Colorado. The lease has a term of five years with escalating monthly base rent beginning at $6,354 and escalating each year to $7,295 in year five. Commencement of the lease is contingent upon the Company receiving an approved retail license within 120 days from October 22, 2021. The agreement will terminate if the contingency is not met. At December 31, 2021, the contingency has not been met. As such, the future minimum rental payments under this lease have not been included in the Company’s right of use asset and liability at December 31, 2021 or the future lease payments schedule above.

As of December 31, 2021 and September 30, 2021, the Company has accrued unpaid payroll taxes and estimated penalties and interest of approximately $2,000,000 and $2,400,000, respectively, and is included in accrued expenses in the accompanying condensed consolidated balance sheets.

There are no material pending legal proceedings in which the Company or any of its subsidiaries is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

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Note 9 - Related Party Transactions

As discussed in Note 5, the Company completed the purchase of 44 acres of land from a related party for $3.0 million plus expenses. The land-owner is one of the original members of BSSD and a current employee of the Company.

As discussed in Note 6, the Company has entered into various loan agreements with Viridis or its related entities. Two members of Viridis serve on the Company’s board of directors and one of these members also serves as the Company’s Chief Executive Officer.

As discussed in Note 6, the Company has a loan agreement with Stockbridge Enterprises. Stockbridge Enterprises holds more than 5% of the Company’s common stock.

As discussed in Note 8, the Company has a lease agreement with VGI Capital LLC. Two members of VGI Capital LLC serve on the Company’s board of directors and one of these members also serves as the Company’s Chief Executive Officer.

During the three months ended December 31, 2021 and 2020, the Company purchased cultivation supplies from a related party in the amount of $12,993 and $10,089, respectively. This related party is owned by the father of a stockholder that holds more than 5% of the Company’s common stock.

Included in our accounts payable at December 31, 2021 and September 30, 2021 is approximately $158,000, and $138,000, respectively in amounts due to related parties.

Note 10 - Stockholders' Equity

Warrants

The following table summarizes the Company’s warrant activity for the three months ended December 31, 2021:

	Common Shares Issuable Upon Exercise of Warrants	Weighted Average Exercise Price	Weighted Average Contractual Term in Years	Aggregate Intrinsic Value
Balance of warrants at September 30, 2021	46,095,000	2.08	3.9	14,243,000

Warrants granted	1,739,744	2.81	3.0	—

Balance of warrants at December 31, 2021	47,834,744	$2.10	$3.7	$5,932,122

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of the Company’s common stock as of December 31, 2021, for those awards that have an exercise price currently below the closing price as of December 31, 2021. Awards with an exercise price above the closing prices as of December 31, 2021 are considered to have no intrinsic value.

The Company estimates the fair value of warrants issued using the Black-Scholes option-pricing model. The following range of assumptions were used during the three months ended December 31, 2021. No warrants were issued, exercised or forfeited during the three months ended December 31, 2020.

Three months ended December 31,
2021
Expected stock price volatility	92% - 130%
Risk-free interest rate	0.10% - 0.30%
Expected term (years)	1.0 - 2.0
Expected dividend yield	0%
Black-scholes value	$0.34 - $0.89

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Stock Options

On June 21, 2019, our shareholders voted to approve the 2019 Equity Incentive Plan (the “2019 Plan”). Pursuant to the 2019 Plan, the maximum aggregate number of Shares available under the Plan through awards is the lesser of: (i) 6,000,000 shares, increased each anniversary date of the adoption of the plan by 2 percent of the then-outstanding shares, or (b) 10,000,000 shares. We have 4,141,021 shares available for issuance under the 2019 Plan. The maximum contractual term of the award is 10 years. The vesting period for options outstanding at December 31, 2021 ranges from 6 months to four years.

The following table summarizes the Company’s stock option activity for the three months ended December 31, 2021:

	Common Shares Issuable Upon Exercise of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value (1)
Balance of Options at September 30, 2021	5,217,315	1.23	8.9	2,633,375

Options granted	31,913	0.80	9.7	22,000
Forfeited/Cancelled	(42,977)	1.00	—	—

Balance of Options at December 31, 2021	5,206,251	$1.22	8.7	$153,597

Exercisable at December 31, 2021	2,208,562	$1.29	7.9	$471,080
Unvested at December 31, 2021	2,997,689	$1.18

	Number of Options	Weighted Average Grant Date Fair Value
Unvested at December 31, 2021	2,997,689	$1.18
Granted during the three months ended December 31, 2021	31,913	$1.72
Forfeited during the three months ended December 31, 2021	42,977	$0.96

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of the Company’s common stock as of December 31, 2021, for those awards that have an exercise price currently below the closing price as of December 31, 2021. Awards with an exercise price above the closing prices as of December 31, 2021 are considered to have no intrinsic value.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing model. The following range of assumptions were used during the three months ended December 31, 2021. No options were granted, exercised or forfeited during the three months ended December 31, 2020.

Three months ended December 31,
2021
Expected stock price volatility	161% - 164%
Risk-free interest rate	.9% - 1.1%
Expected term (years)	5.0 - 5.5
Expected dividend yield	0%
Black-scholes value	$1.48 - $3.01

During the three months ended December 31, 2021 and 2020, the Company recognized compensation expense of $507,294 and $304,672, respectively. At December 31, 2021, there was $2,798,762 of total unrecognized compensation cost. This unrecognized cost is expected to be recognized over the weighted average vesting period of 1.4 years.

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Note 11 – Segment Information

The Company has identified two segments: the cultivation, production and sale of cannabis products (Cultivation) and the sales of Unity Rd. franchises to dispensaries (Franchising). The following table presents segment information for the three months ended December 31, 2021. Segment information for the three months ended December 31, 2020 has not been presented as the Company did not acquire the Franchising segment until the closing of the acquisition of OCG, Inc. effective March 19, 2021.

	Cultivation	Franchising	Corporate	Total
Revenues from external customers	$6,141,217	$30,418	$14,376	$6,186,011
Operating income (loss)	1,569,295	(959,139)	(2,744,780)	(2,134,624)
Interest expense	196	22,810	1,187,384	1,210,390
Depreciation and amortization	31,265	300,739	107,131	439,135

Additions to property, equipment and construction in progress	—	—	8,399,584	8,399,584
Property, equipment and construction in progress, net	658,276	77,630	18,470,158	19,206,064
Total assets (after intercompany eliminations)	7,905,440	68,151,658	40,963,918	117,021,016

Note 12 - Subsequent Events

Subsequent to December 31, 2021 the following events have occurred.

In January 2022, the Company executed on a short-term financing arrangement. The net proceeds of $2.45 million were used to repay the outstanding principal and interest of note payable (l) in Note 6 - Debt above in the amount of approximately $1.84 million. The remaining approximately $610,000 of proceeds will be used for general working capital purposes. Payments of $66,468 are due weekly until $3.35 million is repaid. This results in an effective interest rate of approximately 34%.

The Company signed a Co-Management Agreement with a dispensary in Oklahoma for a term of three years. As part of the Co-Management Agreement, the Company purchased substantially all of the assets of the dispensary, excluding cannabis and cannabis related products, and assumed the dispensary’s lease. The purchase price is $130,000, payable at $32,500 on the effective date and $32,500 each 30, 60 and 90 days after the effective date. In addition, the Company will pay $1,667 per month for 35 months. Finally, the Company will pay the seller $65,000 in the Company’s common stock at a 10% discount to the stock’s 10-day volume weighted average.

The Company has issued 97,840 shares of common stock related to the Co-Management Agreement discussed above and for other services received.

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PART III—EXHIBITS

Exhibit Number:	Description of Exhibit:	Previously filed as an Exhibit and Incorporated by Reference Herein:
1.1	Broker-Dealer Services Agreement, dated May 24, 2021, with The Dalmore Group LLC	Filed with the SEC on February 2, 2022 as part of our Offering Statement on Form 1-A.
2.1	Articles of Incorporation dated June 15, 2010	Filed with the SEC on May 12, 2011 as part of our Registration Statement on Form S-1/A.
2.2	Certificate of Amendment to Articles of Incorporation dated October 22, 2012	Filed with the SEC on November 13, 2012 as part of our Current Report on Form 8-K
2.3	Certificate of Amendment to Articles of Incorporation dated March 15, 2018	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
2.4	Certificate of Amendment to Articles of Incorporation dated March 19, 2018	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
2.5	Certificate of Amendment to Articles of Incorporation dated April 3, 2018	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
2.6	Certificate of Amendment to Articles of Incorporation dated October 9, 2018	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
2.7	Bylaws	Filed with the SEC on May 12, 2011 as part of our Registration Statement on Form S-1/A.
3.1*	Form of Warrant underlying Units
4.1	Form of Subscription Agreement	Filed with the SEC on February 2, 2022 as part of our Offering Statement on Form 1-A.
6.1	Share Exchange Agreement between Crown Dynamics Corp. and Airware Dated March 20, 2012	Filed with the SEC on March 26, 2012 as part of our current report on Form 8-K.
6.2	Agreement and Plan of Exchange between Item 9 Labs Corp. fka Airware and BSSD Group, LLC dated March 20, 2018	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
6.3	Purchase Agreement between Sidewinder Dairy, Inc. and the Company dated April 20, 2018	Filed with the SEC on August 16, 2019 as an exhibit to our Form 10-Q
6.4	Asset Purchase Agreement between Item 9 Labs Corp. and AZ DP Consulting, LLC dated November 26, 2018	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
6.5	Loan and Revenue Participation Agreement between Item 9 Labs Corp. and Viridis Group I9 Capital LLC dated September 13, 2018	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
6.6	Agreement and Plan of Merger between Item 9 Labs Corp, I9 Acquisition Sub, Inc., and OCG Inc.	Filed with the SEC on December 14, 2020 as part of our Current Report on Form 8-K.
6.7	AZ Construction Loan and Security Agreement with Pelorus Fund REIT LLC	Filed with the SEC on August 31, 2021 as part of our Current Report on Form 8-K.
6.8	NV Construction Loan and Security Agreement with Pelorus Fund REIT LLC	Filed with the SEC on August 31, 2021 as part of our Current Report on Form 8-K.
10.1	Power of Attorney (included on Signature Page)	Filed with the SEC on February 2, 2022 as part of our Offering Statement on Form 1-A.
11.1	Consent of Carmel Milazzo & Feil LLP (included in Exhibit 12.1 and incorporated by reference herein)	Filed with the SEC on February 2, 2022 as part of our Offering Statement on Form 1-A.
11.2*	Consent of BF Borgers CPA PC
11.3*	Consent of Semple, Marchal & Cooper, LLP
12.1	Opinion of Carmel Milazzo & Feil LLP	Filed with the SEC on February 2, 2022 as part of our Offering Statement on Form 1-A.
99.1	Code of Ethics	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
99.2	Audit Committee Charter	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
99.3	Compensation Committee Charter	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
99.4	Nominations and Governance Committee Charter	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G
99.5	2019 Equity Incentive Plan	Filed with the SEC on June 27, 2019 as an exhibit to our Registration Statement on Form 10-12G

*Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 22, 2022.

ITEM 9 LABS CORP.

By:	/s/ Andrew Bowden
Andrew Bowden
Chief Executive Officer and President (Principal Executive Officer)

/s/ Robert E. Mikkelsen
Robert E. Mikkelsen
Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew Bowden	Chief Executive Officer, President and Director (Principal Executive Officer)	February 22, 2022
Andrew Bowden

/s/ Robert E. Mikkelsen	Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)	February 22, 2022
Robert E. Mikkelsen

*	Chairman of the Board	February 22, 2022
Douglas Bowden

*	Director	February 22, 2022
Jeffrey Rassás

*	Director	February 22, 2022
Michael Weinberger

*	Director	February 22, 2022
Lawrence Taylor

*	Director	February 22, 2022
Dr. Eric Kutscher

* /s/ Andrew Bowden
Attorney-in-fact

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